Exhibit 10.1

EXECUTION VERSION

THIS PLAN SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF VOTES WITH RESPECT TO A CHAPTER 11 PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR, AS APPLICABLE, PROVISIONS OF THE BANKRUPTCY CODE

PLAN SUPPORT AGREEMENT

by and among

KEY ENERGY SERVICES, INC.

KEY ENERGY SERVICES, LLC

KEY ENERGY MEXICO, LLC

MISR KEY ENERGY INVESTMENTS, LLC

MISR KEY ENERGY SERVICES, LLC

and

EACH SUPPORTING CREDITOR PARTY HERETO

dated as of August 24, 2016

PLAN SUPPORT AGREEMENT

PREAMBLE		1

RECITALS		1

1.	INCORPORATION OF FUNDAMENTAL TERM SHEETS AND DEFINITIONS; INTERPRETATION	3

2.	EFFECTIVENESS; ENTIRE AGREEMENT	13

3.	MATERIAL COVENANTS OF ALL PARTIES	13

4.	ADDITIONAL COVENANTS OF THE SUPPORTING CREDITORS	15

5.	ADDITIONAL COVENANTS OF THE DEBTORS	16

6.	NO WAIVER OF PARTICIPATION AND PRESERVATION OF RIGHTS	19

7.	MUTUAL REPRESENTATIONS AND WARRANTIES OF ALL PARTIES	19

8.	ADDITIONAL REPRESENTATIONS AND WARRANTIES BY THE SUPPORTING CREDITORS	20

9.	ADDITIONAL REPRESENTATIONS AND WARRANTIES BY THE DEBTORS	21

10.	TRANSFER RESTRICTIONS	22

11.	TERMINATION OF OBLIGATIONS	24

12.	FORBEARANCE	32

13.	SPECIFIC PERFORMANCE	34

14.	COUNTERPARTS	34

15.	NO SOLICITATION AND ACKNOWLEDGEMENTS	34

16.	TIME IS OF THE ESSENCE	34

17.	GOVERNING LAW; CONSENT TO JURISDICTION	35

18.	INDEPENDENT ANALYSIS	35

19.	THIRD-PARTY BENEFICIARIES	35

20.	NOTICES	36

21.	SEVERABILITY	38

22.	MUTUAL DRAFTING	38

23.	HEADINGS	38

24.	WAIVERS AND AMENDMENTS	38

25.	SEVERAL, NOT JOINT, CLAIMS	40

26.	AUTOMATIC STAY	40

27.	SETTLEMENT DISCUSSIONS	40

28.	CONSIDERATION	40

29.	CONFIDENTIALITY AND PUBLICITY	41

30.	SURVIVAL	42

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PREAMBLE

This Plan Support Agreement (including all annexes, exhibits and schedules attached hereto, including the Fundamental Term Sheets (defined below), in each case, as may be amended, modified or supplemented from time to time only in accordance with Section 24 hereof and, as applicable, the terms of the other Fundamental Implementation Agreements (defined below), this “PSA” or this “Agreement”), dated as of August 24, 2016, is entered into by and among (i) Key Energy Services, Inc., a Maryland corporation (“Key” or the “Company”), and each of the undersigned direct subsidiaries of the Company (the “Debtor Subsidiaries,” and together with the Company, the “Debtors”) and (ii) severally and not jointly each Holder (or investment advisor or manager thereof), on behalf of itself and each of its Affiliated Covered Holders that is a Holder, (A) of Senior Notes listed on Schedule 1 and party hereto (each, a “Supporting Noteholder”), or (B) of Term Loans listed on Schedule 1 and party hereto (each, a “Supporting Term Lender”; collectively with each Supporting Noteholder, the “Supporting Creditors”).

Each Debtor and each Supporting Creditor is referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, Key and its majority-owned subsidiaries are in the business of providing onshore rig-based well services to the oil and natural gas exploration and production industry;

WHEREAS, the Debtors are obligors under the following debt agreements: (a) the ABL Facility, which remains undrawn except for $38,526,688 of outstanding but undrawn letters of credit; (b) the Term Loan Credit Agreement in the aggregate outstanding principal amount of $299,523,134.89 as of the date hereof (before giving effect to the Forbearance Payment), plus accrued and unpaid interest thereon; and (c) the Senior Notes in the aggregate outstanding principal amount of $675,000,000 as of the date hereof, plus accrued and unpaid interest thereon;

WHEREAS, as of the date hereof, the Supporting Noteholders, in the aggregate, holding approximately $601,651,000 (89.1%) of the aggregate outstanding principal amount of the Senior Notes;

WHEREAS, as of the date hereof, the Supporting Term Lenders, in the aggregate, holding approximately $263,390,185.29 (87.9%) of the aggregate outstanding principal amount of the Term Loan Claims before giving effect to the Forbearance Payment;

WHEREAS, the Parties have negotiated in good faith and at arms’ length a transaction that will effectuate a financial restructuring (the “Restructuring”) of the Debtors’ capital structure and financial obligations, on the terms and conditions set forth in the Fundamental Implementation Agreements;

WHEREAS, to effectuate the Restructuring, the Debtors propose to commence voluntary cases (collectively, the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), on a consensual basis pursuant to a joint prepackaged Chapter 11 plan of reorganization (including all annexes, exhibits, schedules and supplements thereto, in each case, as may be amended, modified or supplemented from time to time only in accordance with Section 24 of this Agreement and, as applicable, the terms of the other Fundamental Implementation Agreements, the “Plan”), the terms and conditions of which are reflected in the Fundamental Implementation Agreements, and, if not expressly specified therein, in a manner reasonably satisfactory to the Debtors and the Required Consenting Creditors;

WHEREAS, in furtherance of implementing the Restructuring, the Debtors have agreed, among other things and subject to the terms and conditions of the Fundamental Implementation Agreements and consistent with the Restructuring Timeline, to:

(i)	promptly negotiate and prepare the Solicitation Materials;

(ii)	following completion of the Solicitation Materials, commence and complete the Rights Offering and Solicitation, in accordance with applicable non-bankruptcy law, and as permitted under Sections 1125(g) and 1126(b) of the Bankruptcy Code; and

(iii)	obtain entry of the Confirmation Order and consummate the Plan consistent with and by the applicable deadlines set forth in the Restructuring Timeline;

WHEREAS, subject to the terms and conditions set forth in the Fundamental Implementation Agreements (and any other definitive agreement contemplated thereby), each Supporting Creditor has agreed, among other things, subject to commencement of the Solicitation and receipt of the Disclosure Statement, to vote in favor of and not oppose, the Restructuring and the Plan; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the Restructuring, including with respect to the consummation of the Plan on the terms and conditions contained in the Fundamental Implementation Agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

1.	Incorporation of Fundamental Term Sheets and Definitions; Interpretation.

The general terms and conditions of the Restructuring are set forth herein. All references herein to “this Agreement”, “this PSA” or “herein” shall include each Fundamental Term Sheet. In the event the terms and conditions set forth in any of the Fundamental Term Sheets and this Agreement are inconsistent, the terms and conditions set forth in the applicable Fundamental Term Sheets shall govern, until such time as the corresponding Fundamental Implementation Agreements have been executed, at which time the terms and conditions set forth therein, to the extent intended to supersede the relevant Fundamental Term Sheet, shall govern. Each of the schedules and exhibits attached hereto is expressly incorporated herein and made a part of this Agreement.

In this PSA, unless the context otherwise requires:

(a)	words importing the singular also include the plural, and references to one gender include all genders;

(b)	the headings in this PSA are inserted for convenience only and do not affect the construction of this PSA and shall not be taken into consideration in its interpretation;

(c)	the words “hereof,” “herein” and “hereunder” and words of similar import when used in this PSA shall refer to this PSA as a whole and not to any particular provision of this PSA;

(d)	the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation;” the word “or” is not exclusive;

(e)	all financial statement accounting terms not defined in this PSA shall have the meanings determined by United States generally accepted accounting principles as in effect on the date of this PSA; and

(f)	references to any governmental entity or any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, or judicial or administrative body, in any jurisdiction shall include any successor to such entity.

The following terms shall have the following meanings:

“ABL Agent” has the meaning set forth in Section 19 hereto.

“ABL Facility” means that certain Loan and Security Agreement, dated as of June 1, 2015, by and among Key, as borrower, each of the guarantors named therein, and the lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

“ABL Forbearance Agreement” means that certain Limited Consent and Second Amendment to Loan Agreement Consent and Amendment No. 3 to Limited Consent to Loan

Agreement and Forbearance Agreement, which shall be in the form attached as Exhibit C hereto, by an among the Borrowers and the Administrative Agent (as such terms are defined therein) as may be amended, modified or supplemented pursuant to the terms thereof.

“ABL Lenders” has the meaning set forth in Section 19 hereto.

“Affiliate” means (i) a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person; or (ii) managed funds, accounts, investment managers, representatives, agents and employees, in each case to the extent controlled by a Person.

“Affiliated Covered Holder” means, subject to Section 2(b) hereof, any Person of whom a Supporting Creditor is an investment advisor or manager or over whom a Supporting Creditor has power and/or authority to bind with respect to securities and/or Covered Interests owned by such Person.

“Agreement” has the meaning set forth in the Preamble.

“Alleged Defaults” has the meaning set forth in the Forbearance Agreement.

“Alternative Transaction” means (i) any alternative refinancing, recapitalization, share exchange, rights offering, equity investment or other transaction other than the Restructuring or any purchase, sale, or other disposition of all or a material portion of a Debtor’s business or assets, except for the sale of assets in the ordinary course of business or in connection with a Specified Asset Sale, (ii) any issuance, sale, or other disposition of any equity interest (including, without limitation, securities or instruments directly or indirectly convertible or exchangeable into equity but excluding any intercompany transactions necessary or desirable in connection with the Restructuring) in a Debtor (by such Debtor), (iii) any merger, acquisition, consolidation, or similar business combination transaction involving a Debtor (excluding any intercompany transactions necessary or contemplated in connection with the Restructuring) or (iv) any other reorganization, restructuring or other transaction the purpose or effect of which would be reasonably expected to, or which would, prevent or render impractical, or otherwise frustrate or impede in any material respect, the Restructuring, or is otherwise inconsistent with the Definitive Restructuring Documents and the Fundamental Implementation Agreements (including this PSA).

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Federal Trade Commission Act, as amended and all other laws (statutory or common), statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any U.S. or non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof), that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Backstop Agreement” means the duly executed and delivered backstop commitment agreement(s), in the form attached to the Disclosure Statement, incorporating the terms and conditions set forth in the Backstop Agreement Term Sheet, which agreement shall be in form and substance reasonably satisfactory to the parties thereto, as such agreement may be amended, modified or supplemented from time to time only in accordance with the terms thereof.

“Backstop Agreement Term Sheet” means the term sheet attached as Exhibit 3 to the Plan Term Sheet, as may be amended, modified or supplemented only in accordance with Section 24 hereof.

“Backstop Order” has the meaning set forth in the Backstop Agreement Term Sheet.

“Backstop Participant” has the meaning set forth in the Backstop Agreement Term Sheet and, after the execution of the Backstop Agreement, the Backstop Agreement.

“Backstop Pro Rata Share” has the meaning set forth in the Backstop Agreement Term Sheet.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated under 28 U.S.C. § 2075, the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, the Local Rules of Civil Practice and Procedure of the United States District Court for the District of Delaware, and general orders and chambers procedures of the Bankruptcy Court, each as applicable to the Chapter 11 Cases and as amended from time to time.

“Board” has the meaning set forth in Section 11(b)(i) hereof.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash Collateral” has the meaning set forth in Section 363(a) of the Bankruptcy Code.

“Cash Collateral Order Term Sheet” means the term sheet attached as Exhibit 2 to the Plan Term Sheet, as may be amended, modified or supplemented only in accordance with Section 24 hereof.

“Cash Collateral Orders” means the Interim Cash Collateral Order and the Final Cash Collateral Order.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Claim” means any claim (as defined in section 101(5) of the Bankruptcy Code) against any Debtor.

“Cleary” means Cleary Gottlieb Steen & Hamilton LLP.

“Company” has the meaning set forth in the Preamble.

“Confirmation Order” means the order confirming the Plan, as entered by the Bankruptcy Court, which shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors.

“Consensual Equity Exchange” has the meaning ascribed to it in the Plan Term Sheet.

“Corporate Governance Term Sheet” means the term sheet attached as Exhibit 4 to the Plan Term Sheet, as may be amended, modified or supplemented only in accordance with Section 24 hereof and, as applicable, the terms of the other Fundamental Implementation Agreements.

“Covered Interests” means, individually or in the aggregate, the Term Loan Claims and the Senior Notes Claims.

“Davis Polk” means Davis Polk & Wardwell LLP.

“Debtor Subsidiaries” has the meaning set forth in the Preamble.

“Debtors” has the meaning set forth in the Preamble.

“Definitive Restructuring Documents” has the meaning set forth in Section 3(b) hereof.

“Disclosure Statement” means a disclosure statement containing “adequate information” (as that term is defined in section 1125(a)(1) of the Bankruptcy Code) with respect to the Plan and the transactions contemplated thereby and the other Fundamental Implementation Agreements, including all annexes, exhibits and schedules attached thereto, and which otherwise is in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors (as may be amended, modified or supplemented from time to time only in accordance with Section 24 hereof or the terms of the Fundamental Implementation Agreements).

“Effective Time” has the meaning set forth in Section 12(b) hereof.

“Entity” has the meaning set forth in Section 101(15) of the Bankruptcy Code.

“FCPA” means the U.S. Foreign Corrupt Practices Act.

“FCPA Resolution” means the valid and binding cease and desist order entered by the SEC with respect to the Company on August 11, 2016 and effective as of August 11, 2016.

“Final” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which (i) the time to appeal, petition for certiorari, or move for reargument or rehearing (other than a request for rehearing under Federal Rule of Civil Procedure 60(b), which shall not be considered for purposes of this definition) has expired and no appeal or petition for certiorari has been timely taken, or (ii) any timely appeal that has been taken or any petition for certiorari that has been or may be timely filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or has otherwise been dismissed with prejudice.

“Final Cash Collateral Order” means a final order entered by the Bankruptcy Court approving the use of Cash Collateral incorporating the terms and conditions set forth in the Cash Collateral Order Term Sheet and otherwise in form and substance satisfactory to the Required Consenting Term Lenders and with material economic terms reasonably satisfactory to the Debtors and the Required Consenting Noteholders.

“Forbearance Agreement” means that certain Forbearance Agreement, dated as of May 11, 2016, among the Company, each of the guarantors party thereto, each of the lenders party thereto, and Cortland Capital Market Services LLC, as administrative agent, as amended by Amendment No. 1, dated June 6, 2016 and by Amendment No. 2, dated June 17, 2016.

“Forbearance Payment” means $10 million in cash, which payment shall be applied to prepay outstanding principal amount of the loans outstanding under the Term Loan Credit Agreement (excluding any prepayment premium) plus accrued and unpaid interest thereon (at the non-default rate) in accordance with Section 5.3.1 of the Term Loan Credit Agreement.

“Fundamental Implementation Agreements” means this Agreement and, once executed and delivered by the parties thereto, the Backstop Agreement, and, once distributed in the Solicitation, the Plan.

“Fundamental Term Sheets” means the Plan Term Sheet together with any term sheets, schedules or exhibits attached thereto.

“Holder” means any Entity that is the legal and/or beneficial owner of a security and/or Covered Interests.

“HL” means Houlihan Lokey, Inc.

“Interim Cash Collateral Order” means an interim order entered by the Bankruptcy Court approving the use of Cash Collateral, which incorporates the terms and conditions set forth in the Cash Collateral Order Term Sheet and is otherwise in form and substance satisfactory to the Required Consenting Term Lenders and with material economic terms reasonably satisfactory to the Debtors and the Required Consenting Noteholders.

“Interest” means any equity security (as defined in Section 101(16) of the Bankruptcy Code) in any Debtor.

“Investor Rights Agreement” means the registration rights agreement and an investor rights agreement (to the extent one is required to be executed to implement the Restructuring) to be implemented on the Plan Effective Date incorporating the terms and conditions set forth in the Corporate Governance Term Sheet, which agreement shall be in form and substance reasonably satisfactory to the Debtors and to each Backstop Participant, as such agreement may be amended, modified or supplemented from time to time only in accordance with the terms thereof.

“Key” has the meaning set forth in the Preamble.

“Key Common Stock” means “equity securities” as such term is defined in Section 101(16) of the Bankruptcy Code, including any issued or unissued shares of common stock, preferred stock, or other instruments, including restricted stock units, evidencing an ownership interest in Key, whether or not transferable, and any options, warrants or rights, contractual or otherwise, to acquire any such interests in Key.

“Loan Document” has the meaning set forth in the Term Loan Credit Agreement.

“New ABL Agreement” means the ABL credit agreement by and between the lenders and agents party thereto and reorganized Key which shall become effective on the Plan Effective Date, consistent with the conditions contained in the New Term Loan Credit Agreement Term Sheet and otherwise in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors, as such agreement may be amended, modified or supplemented from time to time only in accordance with the terms thereof.

“New Key Constituent Documents” means (a) the certificate of conversion and certificate of incorporation of reorganized Key to be filed with the Secretary of State of Delaware, together with all other documents necessary to be executed and/or filed in order to reincorporate reorganized Key as a Delaware corporation and (b) the bylaws of reorganized Key, in each case, the material terms of which are set forth on the Corporate Governance Term Sheet, and otherwise in form and substance reasonably satisfactory to the Debtors and the Required Consenting Noteholders, and as may be amended, modified or supplemented from time to time in accordance with Section 24 hereof and, as applicable, the terms of the other Fundamental Implementation Agreements.

“New MIP” means a management incentive plan to be implemented on or following the Plan Effective Date, which agreement shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Noteholders, as such agreement may be amended, modified or supplemented from time to time only in accordance with the terms thereof.

“New Term Loan Credit Agreement” means the term loan credit agreement to be consummated on the Plan Effective Date, incorporating the terms and conditions set forth in the New Term Loan Credit Agreement Term Sheet and otherwise in form and substance satisfactory to the Debtors and the Required Consenting Term Lenders and reasonably satisfactory to the Required Consenting Noteholders, as such agreement may be amended, modified or supplemented from time to time only in accordance with the terms thereof.

“New Term Loan Credit Agreement Term Sheet” means the New Term Loan Credit Agreement term sheet attached as Exhibit 1 to the Plan Term Sheet, as may be amended, modified or supplemented only in accordance with Section 24 hereof and, as applicable, the terms of the other Fundamental Implementation Agreements.

“Outside Date” means the earlier of 110 days after the Petition Date and March 21, 2017.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Permitted Transfer” has the meaning set forth in Section 10(a) hereof.

“Permitted Transferee” has the meaning set forth in Section 10(a) hereof.

“Person” has the meaning set forth in Section 101(41) of the Bankruptcy Code.

“Petition Date” means the date on which the Debtors file voluntary petitions commencing the Chapter 11 Cases, which shall be no later than the deadline set forth in the Restructuring Timeline.

“Plan” has the meaning set forth in the Recitals.

“Plan Effective Date” means the effective date of the Plan.

“Plan Supplement” means the supplement to be filed prior to the Confirmation Hearing which shall, among other things, (i) identify the initial board of directors of Reorganized Key consistent with the Corporate Governance Term Sheet; (ii) identify any executory contracts and/or unexpired leases to be rejected by the Debtors; and (iii) contain substantially final forms of certain material Definitive Restructuring Documents and shall be otherwise in form and substance reasonably acceptable to the Required Consenting Creditors.

“Plan Term Sheet” means the term sheet attached hereto as Exhibit A outlining the terms and conditions of the Plan (as such term sheet, including all exhibits and annexes thereto, may be amended, modified or supplemented only in accordance with Section 24 hereof and, as applicable, the terms of the other Fundamental Implementation Agreements).

“Platinum” means, collectively, Platinum Equity Advisors, LLC and its Affiliated Covered Holders (including Soter Capital, LLC).

“Pro Forma 13-Week Budget” means the 13 week projection provided to counsel for the Supporting Creditors on or about August 22, 2016, as may be updated from time to time.

“PSA” has the meaning set forth in the Preamble.

“PSA Assumption Motion” means a motion, in form and substance reasonably acceptable to the Debtors and the Required Consenting Creditors, seeking entry of the PSA Assumption Order.

“PSA Assumption Order” means an order, which may be the Confirmation Order, authorizing the assumption of this PSA, in form and substance reasonably acceptable to the Debtors and the Required Consenting Creditors.

“PSA Effective Date” has the meaning set forth in Section 2(a) hereof.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims of the Debtors (or enter with customers into long and short positions in claims against the Debtors), in its capacity as a dealer or market maker in claims against the Debtors, and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Required Consenting Creditors” means (a) with respect to the PSA, the Plan, the New Term Loan Credit Agreement, and the dates in the Restructuring Timeline, both (i) the Required Consenting Noteholders and (ii) the Required Consenting Term Lenders; and (b) with respect to the Backstop Agreement, the New ABL Agreement, the Definitive Restructuring Documents (other than the New Term Loan Credit Agreement) and all other documents or transactions in respect of the Restructuring not listed in clause (a), (i) the Required Consenting Noteholders and (ii) the Required Consenting Term Lenders, solely to the extent that a proposed action, modification, amendment, supplement or waiver adversely affects the Supporting Term Lenders; provided that the foregoing definition shall not negate or limit any explicit amendment, consent or termination right granted to the Required Consenting Term Lenders in this Agreement.

“Required Consenting Noteholders” means, as of any date of determination, those Supporting Noteholders holding at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes, unless the Supporting Noteholders collectively hold less than 66 2/3% of the aggregate outstanding principal amount of the Senior Notes, in which case those Supporting Noteholders holding at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes held by Supporting Noteholders; provided that for purposes of this definition, the term “Supporting Noteholders” excludes any Holder of Senior Notes that, on the relevant date of determination, is in breach of any of its material obligations hereunder.

“Required Consenting Term Lenders” means, as of any date of determination, those Supporting Term Lenders holding at least 66 2/3% of the aggregate outstanding principal amount of the Term Loans held by Supporting Term Lenders, provided further that for purposes of this definition, the term “Supporting Term Lenders” excludes any Holder of Term Loans that, on the relevant date of determination, is in breach of any of its material obligations hereunder.

“Required Lenders” has the meaning set forth in the Term Loan Credit Agreement.

“Restructuring” has the meaning set forth in the Recitals.

“Restructuring Timeline” means the timeline set forth on Schedule 1 to the Plan Term Sheet, as may be amended with the consent of the Required Consenting Creditors and the Debtors; it being understood that if a deadline ends on a weekend or holiday on which the Bankruptcy Court is not open and holding hearings, the deadlines within the Restructuring Timeline and any such extension shall be automatically extended to the next Business Day on which the Bankruptcy Court is open and holding hearings.

“Rights Offering” has the meaning ascribed to it in the Plan Term Sheet and once distributed in the Solicitation, the Plan.

“Rights Offering Documents” means, collectively, the Backstop Agreement and any other documents required thereby or necessary to effectuate the Rights Offering, including subscription agreements, and the transactions contemplated by the Backstop Agreement Term Sheet, such documents incorporating the terms and conditions of the Rights Offering set forth in the Plan Term Sheet and otherwise in form and substance reasonably satisfactory to the parties to the Backstop Agreement.

“S&C” means Sullivan & Cromwell LLP.

“SEC” means the United States Securities and Exchange Commission.

“Senior Notes” means the $675,000,000 principal amount outstanding of 6.75% Senior Notes due 2021 issued by Key pursuant to the Senior Notes Indenture.

“Senior Notes Claim” has the meaning ascribed to it in the Plan Term Sheet, and once distributed in the Solicitation, the Plan.

“Senior Notes Forbearance” has the meaning set forth in Section 12(a) hereof.

“Senior Notes Indenture” means that certain Indenture, dated as of March 4, 2011, by and among Key, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporating in their entirety the terms of the First Supplemental Indenture, the Amended First Supplemental Indenture, and the Second Supplemental Indenture).

“Solicitation” means the solicitation of votes on the Plan.

“Solicitation Materials” means the Disclosure Statement, the Plan, the Rights Offering Documents, the letters of transmittal and the ballots and other documents required to solicit votes from the Supporting Creditors, each in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors.

“Specified Asset Sales” means those sales of certain assets and/or subsidiaries disclosed to counsel to the Supporting Creditors prior to the date hereof related to international operations and/or certain domestic business lines of the Company, with respect to which the Debtors may execute definitive transaction documents with respect thereto only after receipt by the Company of written consent from the Required Consenting Noteholders, which consent shall not be unreasonably withheld, conditioned or delayed.

“Specified Defaults” has the meaning set forth in Section 12(a) hereof.

“Superior Alternative Transaction” has the meaning set forth in Section 5(p) hereof.

“Supporting Creditors” has the meaning set forth in the Preamble.

“Supporting Creditor Advisors” means, (a) with respect to the Supporting Noteholders: S&C, one local counsel to the Supporting Noteholders to be selected in the sole and absolute discretion of the Supporting Noteholders, Cleary, HL, Spears & Associates, TRC Environmental Corporation, Marsh LLC, Jones Lang LaSalle, Inc., Palm Tree Advisors (whose fees and expenses payable by the Debtors shall in no event exceed $40,000), and such other counsel as may be required to implement the Restructuring and approved by the Debtors and the Required Consenting Noteholders, and (b) with respect to the Supporting Term Lenders: Davis Polk, Cleary, Evercore Partners and Richards Layton & Finger.

“Supporting Noteholder” has the meaning set forth in the Preamble.

“Supporting Term Lender” has the meaning set forth in the Preamble.

“Term Loan Agent” means Cortland Capital Market Services LLC as administrative agent for the lenders under the Term Loan Credit Agreement, or any successor agent appointed in accordance with the terms of the Term Loan Credit Agreement.

“Term Loan Credit Agreement” means that certain Term Loan and Security Agreement, dated as of June 1, 2015, by and among Key, as borrower, each of the guarantors name therein, and the lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

“Term Loan” means the principal amount of term loans outstanding under the Term Loan Credit Agreement as of the date hereof.

“Term Loan Claim” has the meaning ascribed to it in the Plan Term Sheet, and once distributed in the Solicitation, the Plan.

“Term Loan Forbearance” has the meaning set forth in Section 12(b) hereof.

“Term Loan Payment” has the meaning ascribed to it in the Plan Term Sheet, and once distributed in the Solicitation, the Plan.

“Transfer” has the meaning set forth in Section 10(a) hereof.

“Transfer Agreement” means the form attached hereto as Exhibit B, as may be amended, modified or supplemented only in accordance with Section 24 hereof and, as applicable, the terms of the other Fundamental Implementation Agreements.

“Transferring Backstop Participant” has the meaning set forth in Section 10(d) hereof.

2.	Effectiveness; Entire Agreement.

(a) This Agreement shall become effective and binding upon each of the Parties upon (i) the execution and delivery of counterpart signature pages to this Agreement by the Company, Supporting Noteholders holding at least 66 2/3% of the Senior Notes and Supporting Term Lenders holding at least 66 2/3% of the Term Loan; and (ii) the ABL Forbearance Agreement has been entered into by all requisite parties thereto (such date, the “PSA Effective Date”).

(b) Notwithstanding anything in this Agreement and for the avoidance of doubt, if any Party signs onto this PSA solely as to a specific business unit or desk, no Affiliate of such Supporting Creditor or other business unit or desk within any such Party, shall be subject to this Agreement unless they separately become a party hereto.

(c) With the exception of non-disclosure and confidentiality agreements among the Parties, this PSA, including all exhibits and schedules attached hereto (inclusive of exhibits thereto), constitutes the entire agreement of the Parties as of the date of this Agreement with respect to the subject matter hereof and supersedes all prior negotiations and documents reflecting such prior negotiations between and among the Parties (and their respective advisors), with respect to the Restructuring.

3.	Material Covenants of All Parties.

For so long as this Agreement has not been validly terminated, and subject to the terms and conditions of the Fundamental Implementation Agreements and consistent with the Restructuring Timeline, each Party severally and not jointly agrees (in the case of any Supporting Creditor, so long as it or its Affiliated Covered Holder remains the legal owner or beneficial owner of any Covered Interests (provided that any Transfer of Covered Interests is made in accordance with Section 10 herein)) to:

(a) support and cooperate with each other Party in good faith and coordinate its activity in connection with, and otherwise use its commercially reasonable efforts to consummate, the Restructuring as soon as reasonably practicable, but in all cases, consistent with the Restructuring Timeline and as otherwise prescribed by the Fundamental Implementation Agreements;

(b) use its commercially reasonable efforts and work in good faith to (A) negotiate definitive documents implementing, achieving and relating to the Restructuring, as soon as reasonably practicable, but in all cases, consistent with the Restructuring Timeline, including (i) the Solicitation Materials, the New Term Loan Credit Agreement, the proposed Confirmation Order, the proposed Cash Collateral Orders, the proposed PSA Assumption Order, the New MIP, the New Key Constituent Documents and the Investor Rights Agreement, (ii) such other related documents and ancillary agreements required to implement the Restructuring and obtain entry of the Confirmation Order, which shall contain terms and conditions consistent, in all material respects, with the Fundamental Implementation Agreements and, if not expressly specified therein, in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors (collectively (i) and (ii), such documents, in each case, in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors, and as may be amended, modified or supplemented only in accordance with the terms of the Fundamental Implementation Agreements, the “Definitive Restructuring Documents”) and (iii) the Backstop Agreement and the New ABL Agreement, and (B) and once Definitive Restructuring Documents are finally negotiated and agreed in all respects consistent with the term sheets, duly execute and deliver (to the extent it is a party thereto) the Definitive Restructuring Documents, Backstop Agreement and the New ABL Agreement and otherwise support and seek to effect the actions and transactions contemplated thereby, in each case as soon as reasonably practicable;

(c) support and use its commercially reasonable efforts to (i) consummate the Restructuring and all transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, to which it is a party, as soon as reasonably practicable and in any event, consistent with the Restructuring Timeline, (ii) take any and all reasonably necessary actions in furtherance of the Restructuring and the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or the Definitive Restructuring Documents, and (iii) if applicable, obtain (solely as it relates to such Party) any and all required regulatory and/or third party approvals necessary to consummate the Restructuring, including any approvals required under Antitrust Laws;

(d) not take any action that is inconsistent in any material respect with, or is intended to frustrate, delay or impede in any material respect the timely approval and entry of the Backstop Order or the Confirmation Order and consummation of the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents;

(e) (i) work in good faith to prepare agreed-upon forms of the Cash Collateral Orders, (ii) obtain entry and support and not object to such entry of the Cash Collateral Orders, and (iii) not propose, seek approval for, or support any use of Cash Collateral or debtor-in-possession financing that is not consistent with the Cash Collateral Order Term Sheet and, once entered, each of the Cash Collateral Orders; and

(f) not challenge the validity, enforceability or priority of the Term Loan or the Senior Notes or any Term Loan Claim or Senior Notes Claim in any way, including by commencing an avoidance action or other legal proceeding.

4.	Additional Covenants of the Supporting Creditors.

For so long as this Agreement has not been validly terminated, and subject to the terms and conditions of the Fundamental Implementation Agreements and consistent with the Restructuring Timeline, each Supporting Creditor (solely on behalf of itself and its Affiliated Covered Holders, and not on behalf of any other Supporting Creditor) agrees, so long as it or its Affiliated Covered Holder remains the legal owner or beneficial owner of any Covered Interests (provided that any Transfer of Covered Interests is made in accordance with Section 10 herein), to:

(a) not, directly or indirectly, (i) object to, delay, impede, or take any other action to interfere with the acceptance, implementation, confirmation or consummation of the Restructuring and the Plan, (ii) seek, solicit, support, encourage, or vote any Claims for, or consent to, any restructuring or reorganization for any Debtor that is inconsistent with the Definitive Restructuring Documents and the Fundamental Implementation Agreements (including this PSA) in any respect, (iii) commence or support any action filed by any party in interest to appoint a trustee, conservator, receiver, or examiner for the Debtors, or to dismiss the Chapter 11 Cases, or to convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iv) commence or support any action or proceeding to shorten or terminate the period during which only the Debtors may propose and/or seek confirmation of any plan of reorganization, or (v) otherwise support any plan, sale process or other transaction that is inconsistent with the Fundamental Implementation Agreements (including this PSA) or the Definitive Restructuring Documents;

(b) (i) not object to or oppose the approval by the Bankruptcy Court of any Definitive Restructuring Documents or any Fundamental Implementation Agreement, (ii) neither join in nor support any objection by any Entity to approval by the Bankruptcy Court of any Fundamental Implementation Agreement or any Definitive Restructuring Document, and (iii) not otherwise commence, join or support any proceeding to oppose or alter any of the terms of the Fundamental Implementation Agreements, the Definitive Restructuring Documents or any other document filed by Debtors (that is consistent with the Fundamental Implementation Agreements or Definitive Restructuring Documents and otherwise in form and substance reasonably satisfactory to the Debtors and the Required Consenting Creditors), or any of the transactions contemplated thereby, in connection with the confirmation and consummation of the Plan;

(c) solely with respect to each Supporting Creditor that is a Supporting Noteholder, support the implementation and consummation of the Consensual Equity Exchange subject to and in accordance with the terms hereof and the Solicitation Materials;

(d) (i) vote, and cause each of its Affiliated Covered Holders to vote, each of its Covered Interests, as applicable, and, to accept the Plan by delivering its duly executed and completed ballot(s) accepting the Plan on a timely basis following the commencement of the Solicitation and its actual receipt of the Disclosure Statement and other related Solicitation Materials, and (ii) not elect on its ballot(s) to preserve Claims, if any, that each Supporting Creditor may own or control that may be affected by any releases expressly contemplated by the Plan, to the extent such election is available; and

(e) not change, amend, revoke or withdraw (or cause to be changed, amended, revoked or withdrawn) such vote.

Notwithstanding anything to the contrary in this Agreement (including Section 3), nothing herein shall constitute an agreement of any Supporting Creditor to limit the transfer of, to vote, or to take any other action (or refrain from taking any action) solely in respect of Key Common Stock beneficially owned as of the date hereof, provided that no Supporting Creditor, in its capacity as a holder of Key Common Stock, shall directly or indirectly object to or support any objection to confirmation or consummation of the Plan.

5.	Additional Covenants of the Debtors.

For so long as this Agreement has not been validly terminated, and subject to the terms and conditions of the Fundamental Implementation Agreements, each Debtor shall (solely on behalf of itself and not on behalf of any other Debtor):

(a) commence the Chapter 11 Cases on or before the deadline set forth in the Restructuring Timeline;

(b) (i) negotiate, consistent with the Restructuring Timeline, the Definitive Restructuring Documents and the remaining Fundamental Implementation Agreements, and (ii) seek to obtain (A) approval by the Bankruptcy Court of the Solicitation Materials, including the Disclosure Statement and the Rights Offering Documents, and the other Definitive Restructuring Documents and (B) entry of the PSA Assumption Order, the Backstop Order and the Confirmation Order by the Bankruptcy Court in accordance with the Bankruptcy Code and the Bankruptcy Rules;

(c) file with the Bankruptcy Court on the Petition Date (i) the PSA Assumption Motion and (ii) other motions seeking ‘first day’ relief with respect to such matters as the Debtors, with the consent of the Required Consenting Creditors (which consent shall not be unreasonably withheld, conditioned or delayed), determine appropriate in connection with the Chapter 11 Cases and the pursuit of the Plan, and in each case, obtain prompt entry of the interim and/or Final orders approving the motions, and, in the event that any such order is appealed, defend such appeal, including opposing any stay requested in connection therewith;

(d) provide to counsel to the Supporting Creditors reasonable advance notice of, and opportunity to review and comment on, any other motions, pleadings, notices or documents to be filed during the Chapter 11 Cases or in connection with the pursuit or implementation of the Plan and consult with counsel in good faith with respect to the same; provided that each Debtor may file any such documentation (other than the Plan, the Backstop Agreement, the other Solicitation Materials, the New Term Loan Credit Agreement, the New ABL Agreement, the proposed Confirmation Order, the proposed Cash Collateral Orders, the proposed PSA Assumption Order, the New MIP, the New Key Constituent Documents and the Investor Rights Agreement) upon the failure of the Required Consenting Creditors to object to the substantially final form of any such documentation within five (5) Business Days of receipt by counsel to the Supporting Creditors;

(e) (i) promptly notify counsel to the Supporting Creditors of any inquiries, proposals or offers to purchase any substantial assets or properties of the Debtors, to modify in a material manner any long-term commercial relationship with the Debtors, to make any material investment in the Debtors or to provide the Debtors with debt or equity financing and (ii) thereafter, keep counsel to the Supporting Creditors promptly and reasonably informed of the progress of any related discussions or negotiations;

(f) not take any action that is in any material respect contrary to or inconsistent with the Fundamental Implementation Agreements or any Definitive Restructuring Document, or that would be reasonably expected to materially delay consummation of the Restructuring or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents;

(g) not, directly or indirectly (including through its representatives and advisors), seek, solicit, encourage or, other than as expressly permitted in the final paragraph of this Section 5, negotiate or engage in, any discussions or other communications relating to, or enter into any agreements or arrangements relating to, any alternative plan or transaction other than the Plan that could reasonably be expected to prevent, delay, or impede the Restructuring as contemplated by the Plan, and otherwise object to any motion to approve or confirm, as applicable, any other plan of reorganization, sale transaction, or any motions related thereto;

(h) prepare and provide to the Supporting Creditors (i) once every two weeks or more frequently as updated during the Chapter 11 Cases, a rolling 13-week cash flow forecast in form and substance reasonably satisfactory to the Required Consenting Creditors, (ii) on or prior to the Petition Date, a detailed projection of restructuring-related expenses for the duration of the Chapter 11 Cases and, after the Petition Date, revised projections of such expenses as the Required Consenting Creditors may reasonably request, (iii) any information provided to the Holders of Term Loans pursuant to the Term Loan Credit Agreement and/or the Cash Collateral Orders, and (iv) within a reasonable time frame, such other information as either the Required Consenting Noteholders or the Required Consenting Term Lenders may reasonably request from time to time;

(i) pay all reasonable and documented fees and expenses of the Supporting Creditor Advisors;

(j) comply with the FCPA Resolution, including timely paying all amounts required to be paid thereunder and completing all other acts required to be completed by the Company thereunder;

(k) if the Debtors know of the Company’s failure to comply with the FCPA Resolution, furnish prompt written notice (and in any event within two (2) Business Days of such actual knowledge) to the Supporting Creditors;

(l) if the Debtors know of a breach by any Debtor of any of the obligations, representations, warranties, or covenants of the Debtors set forth in this Agreement or in any Fundamental Implementation Agreement, furnish prompt written notice (and in any event within five (5) Business Days of such actual knowledge) to the Supporting Creditors and use commercially reasonable efforts to take all remedial action necessary as soon as practicable to cure such breach by any such Debtor;

(m) operate their businesses in the ordinary course in a manner consistent with past practice in all material respects (other than any changes in operations (i) resulting from or relating to the Plan or the proposed or actual filing of the Chapter 11 Cases, (ii) imposed by the Bankruptcy Court or (iii) related to the Specified Asset Sales; provided that such changes in operations are, in the absence of such written consent, consistent with the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents);

(n) to the extent any legal or structural impediments arise that would prevent, hinder, or delay the consummation of the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, negotiate in good faith appropriate additional or alternative provisions to address any such impediments; provided that such alternative does not alter, in any material respect, the substance and economics of the Restructuring or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents;

(o) not redeem, purchase, or acquire or offer to acquire any equity interests of Key or any of its subsidiaries, including capital stock, limited liability company interests, or partnership interests or make any Distribution (as defined in the Term Loan Credit Agreement); or

(p) not acquire or divest (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise), or file any motion or application seeking authority to acquire or divest, (i) any corporation, partnership, limited liability company, joint venture, or other business organization or division or (ii) the Debtors’ assets, other than (w) related to the Specified Asset Sales, (x) in the ordinary course of business in an aggregate amount of less than $10 million, provided that such assets are no longer needed for the Debtors’ operations; (y) as contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, or (z) with the advance written consent of the Required Consenting Creditors.

For the avoidance of doubt, and notwithstanding any provisions to the contrary herein, to the extent required to comply with applicable law or the Debtors’ fiduciary obligations, the Debtors may (i) receive, but not actively pursue or cause their representatives to actively pursue, unsolicited proposals, offers, indications of interest or inquiries for one or more Alternative Transactions from other parties and, (ii) to the extent such Alternative Transaction would be expected to provide a higher or better recovery to Holders of Claims and Interests in the Debtors as compared to the recovery such Holders would receive pursuant to the transactions contemplated herein, including consummation of the Restructuring (such Alternative Transaction, a “Superior Alternative Transaction”), negotiate, provide due diligence in connection with, discuss, and/or analyze such unsolicited Superior Alternative Transaction without breaching or terminating this Agreement; provided that the Company shall promptly (i)

notify counsel to the Supporting Creditors upon (x) receipt of any offer or proposal (written or oral) for a Superior Alternative Transaction which the Debtors are considering and (y) electing to enter into a Superior Alternative Transaction; and (ii) provide counsel to the Supporting Creditors with all documentation or information provided to, and offers or proposals received from, third parties in connection with a Superior Alternative Transaction.

6.	No Waiver of Participation and Preservation of Rights.

For the avoidance of doubt, nothing in this Agreement shall limit any rights of any Party, subject to applicable law, and the agreements contained in any Fundamental Implementation Agreement or Definitive Restructuring Document, to (a) initiate, prosecute, appear, or participate as a party in interest in any contested matter or adversary proceeding to be adjudicated in the Chapter 11 Cases so long as such appearance, initiation, prosecution or participation and the positions advocated in connection therewith are not inconsistent with the Fundamental Implementation Agreements, (b) object to any motion to approve or confirm, as applicable, any other plan of reorganization, sale transaction, or any motions related thereto filed in the Chapter 11 Cases, to the extent that the terms of any such motions, documents, or other agreements are inconsistent with the Fundamental Implementation Agreements, (c) appear as a party in interest in the Chapter 11 Cases for the purpose of contesting whether any matter or fact is or results in a breach of, or is inconsistent in any material respect with, any Fundamental Implementation Agreement, and (d) as applicable, file a proof of claim, if required.

Except as provided herein or in any Fundamental Implementation Agreement or Definitive Restructuring Document, nothing herein or therein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of any Party to protect and preserve its rights, remedies and interests, including Claims against any of the Debtors, or liens or security interests it may have in any assets of any of the Debtors. Without limiting the foregoing in any way, if this Agreement is terminated in accordance with its terms for any reason, each Party fully reserves any and all of its respective rights, remedies and interests.

7.	Mutual Representations and Warranties of All Parties.

Each Party represents and warrants to each of the other Parties that, as of the date hereof:

(a) it has all requisite power and authority to enter into this PSA and to carry out the transactions contemplated hereby, and perform its obligations hereunder;

(b) the execution and delivery of this PSA and the performance of its obligations hereunder have been duly authorized by all necessary action on its part; and

(c) this PSA constitutes the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

8.	Additional Representations and Warranties by the Supporting Creditors.

Each Supporting Creditor (solely on its own behalf and not on behalf of any other Supporting Creditor) represents and warrants, as of the date hereof that:

(a) Holdings by the Supporting Creditors. As of the date hereof, with respect to each Covered Interest listed on Schedule 1 hereto opposite its name, such Supporting Creditor (A) either (i) is the sole beneficial owner of the full amount of such Covered Interests as set forth herein or (ii) has sole investment or voting discretion with respect to the full amount of such Covered Interests as set forth herein and has the power and authority to bind the beneficial owners of such Covered Interests to the terms of this PSA and (B) has full power and authority to act on behalf of, vote, and consent to matters concerning such Covered Interests and to dispose of, exchange, assign, and transfer such Covered Interests, including the power and authority to execute and deliver this PSA and to perform its obligations hereunder, in each case, subject to any ordinary course financing arrangements a Supporting Creditor may have with respect to such Covered Interests;

(b) No Transfers. As of the date hereof, with respect to the Covered Interests, as applicable, held by each Supporting Creditor as set forth on Schedule 1 hereto, such Supporting Creditor has made no Transfer;

(c) Sufficiency of Information Received. Such Supporting Creditor has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, all information it deems necessary and appropriate for such Supporting Creditor to evaluate the financial risks inherent in the Restructuring and accept the terms of the Plan as set forth in the Plan Term Sheet and the exhibits and schedules thereto;

(d) Knowledge and Experience. Such Supporting Creditor has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Debtors that it considers sufficient and reasonable for purposes of entering into this Agreement;

(e) No Conflicts (Contracts). The execution, delivery and performance by such Supporting Creditor of this Agreement and the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents does not and shall not conflict with, result in a breach of or constitute

(with due notice or lapse of time or both) a default under any contractual obligation to which such Supporting Creditor is a party, except as would not otherwise have a material adverse effect on or materially delay consummation of the Restructuring;

(f) Governmental Approvals. The execution, delivery and performance by such Supporting Creditor of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except as may be required for approval of the transactions contemplated by this Agreement, the Fundamental Implementation Agreements and the Definitive Restructuring Documents pursuant to applicable Antitrust Laws, and except as would not otherwise have a material adverse effect on the Restructuring; and

(g) No Conflicts (Laws and Organizational Documents). The execution, delivery, and performance of this Agreement does not (i) violate any provision of law, rule, or regulations applicable to such Supporting Creditor or (ii) violate such Supporting Creditor’s certificate of incorporation, limited liability company agreement, by-laws, or other organizational documents.

9.	Additional Representations and Warranties by the Debtors.

Each Debtor (solely on its own behalf and not on behalf of any other Debtor) represents and warrants to its knowledge, as of the date hereof that:

(a) No Conflicts (Contracts). The execution, delivery and performance by such Debtor of this Agreement and the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including the contemplated New Key Constituent Documents, does not and shall not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation to which such Debtor is a party, except (i) as a direct result of the filing of the Chapter 11 Cases, (ii) to the extent the applicable Debtor has obtained a waiver or forbearance of any such default which such waiver remains in effect, and/or (iii) to the extent any such breach or default would not be expected to have a material adverse effect on the Debtors’ business or materially delay consummation of the Restructuring;

(b) Governmental Approvals. Subject to the accuracy of Section 8(f), the execution, delivery and performance by such Debtor of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except as may be necessary or required (i) for approval by the Bankruptcy Court of such Debtor’s authority to implement this Agreement and the Restructuring, (ii) for filings pursuant to the Securities Exchange Act of 1934, as amended, (iii) for filings pursuant to applicable state securities or “blue sky” laws , and (iv) for approval of the transactions contemplated by this Agreement, the Fundamental Implementation Agreements and the Definitive Restructuring Documents pursuant to applicable Antitrust Laws, and except as would not otherwise have a material adverse effect on the consummation of the Restructuring;

(c) No Conflicts (Laws and Organizational Documents). The execution, delivery, and performance of this Agreement does not (i) violate any provision of law, rule, or regulations applicable to such Debtor or (ii) violate such Debtor’s certificate of incorporation, limited liability company agreement, by-laws, or other organizational documents;

(d) Certain Estimated Liabilities. To the best of its knowledge after reasonable inquiry, outstanding (i) Other Secured Claims (as defined in the Plan Term Sheet) are not expected to exceed approximately $1 million as of the Plan Effective Date and (ii) General Unsecured Claims (as defined in the Plan Term Sheet) are not expected to exceed approximately $17 million as of the Plan Effective Date after giving effect to payments of General Unsecured Claims in the ordinary course during the Chapter 11 Cases consistent with the Pro Forma 13-Week Budget; and

(e) No Defaults. No Default or Event of Default (as such terms are defined in each of the Term Loan Credit Agreement or the Senior Notes Indenture, as applicable) has occurred and is continuing under the Senior Notes Indenture or the Term Loan Credit Agreement other than the Specified Defaults.

10.	Transfer Restrictions.

(a) Subject to clause (d) of this Section 10, so long as this Agreement has not been terminated in accordance with its terms, no Supporting Creditor shall, or shall permit its Affiliated Covered Holder to, (A) sell, use, pledge, assign, transfer, permit the participation in, or otherwise dispose of any ownership (including any beneficial ownership1) in the Covered Interests, as the case may be, set forth on Schedule 1 hereto, in whole or in part (other than pledges, transfers or security interests that such Supporting Creditor may have created (i) in favor of a prime broker under and in accordance with its prime brokerage agreement with such prime broker or (ii) in favor of a financing counterparty in accordance with any ordinary course financing arrangements) or (B) grant any proxies or deposit any of such Supporting Creditor’s Interests in the Covered Interests, as the case may be, set forth on Schedule 1 hereto into a voting trust, or enter into a voting agreement with respect to any such Interest (collectively, the actions described in clauses (A) and (B), a “Transfer”), unless it satisfies the following requirement (a transferee that satisfies such requirement, a “Permitted Transferee,” and such Transfer, a “Permitted Transfer”): the intended transferee executes and delivers to counsel to the Debtors and to counsel to the Supporting Noteholders and counsel to the Supporting Term Lenders, in each case on a confidential basis, on the terms set forth in clauses (b) through (d) below an executed form of the transfer agreement in a form attached hereto as Exhibit B (a “Transfer Agreement”) before such Transfer is effective (it being understood that any Transfer shall not be

[1]

As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Covered Interests or the right to acquire such claims or interests.

effective, including without limitation for purposes of calculating Required Consenting Creditors, until notification of such Transfer and a copy of the executed Transfer Agreement is received by counsel to the Company and counsel to the Supporting Noteholders and Supporting Term Lenders, in each case, on the terms set forth herein).

(b) Subject to clause (d) of this Section 10, (A) any Supporting Creditor may Transfer, and execution of the Transfer Agreement shall not be required for Transfer of, Covered Interests to (i) any other Supporting Creditor or (ii) any Affiliated Covered Holder of such Supporting Creditors, which transferee shall be automatically bound by this Agreement upon the Transfer of such Covered Interests, (B) a Qualified Marketmaker that acquires any of the Covered Interests solely with the purpose and intent of acting as a Qualified Marketmaker for such Covered Interests, shall not be required to execute and deliver to counsel a Transfer Agreement or otherwise agree to be bound by the terms and conditions set forth in this Agreement if such Qualified Marketmaker transfers such Claims (by purchase, sale, assignment, participation, or otherwise) to a Supporting Creditor or Permitted Transferee (including, for the avoidance of doubt, the requirement that such transferee execute a Transfer Agreement) and the Transfer otherwise is a Permitted Transfer, and (C) to the extent any Party who has signed this Agreement is acting in its capacity as a Qualified Marketmaker, it may Transfer any ownership interests in the Covered Interests that it acquires from a Holder that has not signed this Agreement to a transferee that has not signed this Agreement at the time of such Transfer without the requirement that such transferee be or become a signatory to this Agreement.

(c) This Agreement shall in no way be construed to preclude a Supporting Creditor or any of its Affiliated Covered Holders from acquiring additional Covered Interests or any other Claim against or equity Interest in the Company; provided that (i) if any Supporting Creditor or its Affiliated Covered Holder acquires additional Covered Interests after the PSA Effective Date, such Supporting Creditor shall make commercially reasonable efforts to notify counsel to Company and counsel to the Supporting Noteholders and counsel to the Supporting Term Lenders, in each case on a confidential basis, within a reasonable period of time following such acquisition, which notice shall be deemed to be provided by the filing of any statement with the Bankruptcy Court required by Rule 2019 of the Federal Rules of Bankruptcy Procedure including revised holdings information for such Supporting Creditor of such acquisition, including the amount of such acquisition and (ii) such Supporting Creditor hereby acknowledges and agrees that such Covered Interest shall automatically and immediately upon acquisition by a Supporting Creditor or its Affiliated Covered Holder be subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given in accordance herewith).

(d) Notwithstanding any other provision of this Agreement to the contrary, a Transfer of any or all of the Senior Notes Claims beneficially owned by a Backstop Participant (a “Transferring Backstop Participant”) prior to the execution and delivery of the Backstop Agreement shall not relieve such Transferring Backstop Participant of its obligations under this Agreement to negotiate, and once final, execute and deliver the Backstop Agreement without any modification to its Backstop Pro Rata Share as of the date hereof, other than a Transfer to a Permitted Transferee who agrees in writing to be bound by the obligations of such Transferring Backstop Participant under the PSA and who the Company and each Backstop Participant has agreed in writing, after due inquiry and investigation, is reasonably capable of fulfilling such obligations and the Transferring Backstop Participant’s obligations set forth in the Backstop Agreement Term Sheet.

(e) Any Transfer made in violation of this provision shall be void ab initio. Any Supporting Creditor that effectuates a Permitted Transfer to a Permitted Transferee shall have no liability under this Agreement arising from or related to the failure of the Permitted Transferee to comply with the terms of this Agreement.

11.	Termination of Obligations.

(a) This Agreement shall terminate and all of the obligations of the Parties shall be of no further force or effect upon the occurrence of any of the following events: (i) the Plan Effective Date, (ii) the Plan Confirmation Order is reversed or vacated, (iii) any court of competent jurisdiction has entered an order declaring this Agreement to be unenforceable, (iv) the Debtors and the Required Consenting Creditors mutually agree to such termination in writing, or (v) this Agreement is terminated pursuant to paragraph (b), (c), or (e) of this Section 11.

(b) The Company may, in its discretion, terminate this Agreement by written notice to the other Parties, upon the occurrence of any of the following events:

(i) within three (3) Business Days after the giving of written notice by the Company to the Supporting Creditors of a determination by the board of directors of Key (the “Board”), in good faith, based on the advice of its outside counsel, that proceeding with the Restructuring and pursuit of confirmation and consummation of the Plan would be inconsistent with the Board’s fiduciary obligations under applicable law;

(ii) a breach by one or more Supporting Noteholders holding Senior Notes in an aggregate amount such that non-breaching Supporting Noteholders hold less than 66 2/3% of the aggregate outstanding principal amount of the Senior Notes, of its or their material obligations, representations or warranties hereunder, which breach is not cured within ten (10) days after the giving of written notice by the Company of such breach to such Supporting Noteholder or Supporting Noteholders and counsel to the Supporting Noteholders;

(iii) a breach by one or more Supporting Term Lenders holding Term Loans in an aggregate amount such that non-breaching Supporting Term Lenders hold less than 66 2/3% of the aggregate outstanding principal amount of the Term Loans, of its or their material obligations, representations or warranties hereunder, which breach is not cured within ten (10) days after the giving of written notice by the Company of such breach to such Supporting Term Lender or Supporting Term Lenders and counsel to the Supporting Term Lenders;

(iv) the Backstop Agreement has been terminated; or

(v) (x) the Supporting Noteholders no longer collectively hold at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes and (y) the Supporting Term Lenders no longer collectively hold at least 66 2/3% of the aggregate outstanding principal amount of the Term Loans;

provided that, upon a termination of this Agreement by the Company pursuant to Section 11(b), (x) all obligations of the Supporting Creditors hereunder shall immediately terminate without further action or notice by such Supporting Creditors, and (y) the Company (and its directors, officers, employees, advisors, subsidiaries, and representatives) shall not have or incur any liability under this Agreement or otherwise on account of such termination.

(c) This Agreement may be terminated by the Required Consenting Noteholders upon the occurrence of any of the following events (it being understood that the following termination events are intended solely for the benefit of the Supporting Noteholders):

(i) any Debtor files or publicly announces that it will file or joins in or supports any plan of reorganization (or disclosure statement related thereto) in the Chapter 11 Cases other than as described herein without the prior written consent of the Required Consenting Noteholders;

(ii) after filing of the Plan with the Bankruptcy Court, (A) any material amendment or modification to the Plan, any other Fundamental Implementation Agreement, or any Definitive Restructuring Document is made by the Debtors or (B) any pleading that seeks Bankruptcy Court approval to amend or modify the Plan, any other Fundamental Implementation Agreement, or any Definitive Restructuring Documents is filed by the Debtors, and such amendment or modification would adversely affect (indirectly or directly) the treatment of the Senior Notes Claims, or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including reorganized Key’s contemplated corporate governance arrangements and post-reorganization SEC reporting obligations, which amendment, modification or filing is not in form and substance reasonably satisfactory to the Required Consenting Noteholders;

(iii) the filing of any motion or pleading with the Bankruptcy Court by a Party to this Agreement that is inconsistent in any material respect with this PSA, any other Fundamental Implementation Agreement, or any Definitive Restructuring Document, or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including reorganized Key’s contemplated corporate governance arrangements and post-reorganization SEC reporting obligations (in each case, with such amendments and modifications as have been effected in accordance with the terms hereof and thereof) and such motion or pleading has not been withdrawn prior to the earlier of (i) two (2) Business Days after the Company has received written notice from the Required Consenting Noteholders requesting such withdrawal and (ii) the entry of an order of the Bankruptcy Court approving such motion;

(iv) the Bankruptcy Court grants relief that is inconsistent in any material respect with this Agreement, any other Fundamental Implementation Agreement, or any

Definitive Restructuring Document in a manner that impacts (indirectly or directly) the treatment of the Senior Notes Claims, or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including reorganized Key’s contemplated corporate governance arrangements and post-reorganization SEC reporting obligations (in each case with such amendments and modifications as have been properly effected or are permitted in accordance with the terms hereof and thereof);

(v) a breach by any Debtor of (a) its obligations hereunder in any material respect or (b) any of its representations or warranties that would, in the case of clause (b), be reasonably likely to have a material adverse impact on the Debtors or the ability to consummate the Plan or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including reorganized Key’s contemplated corporate governance arrangements and post-reorganization SEC reporting obligations, which breach, in the case of each of clause (a) and clause (b), is not cured within ten (10) days after the giving of written notice by counsel for the Supporting Noteholders to the Debtors and the Supporting Term Lenders;

(vi) a breach by one or more Supporting Term Lenders holding Term Loans in an aggregate amount such that non-breaching Supporting Term Lenders hold less than 67% of the Term Loans, of (a) its obligations hereunder in any material respect or (b) any of its representations or warranties, in each case that would be reasonably likely to have a material adverse impact on the Debtors or the ability to consummate the Plan or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including reorganized Key’s contemplated corporate governance arrangements and post-reorganization SEC reporting obligations, which breach is not cured within ten (10) days after the giving of written notice by counsel for the Supporting Noteholders to the Debtors and such Supporting Term Lender;

(vii) the deadlines within the Restructuring Timeline have not been satisfied, unless extended in accordance with the terms of this Agreement;

(viii) the Backstop Agreement is validly terminated;

(ix) the Bankruptcy Court refuses to approve the PSA Assumption Motion;

(x) the Bankruptcy Court does not enter, (i) within five (5) Business Days after the Petition Date, the Interim Cash Collateral Order, and (ii) within forty (40) days after the Petition Date, the Final Cash Collateral Order;

(xi) if any Debtor’s consensual use of the Cash Collateral is terminated and remains terminated for five (5) Business Days;

(xii) (i) a trustee, receiver, or examiner with expanded powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code is appointed in one or more of the Chapter 11 Cases, (ii) the filing by any Debtor of a motion or other request for relief seeking to dismiss any of the Chapter 11 Cases or convert any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, or (iii) entry of an order by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code;

(xiii) any Debtor requests that the United States Trustee appoint an official committee of unsecured creditors or an official committee of equity security holders or supports any such request;

(xiv) any Debtor or any Supporting Creditor challenges the principal amount, priority, and/or validity of the Senior Notes Claims;

(xv) the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any of the Debtors’ exclusive right to file a plan or plans of reorganization pursuant to Section 1121 of the Bankruptcy Code;

(xvi) the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring and the Plan on the terms and conditions set forth in this PSA and the Fundamental Implementation Agreements; provided, however, that the Debtors shall have ten (10) days after notice to the Debtors of such ruling or order to obtain relief that would allow consummation of the Restructuring and the Plan in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the PSA and the Fundamental Implementation Agreements and (ii) is acceptable to the Required Consenting Noteholders in their reasonable discretion;

(xvii) any Debtor sells or files any motion or application seeking authority to sell a material portion of its assets, without the prior written consent of the Required Consenting Creditors;

(xviii) the Company fails to comply with the FCPA Resolution, including by failing to timely pay any amounts required to be paid thereunder or by failing to timely complete any act required to be completed by the Company thereunder;

(xix) the Required Consenting Term Lenders terminate this Agreement (solely as to each Supporting Term Lender) pursuant to Section 11(d) hereof;

(xx) the Company (i) files a motion or pleading with the Bankruptcy Court seeking authority to terminate this Agreement on account of the Board’s fiduciary obligations; or (ii) provides notice to counsel to the Supporting Creditors of its intent to enter into or otherwise publicly announces its intent to pursue an Alternative Transaction;

(xxi) there occurs any uncured Event of Default (as defined in the Senior Notes Indenture) other than a Specified Default;

(xxii) an order denying confirmation of the Plan is entered on the docket in the Chapter 11 Cases; or

(xxiii) the ABL Forbearance Agreement is terminated or expires in accordance with its terms.

(d) This Agreement may be terminated by the Required Consenting Term Lenders, solely as to each Supporting Term Lender supporting such termination, upon the occurrence of any of the following events (it being understood that the following termination events are intended solely for the benefit of the Supporting Term Lenders):

(i) any Debtor files or publicly announces that it will file or joins in or supports any plan of reorganization (or disclosure statement related thereto) in the Chapter 11 Cases other than as described herein without the prior written consent of the Required Consenting Term Lenders;

(ii) after filing of the Plan with the Bankruptcy Court, (A) any material amendment or modification to the Plan, any other Fundamental Implementation Agreement, or any Definitive Restructuring Document is made by the Debtors or (B) any pleading that seeks Bankruptcy Court approval to amend or modify the Plan, any other Fundamental Implementation Agreement, or any Definitive Restructuring Documents is filed by the Debtors, and such amendment or modification would adversely affect (indirectly or directly) the treatment of the Term Loan Claims, or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, including reorganized Key’s contemplated corporate governance arrangements and post-reorganization SEC reporting obligations, which amendment, modification or filing is not in form and substance reasonably satisfactory to the Required Consenting Term Lenders;

(iii) the filing of any motion or pleading with the Bankruptcy Court by a Party to this Agreement that is inconsistent in any material respect with this PSA, any other Fundamental Implementation Agreement, or any Definitive Restructuring Document, or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents (in each case, with such amendments and modifications as have been effected in accordance with the terms hereof and thereof) and such motion or pleading has not been withdrawn prior to the earlier of (i) two (2) Business Days after the Company has received written notice from the Required Consenting Term Lenders requesting such withdrawal and (ii) the entry of an order of the Bankruptcy Court approving such motion;

(iv) the Bankruptcy Court grants relief that is inconsistent in any material respect with this Agreement, any other Fundamental Implementation Agreement, or any Definitive Restructuring Document in a manner that impacts (indirectly or directly) the treatment of the Term Loan Claims, or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents (in each case with such amendments and modifications as have been properly effected or are permitted in accordance with the terms hereof and thereof);

(v) a breach by any Debtor of (a) its obligations hereunder in any material respect or (b) any of its representations or warranties that would, in the case of clause (b), be reasonably likely to have a material adverse impact on the Debtors or their ability to consummate the Plan or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, which breach, in the case of each of clause (a) and clause (b), is not cured within ten (10) days after the giving of written notice by counsel for the Supporting Term Lenders to the Debtors and the Supporting Noteholders;

(vi) a breach by one or more Supporting Noteholders holding Senior Notes in an aggregate amount such that non-breaching Supporting Noteholders hold less than 67% of the Senior Notes of (a) its obligations hereunder in any material respect or (b) any of its representations or warranties, in each case that would be reasonably likely to have a material adverse impact on the Debtors or their ability to consummate the Plan or the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents, which breach is not cured within ten (10) days after the giving of written notice by counsel for the Supporting Term Lenders to the Debtors and such Supporting Noteholder;

(vii) the deadlines within the Restructuring Timeline have not been satisfied, unless extended in accordance with the terms of this Agreement;

(viii) the Company and the Backstop Participants do not execute the Backstop Agreement prior to the earlier of (x) the 40th day following the date hereof or (y) the day that the Rights Offering commences as to the Supporting Noteholders, or once executed, the Backstop Agreement is amended in a manner that would require the consent of the Required Consenting Term Lenders as provided in the definition of Required Consenting Creditors without such consent;

(ix) (a) The Backstop Agreement is inconsistent with the Backstop Agreement Term Sheet in a manner that adversely affects the Supporting Term Lenders; (b) the Backstop Agreement is validly terminated; or (c) the Backstop Agreement is amended, modified or supplemented in a manner that adversely affects the Supporting Term Lenders in any material respect, including any amendment, modification or supplement that delays or impedes consummation of the transactions contemplated by the Fundamental Implementation Agreements (including this Agreement) or Definitive Restructuring Documents in a manner that is inconsistent with the Restructuring Timeline;

(x) the Bankruptcy Court refuses to approve the PSA Assumption Motion;

(xi) the Bankruptcy Court does not enter, (i) within five (5) Business Days after the Petition Date, the Interim Cash Collateral Order, and (ii) within forty (40) days after the Petition Date, the Final Cash Collateral Order;

(xii) any Debtor’s consensual use of the Cash Collateral is terminated and remains terminated for five (5) Business Days;

(xiii) (i) a trustee, receiver, or examiner with expanded powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code is appointed in one or more of the Chapter 11 Cases, (ii) the filing by any Debtor of a motion or other request for relief seeking to dismiss any of the Chapter 11 Cases or convert any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, or (iii) entry of an order by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code;

(xiv) any Debtor requests that the United States Trustee appoint an official committee of unsecured creditors or an official committee of equity security holders or supports any such request;

(xv) any Debtor or any Supporting Creditor challenges the principal amount, priority, and/or validity of the Term Loan Claims and/or the liens in respect thereof;

(xvi) the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any of the Debtors’ exclusive right to file a plan or plans of reorganization pursuant to Section 1121 of the Bankruptcy Code;

(xvii) the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring and the Plan on the terms and conditions set forth in this PSA and the Fundamental Implementation Agreements; provided, however, that the Debtors shall have ten (10) days after notice to the Debtors of such ruling or order to obtain relief that would allow consummation of the Restructuring and the Plan in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the PSA and the Fundamental Implementation Agreements and (ii) is acceptable to the Required Consenting Term Lenders in their reasonable discretion;

(xviii) any Debtor sells or files any motion or application seeking authority to sell a material portion of its assets, without the prior written consent of the Required Consenting Creditors;

(xix) the Company fails to comply with the FCPA Resolution, including by failing to timely pay any amounts required to be paid thereunder or by failing to timely complete any act required to be completed by the Company thereunder;

(xx) the Company (i) files a motion or pleading with the Bankruptcy Court seeking authority to terminate this Agreement on account of the Board’s fiduciary obligations; or (ii) provides notice to counsel to the Supporting Creditors of its intent to enter into or otherwise publicly announces its intent to pursue an Alternative Transaction;

(xxi) there occurs any uncured Event of Default (as defined in the Term Loan Credit Agreement) other than a Specified Default;

(xxii) an order denying confirmation of the Plan is entered on the docket in the Chapter 11 Cases; or

(xxiii) the ABL Forbearance Agreement is terminated or expires in accordance with its terms.

(e) The Debtors or the Required Consenting Creditors (by written notice executed by counsel at the direction of the Required Consenting Creditors) may terminate this Agreement by written notice to the Parties in the event that the Bankruptcy Court or other governmental authority shall have issued any order, injunction or other decree or take any other action, which restrains, enjoins or otherwise prohibits the implementation of the Restructuring, the Fundamental Implementation Agreements, and/or the Definitive Restructuring Documents substantially on the terms and conditions set forth in this Agreement.

(f) A Supporting Creditor may (solely as to such terminating Supporting Creditor), terminate its obligations hereunder if (i) the Chapter 11 Cases have not been commenced on or before November 22, 2016, or (ii) such Supporting Creditor is both a Supporting Noteholder and a Supporting Term Lender and this Agreement is terminated by the Required Consenting Term Lenders as to themselves pursuant to Section 11(d) hereto.

(g) Any Party may (solely as to such terminating Party) terminate its obligations hereunder if the Plan Effective Date has not occurred on or before the Outside Date.

(h) Any Supporting Noteholder, solely as to such terminating Supporting Noteholder, and any Supporting Term Lender, solely as to such terminating Supporting Term Lender, may terminate its obligations hereunder if any change, modification, amendment, supplement or waiver requiring prior written consent of such Supporting Noteholder or Supporting Term Lender, as applicable, under Section 24 hereof is made without the prior written consent of such Supporting Noteholder or Supporting Term Lender, as applicable.

(i) This Agreement shall terminate solely as to any Supporting Creditor on the date on which such Supporting Creditor has transferred all (but not less than all) of its Covered Interests, as applicable, in accordance with Section 10 of this Agreement.

(j) No Party may seek to terminate or terminate this Agreement based upon any default, failure of a condition, or right of termination in this Agreement arising (directly or indirectly) out of its own actions or omissions.

(k) If this Agreement is terminated as to any Party pursuant to this Section 11, this Agreement shall forthwith become void and of no further force or effect, each such Party shall be released from its commitments, undertakings and agreements under or related to this Agreement, and there shall be no liability or obligation on the part of any such Party, provided that (i) each such Party shall have all rights and remedies available to it under applicable law (for all matters unrelated to this Agreement); (ii) any and all consents and ballots tendered by the a terminating Supporting Creditors prior to such termination shall be deemed, for all purposes, automatically to be null and void ab initio, shall not be considered or otherwise used in any manner by the Parties in connection with the Plan and this Agreement or otherwise and such consents or ballots may be changed or resubmitted regardless of whether the applicable voting deadline has passed (without the need to seek a court order or consent from the Debtors allowing such change or resubmission); (iii) in no event shall any such termination relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination (including any reimbursement obligations incurred prior to the date of such termination); and (iv) in no event shall any such termination relieve any Party from its obligations under this Agreement which expressly survive any such termination pursuant to Section 30 hereof.

12.	Forbearance.

(a) From the date hereof until the earlier of (x) the valid termination of this Agreement and (y) termination of the Term Loan Forbearance pursuant to clause (c) of this Section 12, each Supporting Noteholder severally and not jointly agrees (so long as it or its Affiliated Covered Holder remains the legal owner or beneficial owner of any Covered Interests (provided that any Transfer of Covered Interests is made in accordance with Section 10 herein)) to: (i) not instruct any indenture trustee for the Senior Notes to exercise any rights or remedies it may have under the Senior Notes Indenture or under applicable United States or foreign law or otherwise with respect to any of the alleged, existing or anticipated Defaults or Events of Default (as such terms are defined in each of the Term Loan Credit Agreement or the Senior Notes Indenture, as applicable) listed on Schedule 12 hereto (the “Specified Defaults”) and (ii) waive or forbear from the exercise of any rights or remedies it may have under the Senior Notes Indenture or under applicable United States or foreign law or otherwise with respect to the Specified Defaults or any acceleration that may occur automatically without action of any party as a result of the operation of the Senior Notes Indenture, solely due to the Specified Defaults (the obligations set forth in this clause (a), the “Senior Notes Forbearance”).

(b) From the time at which the Term Loan Agent receives the Forbearance Payment (the “Effective Time”), for so long as the events set forth in clause (c) of this Section 12 have not occurred, the Supporting Term Lenders agree to (i) not instruct the Term Loan Agent to exercise any rights or remedies it may have under the Term Loan Credit Agreement or any of the Loan Documents or under applicable United States or foreign law or otherwise with respect to the Specified Defaults and (ii) waive or forbear from the exercise of any rights or remedies it may have under the Term Loan Credit Agreement or any of the Loan Documents or under applicable United States or foreign law or otherwise with respect to the Specified Defaults or any acceleration that may occur automatically without action of any party as a result of the operation of the Term Loan Credit Agreement, solely due to the Specified Defaults (the obligations set forth in this clause (b), the “Term Loan Forbearance”).

(c) The Supporting Term Lenders’ obligations under the Term Loan Forbearance shall terminate one (1) Business Day following the occurrence of any of the following events or circumstances:

(i) this Agreement is validly terminated in accordance with Section 11 hereof;

(ii) the occurrence and continuation of a Default or Event of Default (as such terms are defined in the Term Loan Credit Agreement) other than the Specified Defaults, unless waived pursuant to the terms of the Term Loan Credit Agreement; or

(iii) the making by the Company or any of its subsidiaries that are Obligors under the Term Loan Credit Agreement of any voluntary prepayment of principal or interest on, redemption, repurchase, defeasance or other acquisition or retirement for value of, any Indebtedness (as such term is defined in the Senior Notes Indenture) outstanding pursuant to the Senior Notes Indenture.

(d) As of the Effective Time, notwithstanding any provision to the contrary in the Term Loan Credit Agreement, (i) the Supporting Term Lenders, who constitute Required Lenders under the Term Loan Credit Agreement, hereby irrevocably waive and direct the Term Loan Agent to waive, (1) payment of any prepayment premia (including the Applicable Premium (as such term is defined in the Term Loan Credit Agreement)) in respect of the Forbearance Payment, the Term Loan Payment, and any other principal repayment required to be paid prior to the Petition Date and (2) the requirement that the Company provide three (3) Business Days’ notice prior to any prepayment of any LIBOR Loans (as such term is defined in the Term Loan Credit Agreement) in connection with the Forbearance Payment and the Term Loan Payment and (ii) the Company hereby irrevocably agrees to waive its right to apply the Forbearance Payment and the Term Loan Payment to the principal repayment installments set forth in Section 5.2.1 of the Term Loan Credit Agreement prior to the Maturity Date (as such term is defined in the Term Loan Credit Agreement). For the avoidance of doubt, the provisions of this Section 12(d) shall survive termination of this Agreement.

(e) The execution, delivery and effectiveness of this Agreement, including this Section 12, shall not operate as a waiver of any right, power or remedy of any Supporting Creditor under the Senior Notes Indenture or any of the Loan Documents, as applicable, nor constitute a waiver of any provision of the Senior Notes Indenture or any of the Loan Documents, as applicable, other than as expressly set forth in this Section 12. On and after the Effective Time, this Agreement shall for all purposes constitute a Loan Document.

(f) Execution of this Agreement by the Required Lenders constitutes a direction by the Required Lenders that the Term Loan Agent, in accordance with this Agreement, act or refrain from acting. Each Supporting Term Lender agrees that the Term Loan Agent shall not be required to act against the Company or any of its subsidiaries that are Obligors under the Term Loan Credit Agreement if such action is contrary to the terms of this Agreement. In no event shall any discretionary obligations or duties be construed against the Term Loan Agent hereunder.

13.	Specific Performance.

The Parties agree that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder, and each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy, as the sole remedy to which such non-breaching Party will be entitled, at law or in equity. The Parties agree that such relief will be their only remedy against the applicable other Party with respect to any such breach, and that in no event will any Party be liable for monetary damages (including consequential, special, indirect or punitive damages or damages for lost profits) other than attorneys’ fees and costs.

14.	Counterparts.

This Agreement and any amendments, waivers, consents, or supplements hereto or in connection herewith may be executed in multiple counterparts and delivered by electronic mail (in “.pdf” or “.tif” format), facsimile or otherwise, each of which shall be deemed to be an original for the purposes of this Agreement and all of which taken together shall constitute one and the same Agreement.

15.	No Solicitation and Acknowledgements.

Notwithstanding anything to the contrary in this Agreement, each Party acknowledges that (a) no securities of the Company are being offered or sold hereby and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of the Company and (b) this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Plan pursuant to Section 1125 of the Bankruptcy Code. The acceptance of votes from holders of Claims and Interests, as applicable, will not be solicited until such holders have received the Disclosure Statement and related Solicitation Materials that meet the requirements of the Bankruptcy Code, including Bankruptcy Code Sections 1125 and 1126.

16.	Time is of the Essence.

The Parties acknowledge and agree that time is of the essence, and that they must each use commercially reasonable efforts to effectuate and consummate the Restructuring as soon as reasonably practicable.

17.	Governing Law; Consent to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(b) By its execution and delivery of this Agreement, each Party hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought solely in either a state or federal court of competent jurisdiction in the County of New York in the State of New York. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing, upon the commencement of the Chapter 11 Cases, each Party hereto hereby agrees that, if the petitions have been filed and the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement. The Parties to this Agreement expressly consent to entry of final orders by the Bankruptcy Court arising out of or relating to this Agreement, including but not limited to orders interpreting and enforcing this Agreement.

18.	Independent Analysis.

Each Party hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it has deemed appropriate. Each Party has had the ability to, and has, consulted with counsel in connection with its consideration of this Agreement. Each Party agrees that it has not entered into this Agreement based upon any representations or warranties that are not included herein.

19.	Third-Party Beneficiaries.

In consideration for the consent of the administrative agent (the “ABL Agent”) and the lenders (the “ABL Lenders”) under the ABL Facility to the Forbearance Payment pursuant to the ABL Forbearance Agreement, the (a) Term Loan Agent and the Supporting Term Lenders hereby consent to the use of cash collateral on the terms set forth in the Cash Collateral Order Term Sheet, and (b) Parties hereby acknowledge and agree that the consent of the ABL Agent and the Required Lenders (as defined in the ABL Facility) to use of cash collateral is contingent on the provisions set forth on the Cash Collateral Order Term Sheet as in effect on the date hereof to be reflected in the cash collateral orders entered by the Bankruptcy Court in a manner reasonably satisfactory to the ABL Agent, and agree, for so long as this Agreement is in effect, to use commercially reasonable efforts to cause the provisions on the Cash Collateral Order Term Sheet as in effect on the date hereof to be reflected in the cash collateral orders entered by the Bankruptcy Court in a manner reasonably satisfactory to the ABL Agent and not to consent to the entry of any cash collateral orders that fail to include the provisions set forth on the Cash Collateral Order Term Sheet as in effect on the date hereof in a manner reasonably satisfactory to the ABL Agent (this paragraph being the “Cash Collateral Provision”).

The ABL Agent and the ABL Lenders are express third-party beneficiaries of the Cash Collateral Provision and this Section 19, and the Cash Collateral Provision and the terms and provisions of this Section 19 expressly inure to the benefit of the ABL Agent and the ABL Lenders, who shall be entitled to rely on and enforce the provisions of this Section 19.

The Term Loan Agent and the Parties agree that money damages would be an insufficient remedy for any breach of the Cash Collateral Provision or this Section 19 and the ABL Agent and the ABL Lenders, as applicable, shall be entitled to specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring the applicable party to comply promptly with any of its obligations hereunder, and each of the Term Loan Agent and each of the Parties, and by acceptance of the benefits of this Section, the ABL Agent and the ABL Lenders, as applicable, agrees to waive any requirement for the securing or posting of a bond in connection with such remedy, as the sole remedy to which such non-breaching party will be entitled, at law or in equity. Each of the Term Loan Agent and each of the Parties, and by accepting the benefits of this Section 19, each of the ABL Agent and the ABL Lenders executing the ABL Forbearance Agreement agree that such relief will be their only remedy against the applicable other party with respect to any such breach, and that in no event will the ABL Agent and the ABL Lenders or the Term Loan Agent or each of the Parties, be liable for monetary damages (including consequential, special, indirect or punitive damages or damages for lost profits) other than attorneys’ fees and costs.

Unless expressly stated herein, including in this Section 19, this Agreement shall be solely for the benefit of the Parties hereto and no other Entity shall be a third-party beneficiary hereof.

20.	Notices.

Any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by email or overnight courier.

(a) If to the Supporting Noteholders, or counsel to the Supporting Noteholders, to counsel at:

Michael H. Torkin

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10006

torkinm@sullcrom.com

With a copy to:

Sean A. O’Neal

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

soneal@cgsh.com

(b) If to the Supporting Term Lenders, or counsel to the Supporting Term Lenders, to counsel at:

Eli J. Vonnegut

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

eli.vonnegut@davispolk.com

With a copy to:

Sean A. O’Neal

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

soneal@cgsh.com

(c) If to Debtors, to:

Katherine Hargis

Vice President, Chief Legal Officer and Secretary

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

khargis@keyenergy.com

With a courtesy copy (that does not constitute notice) to:

Joshua A. Feltman

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

jafeltman@WLRK.com

and to:

Jeffrey E. Bjork

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, California 90013

jbjork@sidley.com

21.	Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision survives to the extent it is not so declared, and all of the other provisions of this Agreement remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

22.	Mutual Drafting.

This Agreement is the result of the Parties’ joint efforts, and each of them and their respective counsel have reviewed this Agreement and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and therefore there shall be no construction against any Party based on any presumption of that Party’s involvement in the drafting thereof.

23.	Headings.

The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize, or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no headings had been used in this Agreement.

24.	Waivers and Amendments.

Notwithstanding anything to the contrary contained herein, this Agreement, including any exhibits and schedules hereto (including any provision in the Plan Term Sheet and any exhibits and schedules thereto) and the other Fundamental Implementation Agreements

(other than the Backstop Agreement and once the Confirmation Order has been entered, the Plan) may not be changed, modified, amended, or supplemented, nor shall any provision or requirement hereof be waived, without the prior written agreement (which may include electronic mail by counsel to the applicable parties) of the Debtors and the Required Consenting Creditors; provided that, notwithstanding the foregoing:

(A) any changes, modifications, amendments, supplements or waivers to (i) (a) the following sections or exhibits of the Plan Term Sheet: (1) Sections 8 and 9 (sub-sections entitled “Reorganized Key Corporate Governance Documents”, “Corporate Advisory Services Agreement” and “Investor Rights Agreement” only) and Exhibits 4 and 5, (2) the economic terms of Sections 2 (sub-section entitled “Senior Notes” only) and 7 (sub-section entitled “Senior Notes Rights Offering” only) and (3) the Company’s agreement pursuant to Section 3 to enter into exit financing facilities substantially on the terms set forth in this Agreement, (b) the sections of the Backstop Agreement Term Sheet entitled “Backstop - Backstop Pro Rata Allocation”, “Backstop - Backstop Commitment Payments”, “Call Option Commitment”, “Backstop Agreement Representations, Warranties, Covenants and Conditions” (sub-sections entitled “Covenants” (clauses (d), (g) and (h) only), “Conditions to Backstop Participant Obligations” (clause (i) only), and “Sale, Transfer and Assignment”), “Backstop Agreement Termination” (sub-section entitled “Backstop Participant Termination Rights” only) and “Put Premium”, and the definition of “Required Backstop Participants” in the Backstop Agreement Term Sheet, (c) the Corporate Governance Term Sheet or (d) the Form of Corporate Advisory Service Agreement attached as Exhibit 5 to the Plan Term Sheet (in each of clauses (a), (b), (c) and (d) other than immaterial changes, modifications, amendments, supplements or waivers ), or (ii) the definition of the term “Required Consenting Noteholders” included herein, may not be made without the prior written consent of the Company and each Supporting Noteholder;

(B) any changes, modifications, amendments, supplements or waivers to (i) (a) the economic terms of Section 2 (sub-section entitled “Term Loan” only) of the Plan Term Sheet, (b) Section 8 of the Plan Term Sheet and (c) the Company’s agreement pursuant to Section 3 of the Plan Term Sheet to enter into exit financing facilities substantially on the terms set forth in this Agreement (in each of clauses (a), (b) and (c), other than immaterial changes, modifications, amendments, supplements or waivers necessary to achieve consummation of the Plan), or (ii) the definition of the term “Required Consenting Term Lenders” included herein, may not be made without the prior written consent of the Company and each Supporting Term Lender;

(C) any changes, modifications, amendments, supplements or waivers to Sections 11(f), 11(g), 11(h), 11(i) and 24 hereof and the definitions of the terms “Outside Date,” and “Required Consenting Creditors,” included herein, may not be made without the prior written consent of the Company and each Supporting Creditor; and

(D) this clause (D) and Section 19 hereof may not be amended, supplemented, waived or otherwise modified without the prior written consent of the ABL Agent and the ABL Lenders;

provided further that any changes, modifications, amendments, supplements or waivers and any proposed change, modification, amendment or supplement to, or waiver of, any provision of this Agreement and the other Fundamental Implementation Agreements (other than the Backstop Agreement and once the Confirmation Order has been entered, the Plan) that would or would reasonably be expected to materially and adversely affect (i) any Supporting Noteholder in a manner that is disproportionate to any other Supporting Noteholder or the Supporting Noteholders as a whole or (ii) any Supporting Term Lender in a manner that is disproportionate to any other Supporting Term Lender or the Supporting Term Lenders as a whole, may not be made without the prior written consent of the Company and each Supporting Creditor that would be so affected.

25.	Several, Not Joint, Claims.

The agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

26.	Automatic Stay.

The Parties hereby acknowledge and agree and shall not dispute that after the commencement of the Chapter 11 Cases, any Party is authorized to terminate, and to take any action necessary to effectuate the termination of, this Agreement pursuant to terms hereof, notwithstanding Section 362 of the Bankruptcy Code or any other applicable law; provided, that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of termination was not otherwise proper under the terms of this Agreement. No cure period contained in this Agreement shall be extended pursuant to Sections 108 or 365 of the Bankruptcy Code or any other applicable law without the prior written consent of each of the Supporting Creditors, and the Debtors hereby waive, to the greatest extent possible, the applicability of the automatic stay to such steps necessary to effectuate the termination of this Agreement.

27.	Settlement Discussions.

This Agreement and the Plan Term Sheet are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding related to the terms of this Agreement.

28.	Consideration.

The Parties hereby acknowledge that no consideration, other than that specifically described herein and in the other Fundamental Implementation Agreements, shall be due or paid to any Party for its agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement, other than the Debtors’ representations, warranties and agreement to use its commercially reasonable efforts to seek to confirm and consummate the Plan.

29.	Confidentiality and Publicity.

(a) Other than as may be required by applicable law and regulation or by any governmental or regulatory authority, no Party shall issue any press release, make any filing with the SEC (other than required under applicable securities law and regulation as reasonably determined in good faith by outside counsel to the Debtors) or make any other public announcement regarding this Agreement without the consent of the Debtors and the Required Consenting Creditors, which consent shall not be unreasonably delayed, conditioned, or withheld, and each Party shall coordinate with the other Parties regarding any public statements made, including any communications with the press, public filings or filings with the SEC, with respect to this Agreement; for the avoidance of doubt, each Party shall have the right, without any obligation to any other Party, to decline to comment to the press with respect to this Agreement.

(b) Under no circumstances may any Party make any public disclosure of any kind that would disclose (i) the particular holdings of Covered Interests of any Supporting Creditor or (ii) the identity of any Supporting Creditor, in each case without the prior written consent of such Supporting Creditor; provided that (w) the Debtors may disclose such identities and the aggregate holdings of the Supporting Noteholders and the Supporting Term Lenders, respectively, but not individual holdings of any individual Supporting Creditor (which shall be treated as “advisors’ eyes only”) in any filing with the SEC in respect of this Agreement and in any materials filed in the Chapter 11 Cases in support of the PSA Assumption Motion; (x) the Debtors may disclose such identities or amounts without consent to the extent that, upon the advice of counsel, it is required to do so by any governmental or regulatory authority or court of competent jurisdiction (including the Bankruptcy Court), or by applicable law, in which case the Debtors, prior to making such disclosure, shall allow the Supporting Creditors to whom such disclosure relates reasonable time at its own cost to seek a protective order with respect to such disclosures, (y) the Debtors may disclose the existence and material terms of this Agreement, including the execution of this Agreement by the Supporting Creditors, and (z) the Debtors may disclose the aggregate percentage or aggregate principal amount of Covered Interests held by the Supporting Noteholders and Supporting Term Lenders, respectively. The Debtors shall not use the name of any Supporting Creditor in any press release without such Party’s prior written consent.

(c) The Debtors will submit to counsel to the Supporting Noteholders all press releases, public filings, public announcements or other communications with any news media relating to this Agreement or the Restructuring; provided that the Company shall be under no obligation to consult with, or obtain the prior approval of, any other Party as it relates to communications with vendors, customers and other third parties regarding the general nature of the Restructuring.

30.	Survival.

Notwithstanding (i) a Permitted Transfer of Covered Interests in accordance with Section 10 or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in this Section 30 and Sections 1, 2(c), 6, 7, 8, 9, 11(k), 12,13, 14, 15, 17, 18, 19, 20, 21, 22, 23, 24, 25, 27 and 29(b) shall survive such Permitted Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, this PSA has been duly executed as of the date first above written.

KEY ENERGY SERVICES, INC.

By:	/s/ Robert W. Drummond
Name:	Robert W. Drummond
Title:	President & Chief Executive Officer

KEY ENERGY SERVICES, LLC

SOLE MEMBER:

KEY ENERGY SERVICES, INC.:

By:	/s/ Robert W. Drummond
Name:	Robert W. Drummond
Title:	President & Chief Executive Officer

SOLE MANAGER:

/s/ Katherine I. Hargis
Name:	Katherine I. Hargis
Title:	Manager

KEY ENERGY MEXICO, LLC

SOLE MEMBER:

KEY ENERGY SERVICES, INC.

By:	/s/ Robert W. Drummond
Name:	Robert W. Drummond
Title:	President & Chief Executive Officer

SOLE MANAGER:

/s/ Katherine I. Hargis
Name:	Katherine I. Hargis
Title:	Manager

MISR KEY ENERGY INVESTMENTS, LLC

SOLE MEMBER:

KEY ENERGY SERVICES, INC.

By:	/s/ Robert W. Drummond
Name:	Robert W. Drummond
Title:	President & Chief Executive Officer

MISR KEY ENERGY SERVICES, LLC

SOLE MEMBER:

KEY ENERGY SERVICES, INC.

By:	/s/ Robert W. Drummond
Name:	Robert W. Drummond
Title:	President & Chief Executive Officer

Soter Capital, LLC

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President & Treasurer

Goldman, Sachs, & Co., solely with respect to the Multi-Strategy Investing desk of the Americas Special Situations Group

By:	/s/ Daniel S. Oneglia
Name:	Daniel S. Oneglia
Title:	Authorized Signatory

Special Situations Investing Group, Inc.

By:	/s/ Daniel S. Oneglia
Name:	Daniel S. Oneglia
Title:	Authorized Signatory

Quantum Partners LP

By: QP GP LLC, its General Partner

By:	/s/ Thomas L. O’Grady
	Name:	Thomas L. O’Grady
	Title:	Attorney-in-Fact

QPB Holdings Ltd.

By:	/s/ Thomas L. O’Grady
	Name:	Thomas L. O’Grady
	Title:	Attorney-in-Fact

Silver Point Capital Fund, L.P.

By:	/s/ Brett Rodda
	Name:	Brett Rodda
	Title:	Authorized Signatory

Silver Point Capital Offshore Master Fund, L.P.

By:	/s/ Brett Rodda
	Name:	Brett Rodda
	Title:	Authorized Signatory

Contrarian Capital Senior Secured, L.P.

CCM Pension-B, L.L.C.

Contrarian Capital Fund I, L.P.

Contrarian Capital Trade Claims, L.P.

CCM Pension-A, L.L.C.

Contrarian Advantage-B, LP

Contrarian Opportunity Fund, L.P.

Contrarian Centre Street Partnership, L.P.

Contrarian Dome Du Gouter Master Fund, LP

By:	Contrarian Capital Management, L.L.C., on behalf of the foregoing affiliated entities and managed accounts

By:	/s/ Jon R. Bauer
Name:	Jon R. Bauer
Title:	Managing Member

Scoggin Capital Management II LLC
Scoggin International Fund Ltd

By:	Scoggin Management LP, its
Investment Manager

By:	/s/ Craig Effron
	Name:	Craig Effron
	Title:	Managing Partner

Scoggin Worldwide Fund Ltd.

By:	Old Bellow Partners LP, its
Investment Manager

By:	/s/ Craig Effron
	Name:	Craig Effron
	Title:	Managing Partner

Whitebox Asymmetric Partners, LP

Whitebox Relative Value Partners, LP

Whitebox Credit Partners, LP

Whitebox Special Opportunities Fund LP, Series O

Whitebox Multi-Strategy Partners, LP

Pandora Select Partners, LP

By:	Whitebox Advisors LLC, its Investment Manager

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer, Whitebox Advisors LLC

TAO FUND LLC, as a Supporting Term Lender

By:	/s/ David Stiepleman
Name:	David Stiepleman
Title:	Vice President

TPG SPECIALTY LENDING, INC, as a Supporting Term Lender

By:	/s/ Josh Easterly
Name:	Josh Easterly
Title:	Co-Chief Executive Officer

BLUEMOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P., as a Supporting Term Lender
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN LOGAN OPPORTUNITIES MASTER FUND L.P., as a Supporting Term Lender
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN SUMMIT TRADING L.P., as a Supporting Term Lender
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P., as a Supporting Term Lender
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND L.P., as a Supporting Term Lender
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLT 13 LLC, as a Supporting Term Lender

By:	/s/ Robert Healey
Name:	Robert Healey
Title:	Authorized Signatory

TENNENBAUM ENERGY OPPORTUNITIES CO., LLC

TENNENBAUM ENHANCED YIELD OPERATING I, LLC

TENNENBAUM SENIOR LOAN FUND

V, LLC

TENNENBAUM SENIOR LOAN

FUNDING III, LLC

TENNENBAUM SENIOR LOAN SPV,

LLC, as Supporting Term Lenders

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ David Adler
Name:	David Adler
Title:	Partner

SCHEDULE 1

HOLDINGS OF SUPPORTING CREDITORS

[Confidential – Advisors Eyes Only – to be redacted]

Supporting Creditor	Principal Amount of Term Loan	Principal Amount of Senior Notes

SCHEDULE 12

SPECIFIED DEFAULTS

With respect to the Senior Notes Forbearance:

1.	The Alleged Defaults, as applicable to the Senior Notes Indenture.

2.	Defaults or Events of Default (as such term is defined in the Senior Notes Indenture and the Term Loan Credit Agreement) arising solely from (i) the negotiation, execution, implementation or consummation of any Fundamental Implementation Agreement (including the PSA) or Definitive Restructuring Document, or any of the actions or transactions contemplated thereby, including the filing of the Chapter 11 Cases or (ii) any cross-default arising as a result of any Default or Event of Default under the ABL Facility caused by the negotiation, execution, implementation or consummation of any Fundamental Implementation Agreement (including the PSA) or Definitive Restructuring Document, or any of the actions or transactions contemplated thereby, including the filing of the Chapter 11 Cases.

3.	Failure to pay interest in accordance with the terms of the Senior Notes Indenture and any cross-default arising as a result of a Default or Event of Default under either the Term Loan Credit Agreement or the ABL Facility caused by the failure to pay interest in accordance with the terms of the Senior Notes Indenture.

With respect to the Term Loan Forbearance:

1.	The Alleged Defaults.

2.	Defaults or Events of Default (as such term is defined in the Term Loan Credit Agreement) arising solely from (i) (a) the negotiation, execution, implementation or consummation of any Fundamental Implementation Agreement (including the PSA) or Definitive Restructuring Document, or any of the actions or transactions contemplated thereby, including the filing of the Chapter 11 Cases or (b) the failure to pay interest in accordance with the terms of the Senior Notes Indenture; (ii) any cross-default arising as a result of any Default or Event of Default under the ABL Facility caused by (a) the negotiation, execution, implementation or consummation of any Fundamental Implementation Agreement (including the PSA) or Definitive Restructuring Document, or any of the actions or transactions contemplated thereby, including the filing of the Chapter 11 Cases or (b) the failure to pay interest in accordance with the terms of the Senior Notes Indenture.

3.	Failure to pay amortization payments under the Term Loan Credit Agreement after the Petition Date and any cross-default arising as a result of any Default or Event of Default under the ABL Facility caused by the failure to pay such amortization payments.

4.	Failure to pay default interest in accordance with the terms of the Term Loan Credit Agreement, other than to the extent required by the Cash Collateral Orders and any cross-default arising as a result of any Default or Event of Default under the ABL Facility caused by the failure to pay such default interest; it being understood and agreed that non-default interest and all other amounts due (other than prepayment premia with respect to the Forbearance Payment and the Term Loan Payment, post-petition amortization payments and default interest) under the Term Loan Credit Agreement will continue to be paid in accordance with the Cash Collateral Orders when due at all times prior to the Effective Date.

5.	From and after the date of any payment pursuant to the FCPA Resolution, (x) failure to satisfy the existing financial covenants contained in Section 10.3.2 of the Term Loan Credit Agreement, and (y) any cross-default arising from (a) a failure to satisfy the existing financial covenants contained in Section 10.3.3 of the ABL Facility and (b) any Default or Event of Default under Section 12.1(j) of the ABL Facility.

6.	From and after September 30, 2016, (x) failure to satisfy the existing financial covenant contained in Section 10.3.1 of the Term Loan Agreement, and (y) any cross-default arising from a failure to satisfy the existing financial covenants contained in Section 10.3.1 of the ABL Facility.

Exhibit A

Plan Term Sheet

[See separate attachment]

FINAL VERSION

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OF KEY ENERGY SERVICES, INC. OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS TERM SHEET IS AN ADMISSION OF FACT OR LIABILITY OR SHALL BE DEEMED BINDING ON ANY OF THE DEBTORS OR THE SUPPORTING CREDITORS.

KEY ENERGY SERVICES, INC., ET AL.

CHAPTER 11 PLAN TERM SHEET

This term sheet (the “Plan Term Sheet”) describes the material terms of a proposed “prepackaged” chapter 11 plan of reorganization for Key Energy Services, Inc., a Maryland corporation (“Key” or the “Company” and, as reorganized, “Reorganized Key”) and certain of its subsidiaries, under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”).

Capitalized terms used in the Plan Term Sheet shall, except as otherwise defined herein or where the context otherwise requires, have the meanings provided in the Plan Support Agreement (the “PSA”) by and among (i) the Debtors (defined below) and (ii) severally and not jointly each Holder (or investment advisor or manager thereof), on behalf of itself and each of its Affiliated Covered Holders that is a Holder of (A) Senior Notes listed on Schedule 1 to the PSA and party thereto (each, a “Supporting Noteholder”), and/or (B) Term Loans listed on Schedule 1 to the PSA and party thereto (each, a “Supporting Term Lender”; and together with the Supporting Noteholders, the “Supporting Creditors”). Each Debtor and each Supporting Creditor is referred to herein individually as a “Party”, and collectively as the “Parties”.

This Plan Term Sheet does not include a description of all the relevant terms and conditions of the restructuring contemplated herein.

Nothing herein constitutes a commitment to exchange any debt, lend funds to any of the Debtors, vote in a certain way or otherwise negotiate or engage in the transactions contemplated herein.

This Plan Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is intended to be entitled to the protections of Rule 408 of the Federal Rules of Evidence and all other applicable statutes or doctrines protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

SECTION 1: Transaction Overview

Debtors:[1]	Key Energy Services, Inc. (MD); Key Energy Services, LLC (TX); Key Energy Mexico, LLC (DE); Misr Key Energy Investments, LLC (DE); Misr Key Energy Services, LLC (DE); (collectively, the “Debtors”).

Non-Debtors:	KES Mexico Holding Company, LLC (DE); KES Global Holdings LLC (DE); Key International, LLC (MD); Key Energy Services Luxembourg I S.à.r.l. (Luxembourg); Key Energy Services Luxembourg II S.à.r.l. (Luxembourg); Key Energy Services do Brasil-Services Petroliferos Ltda. (Brazil); Key Energy Services de Mexico S. De R.L. De C.V. (Mexico); Recursos Omega, S. De R. L. De C.V. (Mexico); Canadian Key Energy Services ULC (Alberta); Advanced Measurements Inc. (Alberta); Key Energy Services Cyprus Ltd. (Cyprus); Geostream Services Group LLC (Russia); Geostream Drilling LLC (Russia); GK Drilling Tools Leasing Company Ltd (Cyprus); Enconco CJSC (Russia); Leader LLC (Russia); Key Cayman Ltd. 2 (Cayman Islands); Key Cayman Ltd. 1 (Cayman Islands); Wilayat Key Energy L.L.C. (Oman); Egypt Key Energy Services, LLC (Egypt) (collectively, the “Non-Debtors”).

Implementation of Restructuring:	The Parties intend that the Restructuring be implemented through the Chapter 11 Cases and a Plan, the terms and conditions of which are reflected in the Fundamental Implementation Agreements (including this

[1]	List of Debtors and Non-Debtors to be adjusted (i) to the extent necessary as a result of any Specified Asset Sales closed prior to the Petition Date and (ii) to cover (a) all parties to any executory contract or unexpired lease proposed to be rejected, and (b) all parties to any material contract with an ipso facto clause that could be terminated if not afforded protection of automatic stay.

2

Plan Term Sheet), and, if not expressly specified therein, in a manner reasonably satisfactory to the Required Consenting Creditors and the Debtors.

The Plan shall contain a provision reflecting the Consensual Equity Exchange (defined below), which shall be included in the section of the Plan entitled “Implementation of the Plan.”

Current Capital Structure:

ABL Facility: No amounts are drawn; there are issued and outstanding letters of credit with an undrawn balance of $38,526,688, which letters of credit are set forth in further detail in Schedule 2 hereto.

Term Loan: $289,523,135 in principal plus accrued and unpaid interest, fees and any and all other amounts outstanding under the Term Loan, which amounts are set forth in further detail in Schedule 3 hereto.

Other Secured Debt: In addition to the above, the Debtors have secured debt obligations, including equipment liens (collectively, and excluding the ABL Facility and the Term Loan, the “Other Secured Claims”), that the Debtors shall represent and warrant to their knowledge after conducting commercially reasonable due diligence, do not exceed $1 million in the aggregate.

Senior Notes: $675,000,000 in principal plus accrued and unpaid interest, fees and any and all other amounts outstanding under the Senior Notes. The Senior Notes are unsecured obligations jointly and severally guaranteed by the Guarantors thereto.

Other General Unsecured Obligations: In addition to the above, the Debtors have third-party trade and other general unsecured obligations (collectively, the “General Unsecured Claims”), that the Debtors shall represent and warrant to their knowledge after conducting commercially reasonable due diligence, do not exceed $27.5 million in the aggregate (which amount does not

3

include potential General Unsecured Claims arising from the Debtors’ post-petition rejection of executory contracts and unsecured leases, if any, or any accrued and unpaid professional fees).

Intercompany Claims: In addition to the above, the Debtors have trade claims and loans to and from other Debtors and certain of the Debtors direct and indirect wholly owned subsidiaries (collectively, the “Intercompany Claims”).

Common Equity: 160,851,304 shares of Key common stock were outstanding as of August 2, 2016.

Intercompany Interests: All other equity Interests in the Company’s Debtor subsidiaries (the “Intercompany Interests”).

SECTION 2: Treatment of Claims and Interests	For the avoidance of doubt, (i) the Debtors and the Required Consenting Creditors shall agree upon and stipulate to the amount of the Term Loan Claims and the amount of the Senior Notes Claims and (ii) the Debtors are expected to pay allowed Administrative Expense Claims and General Unsecured Claims (to the extent authorized by the Bankruptcy Court) in the ordinary course during the Chapter 11 Cases.

Administrative Expense Claims (including 503(b)(9) Claims):	On the later of (i) the date such amounts become due and owing in the ordinary course of business and (ii) the Plan Effective Date, each Holder of an allowed Administrative Expense Claim (including 503(b)(9) claims) shall receive, in full satisfaction of its Claim against a Debtor, payment in full in cash or treatment on such other less favorable terms as agreed between the Debtors, the Required Consenting Noteholders, and the Holder thereof.

Unclassified – Non-Voting

Priority Tax Claims:	Each Holder of an allowed Priority Tax Claim shall receive, in full satisfaction of its Claim, deferred cash payments over a period

4

not longer than five (5) years after the Petition Date of a total value, as of the Plan Effective Date, equal to the allowed amount of such Claim, together with interest from and after the Plan Effective Date at the applicable rate under section 511 of the Bankruptcy Code, or treatment on such other less favorable terms as agreed between the Debtors, the Required Consenting Noteholders and the Holder thereof.

Unclassified – Non-Voting

Priority Non-Tax Claims:	On the Plan Effective Date, each Holder of a Priority Non-Tax Claim shall receive, in full satisfaction of its Claim, payment in full in cash or treatment on such other less favorable terms as agreed between the Debtors, the Required Consenting Noteholders and the Holder thereof.

Unimpaired – Deemed to Accept

Other Secured Claims:	On the Plan Effective Date, each Holder of an allowed Other Secured Claim shall receive, in full satisfaction of its Claim, one of the following treatments as agreed upon by the Debtors and the Required Consenting Creditors: (i) payment in full in cash; (ii) delivery of collateral securing any such claim and payment of any interest required to be paid under section 506(b) of the Bankruptcy Code; or (iii) treatment on such other less favorable terms as agreed between the Debtors, the Required Consenting Noteholders, and the Holder thereof.

Unimpaired – Deemed to Accept

ABL Facility:	On the Plan Effective Date (i) each lender under the ABL Facility shall receive, in full satisfaction of its allowed Claim (each an “ABL Claim”), payment in full in cash of any amounts due and owing under the ABL Facility, or treatment on such other less favorable terms as agreed between the Debtors, the Required Consenting Creditors and the Holder of such ABL Claim, and (ii) any letters of credit outstanding under the ABL Facility shall be cash collateralized,

5

backstopped and/or replaced with new letters of credit under the new ABL facility (the “New ABL”) issued under the New ABL Agreement.

Unimpaired – Deemed to Accept

Term Loan:	On the Plan Effective Date, each Holder of Term Loans shall receive, in full satisfaction of its allowed Claim (each, a “Term Loan Claim”), (i) its pro rata share of a principal payment in cash, plus all accrued and unpaid interest (at the non-default rate) through the Plan Effective Date (the “Term Loan Payment”), but excluding any prepayment premium such that the outstanding principal amount of Term Loans on the Plan Effective Date shall be $250 million after giving effect to such payment[2] and (ii) its pro rata share of $250 million in principal amount of new term loans (the “New Term Loan”) issued under the New Term Loan Credit Agreement.

Impaired – Entitled to Vote

Senior Notes:	On the Plan Effective Date, the Senior Notes shall be cancelled and each Holder of Senior Notes shall receive, in full satisfaction of its allowed Claim (inclusive of accrued and unpaid interest) in respect of such Senior Notes, as applicable, (each, a “Senior Notes Claim”) such Holder’s pro rata share of 5,000,000 shares of common stock of Reorganized Key (the “Reorganized Key Common Stock”) (rounded up or down to the nearest whole share) (the “Senior Notes Exchange”). Reorganized Key Common Stock issued pursuant to the Senior Notes

[2]	Assumes a $10 million pre-Plan par principal prepayment by the Company in connection with the execution of the PSA. In addition, an amount will be paid on the Plan Effective Date as the Term Loan Payment such that the outstanding principal amount of the Term Loan on the Plan Effective Date is $250 million. None of the foregoing payments shall entitle the Term Loan Lenders to payment of any make-whole premium under the Term Loan Agreement.

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Exchange shall account for 100% of the issued and outstanding Reorganized Key Common Stock immediately prior to the issuance of any other shares of Reorganized Key Common Stock in connection with the Plan, as set forth herein and in any other Fundamental Implementation Agreement.

A schedule setting forth the number of shares, the price per share (if applicable) and the relative pro forma percentage of Reorganized Key Common Stock to be issued pursuant to the Plan, including the Rights Offering, Backstop Agreement and Incremental Liquidity Facility (as defined in the Backstop Agreement Term Sheet), is set forth on Schedule 4 hereto. In the event of any discrepancy between such amount of shares, price per share (if applicable), or pro forma percentage with respect thereto as listed in this Plan Term Sheet and on Schedule 4 hereto, Schedule 4 hereto shall control.[3]

In addition to the Senior Notes Exchange:

(a) Qualifying Noteholders (defined below) shall receive a preplan distribution of non-transferable subscription rights (the “Noteholder Rights”) to purchase (x) an aggregate of 4,447,811 shares of Rights Offering Stock (in aggregate equal to 95% of the shares of Rights Offering Stock to be issued in the Rights Offering) and (y) 95% of the shares issued pursuant to the Incremental Liquidity Facility (as defined and described in the Backstop Agreement Term Sheet), such Noteholder Rights to be allocated pro rata based on each Qualifying Noteholder’s Senior Notes Primary Pro Rata Allocation (defined below); and

[3]	Certain share amounts and prices depend upon the amount funded on account of the Incremental Liquidity Facility, if any. Detail regarding potential share issuances depending on the amount funded on account of the Incremental Liquidity Facility are set forth on Schedule 4 hereto.

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(b) Holders of Senior Notes Claims that are not Qualifying Noteholders (each a “Non-Qualifying Noteholder”) shall each receive, in lieu of the Noteholder Rights offered to Qualifying Noteholders in the Rights Offering, a cash distribution on the Plan Effective Date equal the product of (i) the resulting quotient of (x) the aggregate principal amount of Senior Notes Claims beneficially owned by such Non-Qualifying Noteholder divided by (y) the aggregate principal amount of Senior Notes Claims beneficially owned by all Non-Qualifying Noteholders, multiplied by (ii) $25,000 (such amount, with respect to each Non-Qualifying Noteholder, the “Noteholder Cash-Out Amount”); provided that in no event shall the Noteholder Cash-Out Amount received by any Non-Qualifying Noteholder exceed an amount equal to the product of (x) the aggregate principal amount of Senior Notes Claims beneficially owned by such Non-Qualifying Noteholder multiplied by (y) 5%.

Impaired – Entitled to Vote

General Unsecured Claims:	Each Holder of an allowed General Unsecured Claim shall receive, in full satisfaction of such Claim, (i) payment in full in the ordinary course of the Company’s business or (ii) such other less favorable treatment (a) as may be agreed upon by the Debtors, the Required Consenting Noteholders and the Holder thereof or (b) as may be required to allow such General Unsecured Claims to “ride through” the Chapter 11 Cases).

Unimpaired – Deemed to Accept

Intercompany Claims:	All Intercompany Claims between and among the Debtors and other Debtors or Non-Debtors shall be treated in a manner reasonably satisfactory to the Debtors and the Required Consenting Creditors.

TBD—Deemed to Accept or Deemed to Reject

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Intercompany Interests:	On the Plan Effective Date, all Intercompany Interests shall remain in place for purposes of convenience.

Unimpaired – Deemed to Accept

Existing Key Common Stock:	On the Plan Effective Date, all Existing Key Common Stock (defined below) will be cancelled and released and Holders of Existing Key Common Stock will receive the Equity Exchange Shares and Warrants (as defined below) in connection with the Plan in exchange for such Existing Key Common Stock and providing the releases set forth herein (Holders that do not provide such releases or do not refrain from taking certain actions during the Chapter 11 Cases shall not receive the Equity Exchange Share and Warrants), all as described in Consensual Equity Exchange below.

Impaired – Deemed to Reject

Other Key Equity Interests

On the Plan Effective Date, all Other Key Equity Interests shall be discharged, cancelled, released and extinguished and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and Holders of such Other Key Equity Interests shall not be entitled to participate in the Consensual Equity Exchange on account of such Interests.

“Other Key Equity Interests” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of Key other than Existing Key Common Stock, including (i) all issued, unissued, authorized, or outstanding shares or common stock, preferred stock, or other instruments, including restricted stock units, evidencing any fixed or contingent ownership interest in any Debtor together with any warrants, options, or contractual rights to purchase or acquire such equity securities at any time and all rights arising with respect thereto, as well as any partnership, limited liability company, or similar interest of any Debtor, as applicable, (ii) any claim, interest or other equity-related rights associated with any equity-related agreements (including without

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limitation any existing registration rights), and (iii) any Claim that is subordinated pursuant to section 510(b) of the Bankruptcy Code or any other applicable law; provided however, that Existing Key Common Stock and Intercompany Interests shall in no event be included within the definition, or class, of Other Key Equity Interests.

Impaired – Deemed to Reject

SECTION 3: New Financing Facilities

New ABL Agreement:	On the Plan Effective Date, Reorganized Key, as Borrower, and certain of the domestic reorganized Debtors, as Guarantors, shall enter into the New ABL Agreement.

New Term Loan Credit Agreement:	On the Plan Effective Date, Reorganized Key, as Borrower, and certain of the domestic reorganized Debtors, as Guarantors, shall enter into the New Term Loan Credit Agreement.

SECTION 4: Use of Cash Collateral	The Company shall seek, and the Supporting Creditors shall support, approval of an Interim Cash Collateral Order and a Final Cash Collateral Order on the terms set forth on Exhibit 2 hereto.

SECTION 5: Consensual Equity Exchange

Consensual Exchange of Existing Key Common Stock:	In connection with the settlement among the Parties embodied in the PSA and the Parties’ consensual pursuit of the Plan as a “prepackaged” chapter 11 plan of reorganization, the Senior Notes class, by voting to accept the Plan, shall be deemed to have consented to the delivery by the reorganized Debtors of the following consideration ((a) and (b) below)) out of their recovery to Holders of Existing Key Common Stock, in exchange for such Holders’ Existing Key Common Stock and

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for providing the releases set forth herein (such consensual exchange, the “Consensual Equity Exchange”):

(a) subject to the provision below regarding fractional shares and Warrants, each Holder of Existing Key Common Stock shall receive its Percentage Allocation (defined below) of warrants to be issued on the Plan Effective Date, or as soon thereafter as reasonably practicable, which shall be exercisable on the terms set forth in the Terms of Warrants attached as Exhibit 6 hereto (the “Warrants”); and

(b) subject to the following paragraph, each Holder of Existing Key Common Stock shall receive its Percentage Allocation of an aggregate of 543,927 shares of Reorganized Key Common Stock to be issued on the Plan Effective Date, or as soon thereafter as reasonably practicable (the “Equity Exchange Shares” and together with the Warrants, the “Equity Exchange Shares and Warrants”).

Any Holder of Existing Key Common Stock who would be entitled to no more than 0.5 Equity Exchange Shares and Warrants will receive no distribution. Such fractional shares and Warrants will be aggregated and reallocated on a pro rata basis to Holders of Existing Key Common Stock otherwise entitled to at least 0.5 Equity Exchange Shares and Warrants, after which all such Equity Exchange Shares and Warrants shall be rounded up or down to the nearest whole share with the result that no fractional Equity Exchange Shares and Warrants will be issued.

Each Holder of Existing Key Common Stock will also have the opportunity to elect to receive cash, to the extent funded by other such Holders (the “Cash-Out Election”), in lieu of both the Equity Exchange Shares and Warrants to be received under the

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Consensual Equity Exchange (such participant, a “Cash-Out Elector”).[4] In order to fund the Cash-Out Election, each Rights Offering Equity Holder will have the opportunity to subscribe as part of the Equity Interest Rights Offering (the “Cash-Out Subscription”), for all or a portion of the Equity Exchange Shares and Warrants subject to the Cash-Out Election (each subscribing Rights Offering Equity Holder, a “Cash-Out Investor”).

If fully funded pursuant to the Cash-Out Subscription, each Cash-Out Elector will receive from the Cash-Out Investors an amount of cash equal to (x) the number of Equity Exchange Shares it would otherwise have been entitled to receive, multiplied by (y) $18.76 per share of Equity Exchange Shares (such per share price, the “Per Share Cash-Out Price” and such cash amount, with respect to each Holder of Existing Key Common Stock that exercise the Cash-Out Election, the “Cash-Out Amount”); provided, that if the aggregate Cash-Out Amount required to purchase all Equity Exchange Shares and Warrants subject to Cash-Out Elections exceeds the aggregate amount of the Cash-Out Subscriptions, the Per Share Cash-Out Price shall be paid to Cash-Out Electors on a pro rata basis, and the Cash-Out Electors shall retain any remaining Equity Exchange Shares and Warrants for which they do not receive cash from the Cash-Out Election. For the avoidance of doubt, any Warrants issued in respect of Equity Exchange Shares submitted for sale in connection with the Cash-Out Election will be transferred to the extent such Cash-Out Election is honored, however no separate consideration will be paid for any such Warrants. Any Cash-Out Amounts shall be funded on the Plan Effective Date, or as soon as reasonably practicable thereafter.

[4]	The Plan may also provide for a mandatory cash-out of Holders of Key Common Stock that would otherwise receive de minimis Equity Exchange Shares and Warrants, any terms of which shall be reasonably satisfactory to the Debtors and the Required Consenting Creditors.

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In exchange for its payment of the Cash-Out Amount subscribed for in its Cash-Out Subscription, each participating Cash-Out Investor shall receive its proportionate number of the Equity Exchange Shares and Warrants that would otherwise have been distributed to the Cash-Out Electors.

In addition, as described further below in the sections entitled Prepetition Rights Offering and Equity Interest Rights Offering, Qualifying Equity Holders (as defined below) will receive “Equity Holder Rights” (together with the Noteholder Rights, the “Rights”) permitting such Holders:

(x) to participate in the Rights Offering;

(y) to the extent that such Qualifying Equity Holder subscribes for at least $25,000 worth of Rights Offering Common Stock and funds such commitment in full on or prior to the Rights Offering Expiration Date (each such Qualifying Equity Holder, a “Rights Offering Equity Holder”), to subscribe for a minimum of $10,000 worth of Incremental Liquidity Facility Shares on a pro rata basis across each tranche of the funding, up to the total of 5% of each tranche available to all Rights Offering Equity Holders; and

(z) to subscribe for Equity Exchange Shares and Warrants pursuant to the Cash-Out Subscription.

Each Rights Offering Equity Holder shall, as a condition to participating in the Rights Offering and the Incremental Liquidity Facility (and receiving the Consensual Equity Exchange) (each, a “Participating Equity Holder”), agree in writing pursuant to the Rights Offering Documents to grant the Releases and not to, among other things, (i) oppose the Plan, including any portion of the Plan pertaining to the treatment of the Term Loan Claims, treatment of the Senior Notes Claims or the Consensual Equity Exchange;

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(ii) seek, solicit, support, encourage or consent to, any restructuring or reorganization for any Debtor that is inconsistent with the Definitive Restructuring Documents and the Fundamental Implementation Agreements (including the PSA) in any respect; (iii) commence or support any action filed by any party in interest to appoint a trustee, conservator, receiver, or examiner for the Debtors, or to dismiss the Chapter 11 Cases, or to convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (iv) commence or support any action or proceeding to shorten or terminate the period during which only the Debtors may propose and/or seek confirmation of any plan of reorganization; or (v) otherwise support any plan, sale process or other transaction that is inconsistent with the Fundamental Implementation Agreements (including the PSA) or the Definitive Restructuring Documents.

In addition, any Holder of Existing Key Common Stock that does not grant the Releases or takes any of the actions listed in clauses (i) – (v) of the previous paragraph on or prior to the Plan Effective Date shall be disqualified from receiving the Consensual Equity Exchange.

“Equity Holder Record Date” means August 18, 2016.

“Existing Key Common Stock” means the aggregate number of vested and unvested (i) issued and outstanding shares of Key common stock and (ii) restricted stock units for Key common stock.

“Percentage Allocation” means (i) with respect to each Holder of Existing Key Common Stock for purposes of determining the allocation of Equity Exchange Shares and Warrants, the percentage equal to the quotient of (x) the number of shares of Existing Key Common Stock beneficially owned by such Holder divided by (y) the

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aggregate number of shares of Existing Key Common Stock, and (ii) with respect to Qualifying Equity Holders for purposes of determining Equity Holder Rights, the percentage equal to the quotient of (x) the number of Record Date Shares owned by such Qualifying Equity Holder divided by (y) the aggregate number of Record Date Shares owned by all Qualifying Equity Holders.

“Record Date Shares” means Existing Key Common Stock as of the Equity Holder Record Date.

For the avoidance of doubt, the Plan and the Disclosure Statement will clarify that each of the Existing Key Common Stock class and the Other Key Equity Interests class is deemed to reject the Plan, and is therefore not entitled to vote, because such class is receiving no recovery pursuant to the Plan; the Plan shall be deemed to be a “cramdown” plan under Section 1129(b) of the Bankruptcy Code with respect to each of the Existing Key Common Stock class and the Other Key Equity Interests class. In no event shall the aggregate amount of consideration provided to Holders of Existing Key Common Stock exceed the consideration provided for such Holders pursuant to the Equity Holder Rights and Consensual Equity Exchange described herein.

SECTION 6: [Intentionally Omitted]

SECTION 7: Prepetition Rights Offering[5]	The Company shall launch the Senior Notes Rights Offering (defined below) as to Qualifying Noteholders and the Equity

[5]	Participants in the Rights Offering will also be entitled to subscribe for Incremental Liquidity Facility Shares, as described herein, and in the case of the Rights Offering Equity Holders, will also be entitled to subscribe for shares and Warrants under the Cash-Out Subscription, as described above.

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Interest Rights Offering (defined below) as to Qualifying Equity Holders (defined below) (the Senior Notes Rights Offering and the Equity Interest Rights Offering, together, the “Rights Offering”) to sell an aggregate of 4,681,906 shares of Reorganized Key Common Stock to be issued and sold by Reorganized Key on the Plan Effective Date, or as soon thereafter as reasonably practicable (the “Rights Offering Stock”) at a price per share (the “Rights Offering Per Share Price”) equal to $18.16, for aggregate gross proceeds of $85,000,000 (the “Rights Offering Amount”). The applicable Rights Offering Documents shall include the option for (i) Rights Offering Noteholders (as defined below) to subscribe under the Incremental Liquidity Facility as described below, and (ii) Rights Offering Equity Holders to subscribe under the Incremental Liquidity Facility and the Cash-Out Subscription. Participation in the Incremental Liquidity Facility will be conditioned upon a subscriber irrevocably subscribing for a pro rata portion of each tranche of the facility, to the extent of such subscriber’s elected level of subscription.

The Senior Notes Rights Offering shall commence concurrently with the commencement of the solicitation of votes on the Plan (the “Notes Rights Offering Commencement Date”) and expire at 5:00 p.m. (Eastern Time) on the date that is twenty (20) Business Days after the Notes Rights Offering Commencement Date (the “Rights Offering Expiration Date”).

The Equity Interest Rights Offering is expected, but not required, to commence prior to the Notes Rights Offering Commencement Date through an initial inquiry to Holders of Existing Key Common Stock for verified information demonstrating that interested Holders may be Qualifying Equity Holders as of the Equity Holder Record Date. In order to participate in the Equity Interest Rights Offering, Holders of

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Existing Key Common Stock must provide sufficient verification of their status as Qualifying Equity Holders, as well as their number of Record Date Shares. The Equity Interest Rights Offering is expected to expire as of the Rights Offering Expiration Date.

Each Qualifying Noteholder and each Qualifying Equity Holder shall be qualified to participate in the Rights Offering as described below.

The Rights shall be non-transferrable (other than as required or permitted pursuant to the Backstop Agreement).

As set forth in the Backstop Agreement Term Sheet, 100% of the Rights Offering Amount plus 100% of the Incremental Liquidity Facility will be backstopped by the Backstop Participants.

The Rights Offering and any participation in the Incremental Liquidity Facility (other than with respect to the Backstop Participants who will fund pursuant to the terms of the Backstop Agreement) must be funded in full on or before the Rights Offering Expiration Date. Subscriptions under the Rights Offering, Incremental Liquidity Facility and the Cash-Out Subscription are irrevocable.

Any Rights Offering or other Backstop Agreement commitments funded by the Backstop Participants shall be funded in accordance with the Backstop Agreement. Any amounts funded by Qualifying Noteholders and Rights Offering Equity Holders pursuant to the Rights Offering, Incremental Liquidity Facility or Cash-Out Subscription that are not consummated pursuant to the terms of the Plan shall be returned promptly, with interest (if any), upon such failure to consummate the Rights Offering, Incremental Liquidity Facility or Cash-Out Subscription, as applicable.

Senior Notes Rights Offering:	On the Notes Rights Offering Commencement Date, as part of the Rights Offering, the Qualifying Noteholders shall be

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offered Noteholder Rights (such offer, the “Senior Notes Rights Offering”) to purchase an aggregate of up to 4,447,811 shares of Rights Offering Stock (the “Aggregate Noteholder Primary Shares”); provided that each Qualifying Noteholder must, among other things, agree to purchase at least $1,000 worth of Rights Offering Stock (such Qualifying Noteholder, a “Rights Offering Noteholder”) in order to properly subscribe pursuant to the Rights Offering and to be eligible to participate on a pro rata basis in the Incremental Liquidity Facility, as described in the Backstop Agreement Term Sheet.

Each Qualifying Noteholder shall be entitled to exercise Noteholder Rights to subscribe for up to the number of Aggregate Noteholder Primary Shares (rounded up or down to the nearest whole share in the discretion of the Company so that the number of shares issued equals 4,447,811) equal to the product of (a) the resulting quotient of (x) the aggregate principal amount of Senior Notes Claims beneficially owned by such Qualifying Noteholder as of the Senior Notes Record Date divided by (y) the aggregate principal amount of all Senior Notes Claims as of the Senior Notes Record Date (such number, with respect to each Qualifying Noteholder, the “Senior Notes Primary Pro Rata Allocation”), multiplied by (b) 4,447,811 (such number of shares, with respect to each Qualifying Noteholder, the “Noteholder Primary Shares”). Participation in the Incremental Liquidity Facility shall be conducted on substantially the same terms as the foregoing; provided that in order to participate in the Incremental Liquidity Facility, a subscriber must (i) exercise its Noteholder Rights with respect to the Rights Offering in full and (ii) irrevocably subscribe for a pro rata portion of each tranche of the Incremental Liquidity Facility, to the extent of such subscriber’s elected level of subscription.

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“Qualifying Noteholder” means a Holder of Senior Notes Claims as of the Senior Notes Record Date that (a) is an accredited investor (as defined by Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”)) (an “AI”) and (b) whose Senior Notes Primary Pro Rata Allocation entitles such Holder to sufficient Noteholder Rights necessary to subscribe for a minimum of $1,000 worth of Rights Offering Stock.

“Senior Notes Record Date” means, for purposes of determining eligibility of a Holder of Senior Notes Claims to receive Noteholder Rights to participate in the Senior Notes Rights Offering and Incremental Liquidity Facility, the date that is five (5) business days prior to the Notes Rights Offering Commencement Date.

Equity Interest Rights Offering:

As part of the Rights Offering, Qualifying Equity Holders shall be offered Equity Holder Rights to purchase up to 100% of an aggregate of up to 234,095 shares of Rights Offering Stock (in aggregate equal to 5% of the shares of Rights Offering Stock to be issued in the Rights Offering) (each, an “Equity Holder Primary Share” and, collectively, the “Aggregate Equity Holder Primary Shares”) (such offer, the “Equity Interest Rights Offering”), as well as the option to subscribe for up to 5% of the Incremental Liquidity Facility, if necessary, and the Cash-Out Subscription, as described above.

Each Qualifying Equity Holder shall be eligible to exercise Equity Holder Rights to acquire all or a portion of the Aggregate Equity Holder Primary Shares; provided that each Qualifying Equity Holder must agree, among other things, to purchase at least $25,000 worth of Rights Offering Stock in order to participate. In the event the Rights Offering Equity Holders in the aggregate exercise Equity Holder Rights for more than 100% of the Aggregate Equity Holder Primary Shares, the number of shares of Rights Offering Stock to be allocated to each

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subscribing Qualifying Equity Holder shall be adjusted proportionate to their respective Percentage Allocations, so that the total number of shares of Rights Offering Stock allocated to subscribing Qualifying Equity Holders equals the number of Aggregate Equity Holder Primary Shares.

Participation in the Incremental Liquidity Facility shall be conducted on substantially the same terms as the foregoing; provided, that in order to properly subscribe for Incremental Liquidity Facility Shares, a Rights Offering Equity Holder must subscribe for at least $25,000 of Equity Holder Primary Shares and (ii) irrevocably subscribe for a pro rata portion of each potential tranche of the Incremental Liquidity Facility, to the extent of such subscriber’s elected level of subscription; provided, further, that each such Holder must subscribe for at least $10,000 of Incremental Liquidity Facility Shares in order to properly subscribe and any subscription for a larger relative percentage of Incremental Liquidity Facility Shares than Rights Offering Common Stock subscribed for in the Equity Holder Rights Offering will not be honored.[6]

“Qualifying Equity Holder” means a beneficial owner of Record Date Shares that has certified to the Company that it is an AI (which certification shall be verified by the Company).

Use of Rights Offering Proceeds and Incremental Liquidity Facility:	The proceeds from the Rights Offering (and any amounts funded under the Incremental

[6]	By way of example, assuming an Incremental Liquidity Facility of $10 million, a Rights Offering Equity Holder subscribing for $100,000 worth of Equity Holder Primary Shares will be limited to subscribing for $11,764.71 worth of Incremental Liquidity Shares (the resulting quotient of (a) (i) $100,000 divided by (ii) $4.25 million total amount of Equity Interest Rights Offering, multiplied by (b) (i) $500,000 total amount of Incremental Liquidity Facility available to Rights Offering Equity Holders). For the avoidance of doubt, in the event of oversubscription, the number of shares of Equity Holder Primary Shares and Incremental Liquidity Facility Shares to be allocated to each subscribing Rights Offering Equity Holder shall be adjusted proportionate to their respective Percentage Allocations.

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Liquidity Facility) shall be used for the Term Loan Payment, and the remainder shall be used for general corporate purposes, including to pay administrative expenses and Claims under the Plan, including all professional fees.

SECTION 8: Release and Related Provisions
Exculpations:	To the fullest extent permitted by applicable law, the Plan shall provide that (a) each Debtor, (b) each Supporting Creditor, (c) each Backstop Participant, and (d) each of their respective current and former officers and directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, members, managers, equity holders, general or limited partners, controlling persons, Affiliates, parents, subsidiaries, predecessors, successors, heirs, executors and assigns, employees, agents and other representatives (each, an “Exculpated Party”) shall not have or incur any liability, Claims, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, in tort, law, equity, or otherwise (each, a “Cause of Action”) related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the Fundamental Implementation Agreements or Definitive Restructuring Document, or any of the transactions contemplated thereby, any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal

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opinion) created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of confirmation and consummation of the Plan, the administration and implementation of the Plan, including the issuance of any securities pursuant to or in connection with the Plan (including the securities issued pursuant to the Rights Offering and the Backstop Agreement), or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Releases:	To the fullest extent permitted by applicable law, the Plan shall include a full mutual release from liability in favor of each Debtor, each Supporting Creditor, each Backstop Participant, each Participating Equity Holder, and all of their respective current and former officers and directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, members, managers, equity holders, general or limited partners, controlling persons, Affiliates, parents, subsidiaries, predecessors, successors, heirs, executors and assigns, employees, agents and other representatives (the “Released Parties”), from any claims and Causes of Action related to or in connection with the

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Company and its subsidiaries, arising on or prior to the Plan Effective Date, including, for the avoidance of doubt, any actions taken in connection with the Alleged Defaults, including the negotiation and consummation of the Forbearance Agreement and amendments thereto and any reappraisal of assets pursuant to section 10.1.2(m) of the Term Loan Credit Agreement (collectively, the “Releases”); provided, however, that no Party shall be released from any claim or Cause of Action (other than with respect to any actions taken in connection with the Alleged Defaults, including the negotiation and consummation of the Forbearance Agreement and amendments thereto and any reappraisal of assets pursuant to section 10.1.2(m) of the Term Loan Credit Agreement) that was a result of such Party’s gross negligence, willful misconduct, or bad faith, as determined by a Final order of a court of competent jurisdiction. Notwithstanding anything contained herein to the contrary, the Releases shall not release any (a) post-Plan Effective Date obligations of any party under (x) the Plan or (y) any document, instrument or agreement (including those set forth in the Plan Supplement) implementing the Plan or (b) continuing contractual obligation owed by any Released Party to or for the benefit of any Debtor or Reorganized Debtor.

Director and Officer Indemnification:

Any obligations of the Debtors pursuant to their organizational documents to indemnify current and former officers, directors, agents, and/or employees shall not be discharged or impaired by confirmation of the Plan.

Director and officer insurance will continue in place for the directors and officers of all of the Debtors during these Chapter 11 Cases on existing or comparable terms.

After the Plan Effective Date, the reorganized Debtors shall acquire a standard tail policy covering any director and officer at any time prior to the Plan Effective Date

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in at least the scope and amount as currently maintained by the Debtors for six years after the Plan Effective Date. Such directors and officers shall be exculpated and indemnified by the Debtors and reorganized Debtors to the extent of such insurance.

Discharge:	A full and complete discharge shall be provided in the Plan.

Injunction:	Ordinary and customary injunction provisions shall be included in the Plan.

SECTION 9: Other Implementation Provisions
Corporate Structure; Vesting of Assets; Business Plan:

After consummation of the Restructuring, subject to any divestitures in connection with Specified Asset Sales, all of the assets of the Debtors as of the Plan Effective Date shall be owned by the reorganized Debtors and their wholly owned subsidiaries; provided that, at any time prior to the Plan Effective Date, the Required Consenting Creditors may elect, with the prior written consent of the Debtors (which consent shall not be unreasonably withheld, conditioned or delayed) and to the extent permitted by applicable law, to amend the Plan to provide for the liquidation of certain Debtor holding companies whose sole assets are subsidiaries organized and located outside of the United States.

The Required Consenting Noteholders may, at their option, review and analyze the proposed tax and corporate structure of the reorganized Debtors for tax and corporate efficiencies as part of the Restructuring and the Plan will contain such provisions reasonably acceptable to the Required Consenting Noteholders and the Debtors to ensure such tax and corporate efficiencies. The Debtors shall work with the Required Consenting Noteholders to structure the Restructuring and the transactions contemplated herein to the extent practicable in a tax-efficient and cost-effective manner, as determined by the Required Consenting Noteholders in their reasonable discretion,

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and in consultation with the Supporting Term Lenders. Tax-efficient structuring shall include structuring to avoid recognition of gains and to recognize losses (to the extent possible). The proposed tax structure for the reorganized Debtors shall be finalized prior to the Petition Date.

The Debtors’ management shall work with the Supporting Noteholders (and their advisors) that remain subject to a nondisclosure agreement to determine and finalize the Company’s long term business plan, which shall be finalized prior to the Petition Date and shall be determined in consultation with the Supporting Term Lenders (and their advisors) to the extent also subject to a nondisclosure agreement. After the Petition Date, to the extent requested by the Required Consenting Noteholders or the Required Consenting Term Lenders, the Debtors’ management team and operational advisors will host weekly calls with a Supporting Noteholder that is both designated by the Required Consenting Noteholders and that is subject to a nondisclosure agreement to provide updates with regard to the business and any developments.

From the date of execution of the PSA through consummation of the Plan, the Company shall inform Cleary Gottlieb Steen & Hamilton LLP, Sullivan & Cromwell LLP, and Houlihan Lokey, Inc., as advisors of the Supporting Noteholders, and Davis Polk & Wardwell LLP and Evercore Group LLC, as advisors to the Supporting Term Lenders, prior to entry into any new material contracts, other than agreements with customers in the ordinary course of business, and shall consult with, and obtain the consent of, the Required Consenting Noteholders (provided that to the extent any such contract is subject to a customary nondisclosure agreement with the Company, the “Required Consenting Noteholders” threshold with respect to approval of such contract shall be

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calculated without including in the numerator or the denominator Senior Notes held by any Supporting Noteholder that is not party to and declines to enter into such nondisclosure agreement); provided, however, that (i) the Company shall consult with, but need not obtain any further approval of, the Required Consenting Noteholders with respect to any contracts previously disclosed and agreed to in writing by the Required Consenting Noteholders, and (ii) the consent of Required Consenting Noteholders as to any material contracts related to Specified Asset Sales shall not be unreasonably withheld, conditioned or delayed. In any event, the Company will inform the Supporting Creditors and the Supporting Creditor Advisors that remain under a nondisclosure agreement and their respective advisors concurrently with or promptly after entry into any new material contracts.

Reincorporation:	Reorganized Key shall be reincorporated in Delaware.

Reorganized Key Corporate Governance Documents:

On the Plan Effective Date the existing Key corporate charter and bylaws shall be automatically terminated and cancelled.

The Plan shall provide for the execution and filing, on the Plan Effective Date, of the New Key Constituent Documents consistent with the Corporate Governance Term Sheet.

The Plan Supplement shall identify the initial board of directors of Reorganized Key consistent with the Corporate Governance Term Sheet.

Investor Rights Agreement:	The Plan shall provide for the execution, on the Plan Effective Date, of the Investor Rights Agreement consistent with the Corporate Governance Term Sheet.

Corporate Advisory Services Agreement:	On the Plan Effective Date, Reorganized Key shall enter into a corporate advisory services agreement with Platinum Equity Advisors, LLC, or an Affiliate, in the form attached as Exhibit 5 hereto (the “Corporate Advisory Services Agreement”).

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Management Incentive Plan:	The Plan shall provide for the New MIP to be implemented on or following the Plan Effective Date.

Employment Matters:	All existing employment, retention and change of control agreements shall be assumed by the Debtors and “ride through” the Chapter 11 Cases (the “Assumed Employee Agreements”), and any future cash payments or distributions contemplated thereunder shall (to the extent not paid in the ordinary course during the Chapter 11 Cases) remain outstanding and payable in full in cash by Reorganized Key after the Plan Effective Date; provided, that any provisions in such Assumed Employee Agreements that provide rights to purchase or receive Existing Key Common Stock (including, without limitation, vested and unvested (i) restricted stock and (ii) restricted stock units) shall be given effect for purposes of the Equity Interest Rights Offering and Consensual Equity Exchange under the Plan (and will be null and void and have no effect with respect to Reorganized Key Common Stock after the Plan Effective Date). For the avoidance of doubt, if any Assumed Employee Agreement contains a provision or provisions allowing the Company to convert a cash payment or distribution into equity, such provision(s) shall be null and void as to such conversion feature, and any future cash payments or distributions will be paid in cash by Reorganized Key after the Plan Effective Date in accordance with the foregoing sentence. Cash obligations of the Reorganized Debtors on and after the Plan Effective Date pursuant to the prior two sentences shall not exceed a maximum of $8.75 million of which approximately (x) $4.6 million relates to retention payments approved by the Board as set forth on a schedule delivered to counsel to the Supporting Noteholders; (y) $3.4 million relates to current contractual severance

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obligations as set forth on a schedule delivered to counsel to the Supporting Noteholders; and (z) up to $750,000 relates to retention or separation-related payments that may become due on or after the Plan Effective Date as a result of future events as disclosed to counsel for the Consenting Noteholders; provided however that the $8.75 million cap on cash obligations shall exclude (a) any obligations in the nature of wages, expense reimbursements, or other non-incentive based amounts or benefits; and (b) any other obligations that may become due as a result of a termination under the terms of contractual obligations in place as of the date of the PSA, whether or not following a change of control, up to a maximum amount of $11.75 million. Subject to the terms set forth in this paragraph, all equity components of any existing incentive plans will be cancelled, any cash components of such plans will be honored by Reorganized Key, and Reorganized Key shall have no obligation to provide equity-based compensation to employees except as may be provided pursuant to the New MIP. Any individual severance obligation as to former employees terminated prior to the Plan Effective Date will be resolved in a manner satisfactory to the Required Consenting Noteholders and the Debtors, other than individual severance obligations for less than one year’s salary and for less than $500,000 in the aggregate for all severance obligations, which may be resolved by the Debtors in consultation with the Required Consenting Noteholders.

Decisions with respect to amounts to be paid to employees on account of the 2016 annual cash incentive plan generally available to the Debtors’ employees (the “2016 PIP”) will be made following the Plan Effective Date at the discretion of the Board of Reorganized Key. The maximum amount payable under the 2016 PIP shall not exceed $10.3 million.

Executory Contracts and Unexpired Leases:	All executory contracts and unexpired leases, except as set forth in the Plan Supplement to be agreed by the Debtors and Required Consenting Noteholders, shall be deemed assumed. The Debtors and the Required Consenting Noteholders shall consult with each other to determine which, if any,

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executory contracts or unexpired leases should be included for rejection. The Debtors shall not reject any material contract without the prior written consent of the Required Consenting Noteholders.

Certain Closing and Other Conditions to Confirmation and Effectiveness:

The Plan shall be subject to usual and customary conditions to confirmation and effectiveness (as applicable), as well as such other conditions that are reasonably satisfactory to and agreed upon by the Debtors and the Required Consenting Creditors, including, but not limited to, the following:

(a) The Bankruptcy Court shall have entered a Final order, which may be the Confirmation Order, in form and substance reasonably satisfactory to the Required Consenting Creditors and the Debtors approving the Disclosure Statement as containing “adequate information” within the meaning of section 1125 of the Bankruptcy Code;

(b) The Plan and all documents contained in the Plan Supplement, including any exhibits, schedules, amendments, modifications or supplements thereto, all other Definitive Restructuring Documents and the Backstop Agreement, shall have been negotiated, executed, delivered and filed with the Bankruptcy Court or other applicable government authority in substantially final form consistent with the terms and conditions described in this Plan Term Sheet, the Definitive Restructuring Documents or the PSA, as applicable;

(c) The Bankruptcy Court shall have entered the Confirmation Order confirming the Plan on terms consistent with this Plan Term Sheet, the Definitive Restructuring Documents, and the PSA, as applicable, and otherwise reasonably satisfactory to the Required Consenting Creditors and the Debtors, on or before the applicable date set forth on the Restructuring Timeline, unless otherwise agreed by the Debtors and the Required Consenting Creditors in a manner consistent with the PSA, and the Confirmation Order shall be a Final order;

29

(d) The PSA Assumption Order shall have been entered, shall not have been terminated, reversed or vacated, and shall be in full force and effect;

(e) All governmental and material third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, shall have been made or received, including approval under applicable Antitrust Laws;

(f) From and after the Petition Date, the Debtors shall not have commenced an insolvency (or similar) proceeding in any foreign jurisdiction without the consent of the Required Consenting Creditors;

(g) The reasonable and documented professional fees and expenses of the Supporting Creditor Advisors incurred prior to the Petition Date and thereafter shall have been paid in full by the Debtors on or prior to the Plan Effective Date;

(h) The Backstop Agreement shall not have been validly terminated;

(i) The Company shall have complied with the FCPA Resolution, including having timely paid all amounts required to be paid thereunder and completed all other acts required to be completed by the Company thereunder, and the FCPA Resolution shall be in full force and effect;

(j) The New Term Loan Credit Agreement and New ABL Agreement shall have gone effective;

(k) The Company shall (x) have timely complied with all reporting obligations under applicable securities laws (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC, (y) not have become a delinquent filer (giving effect to any extensions granted pursuant to the filing

30

of a Form 12b-25 with the SEC), and (z) in cooperation with counsel to the Required Consenting Noteholders, have used commercially reasonable efforts to obtain a listing on the New York Stock Exchange (“NYSE”) or NASDAQ Global Select Market (“NASDAQ”) as promptly as possible following the Plan Effective Date; and

(l) The Backstop Agreement Closing Conditions (as defined in the Backstop Agreement Term Sheet) shall have been satisfied or waived pursuant to the terms of the Backstop Agreement on or before the Plan Effective Date and the proceeds from the Rights Offering and the Incremental Liquidity Facility, if any, and all amounts funded pursuant to the Backstop Agreement shall have been released to the Company from the escrow account pursuant to the terms of the Rights Offering Documents and the Backstop Agreement.

Rights Offering Backstop:	As set forth in the Backstop Agreement Term Sheet, the Debtors and the Supporting Noteholders shall, consistent with Section 3 of the PSA, negotiate, execute and deliver the Backstop Agreement (each such Supporting Noteholder, a “Backstop Participant”).

Reservation of Rights:

Nothing herein shall be deemed an admission of any kind.

If the Restructuring is not consummated for any reason, the Debtors and the Supporting Creditors fully reserve any and all of their respective rights.

No Registration Under the Securities Act:	The offer, issuance and distribution of the Reorganized Key Common Stock pursuant to the Plan and the Consensual Equity Exchange transactions contemplated by the PSA, this Plan Term Sheet and the Backstop Agreement, will be exempt from registration under the Securities Act pursuant to any available exception or exemption, including but not limited to section 1145 of the Bankruptcy Code.

31

Governing Law and Forum; Venue for Filing:	The governing law for all applicable documentation shall be New York law. The Debtors shall file for chapter 11 in the District of Delaware.

Retention of Jurisdiction:	The Plan will provide for the retention of jurisdiction by the Bankruptcy Court for usual and customary matters.

Restructuring Timeline:	It is anticipated that the Restructuring described herein will take place in accordance with the timeline set forth in the Restructuring Timeline.

32

Schedule 1

Restructuring Timeline

No later than 11:59 p.m. (Eastern Time) on:

1.	October 3, 2016:	Execute Backstop Agreement.

2.	October 4, 2016:	Commence Solicitation of Plan and Rights Offering.

3.	November 4, 2016:	Solicitation of Plan and Rights Offering expires.

4.	November 8, 2016:	Petition Date and filing of Solicitation Materials.

5.	Petition Date + 3 days:	Hearing to approve ‘first day’ motions.

6.	Petition Date + 5 Business Days:	Interim Cash Collateral Order entered.

7.	Petition Date + 40 days:	Final Cash Collateral Order entered.

8.	Scheduled for no later than sixty (60) days after the Petition Date but must be concluded no later than sixty-five (65) days after the Petition Date:	Confirmation Hearing to approve Plan, Disclosure Statement, Solicitation procedures.

9.	Must be entered no later than five (5) Business Days after conclusion of the Confirmation Hearing:	PSA Assumption Order, Backstop Order and Confirmation Order entered.

10.	As promptly as possible after entry of the Confirmation Order but not later than ninety (90) days after the Petition Date:	Plan Effective Date.

Schedule 2

ABL Facility Detail

Schedule 2: ABL Facility Detail

Beneficiary	Letters of Credit Amount
Ace Insurance	$28,488,900
Highland Insurance	150,000
Liberty Mutual Insurance	9,643,788
Bond Safeguard Insurance Company	244,000

Total	$38,526,688

Schedule 3

Term Loan Facility Detail

Schedule 3: Term Loan Facility Detail

Assumptions
Beginning Term Loan Balance Date	7/1/2016
Interest Payment	7/6/2016
PSA Date	8/24/2016
Filing Date	10/2/2016
Effective Date	1/2/2017
Term Loan Interest Rate	10.250%

Term Loan Balance
Beginning Term Loan Balance (07/01/16)	$299,523,135
PSA Paydown (08/25/16) (1)	(9,859,637)

Term Loan Balance (08/25/16)	289,663,498

Amortization Payment (09/30/16)	(787,500)

Term Loan Balance at Filing (10/02/16)	288,875,998

Effective Date Paydown (01/02/17)	(38,875,998)

Term Loan Balance at Effective Date (01/02/17)	$250,000,000

(1)	Accrued interest of $140,363 on the $10 million of principal will be paid at the time of the PSA signing.

Initial Rights Offering

($ in millions)

Pro Forma Equity Value
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Rights Offering	35

Equity Value Post Rights Offering	$235
Less: Rights Offering New Money	(85)

Pre-Rights Offering Equity Value	$150

Rights Offering Calculation
(A) Rights Offering Size	$85

Pre-Rights Offering Equity Value	$150
Rights Offering Discount	25.0%
(B) Discounted Pre-Money Equity Value	$113

% Equity to Rights Offering Parties (A ÷ (A + B))	43.0%

Percentage Put Premium (% of Pro Forma Equity)	6.0%

Total Equity to Rights Offering and Percentage Put Premium Parties	49.0%

Plan Value Price Per Share
Pre-Rights Offering Equity Value	$150
Shares Outstanding Before Rights Offering (incl. percentage put premium)	6.2
$ Per Share	$24.21

Rights Offering Price Per Share
Rights Offering Money Invested	$85
Rights Offering Shares Issued (not incl. percentage put premium)	4.7
$ Per Share	$18.16
Memo: Discount to Plan Value Per Share	25.0%

Incremental Liquidity Shares - No Tranches of Incremental Liquidity Shares Funded

($ in millions)

Pro Forma Equity Value - Pre-Incremental Liquidity Shares
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Incremental Liquidity Shares Investment	35

Transaction Equity Value	$235
Less: Incremental Liquidity Shares New Money	—

Pre-Incremental Liquidity Shares Equity Value	$235

Incremental Liquidity Shares Calculation - Tranche 1
Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares 1 Discount	—

Discounted Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares 1 New Money	—
Incremental Liquidity Shares 2 New Money - Undiscounted	—
Incremental Liquidity Shares 3 New Money - Undiscounted	—

Pro Forma Equity Value	$235

Equity to Incremental Liquidity Shares 1	—

Incremental Liquidity Shares Calculation - Tranche 2
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 2 New Money	—
Incremental Liquidity Shares 1 New Money - Undiscounted	—
Incremental Liquidity Shares 3 New Money - Undiscounted	—

Pro Forma Equity Value	235

Equity to Incremental Liquidity Shares 2	—

Incremental Liquidity Shares Calculation - Tranche 3
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 3 New Money	—
Incremental Liquidity Shares 1 New Money - Undiscounted	—
Incremental Liquidity Shares 2 New Money - Undiscounted	—

Pro Forma Equity Value	$235

Equity to Incremental Liquidity Shares 3	—

Total Equity to Incremental Liquidity Shares	—

Dollar Put Premium	6.0%
Total Incremental Liquidity Facility Commitment	$25.0
Dollar Put Premium ($)	1.5
Dollar Put Premium (%)	0.6%

Total Equity to Incremental Liquidity Shares and Dollar Put Premium Parties	0.6%

Price Per Share Pre-Incremental Liquidity Shares
Equity Value Post-Rights Offering	$235
Total Shares Post-Rights Offering	10.9
Increase in Percentage Put Premium and Dollar Put Premium	0.1
$ Per Share	$21.46

Incremental Liquidity Shares Tranche 1 - Price Per Share
Incremental Liquidity Shares Tranche 1 Money Invested	—
Incremental Liquidity Shares Tranche 1 Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Incremental Liquidity Shares Tranche 2 - Price Per Share
Incremental Liquidity Shares Tranche 2 Money Invested	—
Incremental Liquidity Shares Tranche 2 Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Incremental Liquidity Shares Tranche 3 - Price Per Share
Incremental Liquidity Shares Tranche 3 Money Invested	—
Incremental Liquidity Shares Tranche 3 Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Schedule 4

Schedule of Reorganized Key Common Stock

Schedule 4: Reorganized Key Common Stock - No Tranches of Incremental Liquidity Shares Funded

	After Rights Offering		After Incremental Liquidity Shares		After Exercise of 4-Year Warrants		After Exercise of 5-Year Warrants
	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total
Notes Ownership
Senior Notes Exchange	5,000,000	46.0%	5,000,000	45.6%	5,000,000	43.3%	5,000,000	41.1%
Rights Offering	4,447,811	40.9%	4,447,811	40.6%	4,447,811	38.5%	4,447,811	36.6%
Percentage Put Premium	652,713	6.0%	657,175	6.0%	657,175	5.7%	657,175	5.4%
Dollar Put Premium	—	—	69,912	0.6%	69,912	0.6%	69,912	0.6%
Incremental Liquidity Shares - Tranche 1	—	—	—	—	—	—	—	—
Incremental Liquidity Shares - Tranche 2	—	—	—	—	—	—	—	—
Incremental Liquidity Shares - Tranche 3	—	—	—	—	—	—	—	—

Sub-Total	10,100,523	92.8%	10,174,898	92.9%	10,174,898	88.0%	10,174,898	83.7%

Shareholder Ownership
Reorganized Key Common Stock Distribution	543,927	5.0%	543,927	5.0%	543,927	4.7%	543,927	4.5%
Rights Offering	234,095	2.2%	234,095	2.1%	234,095	2.0%	234,095	1.9%
Incremental Liquidity Shares - Tranche 1	—	—	—	—	—	—	—	—
Incremental Liquidity Shares - Tranche 2	—	—	—	—	—	—	—	—
Incremental Liquidity Shares - Tranche 3	—	—	—	—	—	—	—	—
4-Year Warrants	—	—	—	—	604,612	5.2%	604,612	5.0%
5-Year Warrants	—	—	—	—	—	—	604,612	5.0%

Sub-Total	778,023	7.2%	778,023	7.1%	1,382,634	12.0%	1,987,246	16.3%

Total	10,878,546	100.0%	10,952,921	100.0%	11,557,532	100.0%	12,162,144	100.0%

(1)	Shares of Reorganized Key Common Stock.

Incremental Liquidity Shares - Tranche 1 of Incremental Liquidity Shares Funded

($ in millions)

Pro Forma Equity Value - Pre-Incremental Liquidity Shares
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Incremental Liquidity Shares Investment	45

Transaction Equity Value	$245
Less: Incremental Liquidity Shares New Money	(10)

Pre-Incremental Liquidity Shares Equity Value	$235

Incremental Liquidity Shares Calculation - Tranche 1
Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares 1 Discount	37.5%

Discounted Pre-Incremental Liquidity Shares Equity Value	147
Incremental Liquidity Shares 1 New Money	10
Incremental Liquidity Shares 2 New Money - Undiscounted	—
Incremental Liquidity Shares 3 New Money - Undiscounted	—

Pro Forma Equity Value	$157

Equity to Incremental Liquidity Shares 1	6.4%

Incremental Liquidity Shares Calculation - Tranche 2
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 2 New Money	—
Incremental Liquidity Shares 1 New Money - Undiscounted	16
Incremental Liquidity Shares 3 New Money - Undiscounted	—

Pro Forma Equity Value	251

Equity to Incremental Liquidity Shares 2	—

Incremental Liquidity Shares Calculation - Tranche 3
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 3 New Money	—
Incremental Liquidity Shares 1 New Money - Undiscounted	16
Incremental Liquidity Shares 2 New Money - Undiscounted	—

Pro Forma Equity Value	$251

Equity to Incremental Liquidity Shares 3	—

Total Equity to Incremental Liquidity Shares	6.4%

Dollar Put Premium	6.0%
Total Incremental Liquidity Facility Commitment	$25.0
Dollar Put Premium ($)	1.5
Dollar Put Premium (%)	0.6%

Total Equity to Incremental Liquidity Shares and Dollar Put Premium Parties	7.0%

Price Per Share Pre-Incremental Liquidity Shares
Equity Value Post-Rights Offering	$235
Total Shares Post-Rights Offering	10.9
Increase in Percentage Put Premium and Dollar Put Premium	0.1
$ Per Share	$21.36

Incremental Liquidity Shares Tranche 1 - Price Per Share
Incremental Liquidity Shares Tranche 1 Money Invested	$10
Incremental Liquidity Shares Tranche 1 Issued	0.7
$ Per Share	$13.35
Memo: Discount to Price Per Share Pre-Liquidity Shares	37.5%

Incremental Liquidity Shares Tranche 2 - Price Per Share
Incremental Liquidity Shares Tranche 2 Money Invested	—
Incremental Liquidity Shares Tranche 2 Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Incremental Liquidity Shares Tranche 3 - Price Per Share
Incremental Liquidity Shares Tranche 3 Money Invested	—
Incremental Liquidity Shares Tranche 3 Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Schedule 4: Reorganized Key Common Stock - Tranche 1 of Incremental Liquidity Shares Funded

	After Rights Offering		After Incremental Liquidity Shares		After Exercise of 4-Year Warrants		After Exercise of 5-Year Warrants
	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total
Notes Ownership
Senior Notes Exchange	5,000,000	46.0%	5,000,000	42.5%	5,000,000	40.5%	5,000,000	38.6%
Rights Offering	4,447,811	40.9%	4,447,811	37.8%	4,447,811	36.0%	4,447,811	34.3%
Percentage Put Premium	652,713	6.0%	705,122	6.0%	705,122	5.7%	705,122	5.4%
Dollar Put Premium	—	—	71,951	0.6%	71,951	0.6%	71,951	0.6%
Incremental Liquidity Shares - Tranche 1	—	—	711,677	6.1%	711,677	5.8%	711,677	5.5%
Incremental Liquidity Shares - Tranche 2	—	—	—	—	—	—	—	—
Incremental Liquidity Shares - Tranche 3	—	—	—	—	—	—	—	—

Sub-Total	10,100,523	92.8%	10,936,562	93.1%	10,936,562	88.5%	10,936,562	84.3%

Shareholder Ownership
Reorganized Key Common Stock Distribution	543,927	5.0%	543,927	4.6%	543,927	4.4%	543,927	4.2%
Rights Offering	234,095	2.2%	234,095	2.0%	234,095	1.9%	234,095	1.8%
Incremental Liquidity Shares - Tranche 1	—	—	37,457	0.3%	37,457	0.3%	37,457	0.3%
Incremental Liquidity Shares - Tranche 2	—	—	—	—	—	—	—	—
Incremental Liquidity Shares - Tranche 3	—	—	—	—	—	—	—	—
4-Year Warrants	—	—	—	—	607,275	4.9%	607,275	4.7%
5-Year Warrants	—	—	—	—	—	—	607,275	4.7%

Sub-Total	778,023	7.2%	815,479	6.9%	1,422,755	11.5%	2,030,030	15.7%

Total	10,878,546	100.0%	11,752,041	100.0%	12,359,316	100.0%	12,966,592	100.0%

(1)	Shares of Reorganized Key Common Stock.

Incremental Liquidity Shares - Tranche 1 and 2 of Incremental Liquidity Shares Funded

($ in millions)

Pro Forma Equity Value - Pre-Incremental Liquidity Shares
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Incremental Liquidity Shares Investment	55

Transaction Equity Value	$255
Less: Incremental Liquidity Shares New Money	(20)

Pre-Incremental Liquidity Shares Equity Value	$235

Incremental Liquidity Shares Calculation - Tranche 1
Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares 1 Discount	37.5%

Discounted Pre-Incremental Liquidity Shares Equity Value	147
Incremental Liquidity Shares 1 New Money	10
Incremental Liquidity Shares 2 New Money - Undiscounted	13
Incremental Liquidity Shares 3 New Money - Undiscounted	—

Pro Forma Equity Value	$169

Equity to Incremental Liquidity Shares 1	5.9%

Incremental Liquidity Shares Calculation - Tranche 2
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	50.0%

Discounted Pre-Incremental Liquidity Shares Equity Value	$118
Incremental Liquidity Shares 2 New Money	10
Incremental Liquidity Shares 1 New Money - Undiscounted	8
Incremental Liquidity Shares 3 New Money - Undiscounted	—

Pro Forma Equity Value	136

Equity to Incremental Liquidity Shares 2	7.4%

Incremental Liquidity Shares Calculation - Tranche 3
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	—

Discounted Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 3 New Money	—
Incremental Liquidity Shares 1 New Money - Undiscounted	16
Incremental Liquidity Shares 2 New Money - Undiscounted	20

Pro Forma Equity Value	$271

Equity to Incremental Liquidity Shares 3	—

Total Equity to Incremental Liquidity Shares	13.3%

Dollar Put Premium	6.0%
Total Incremental Liquidity Facility Commitment	$25.0
Dollar Put Premium ($)	1.5
Dollar Put Premium (%)	0.6%

Total Equity to Incremental Liquidity Shares and Dollar Put Premium Parties	13.9%

Price Per Share Pre-Incremental Liquidity Shares
Equity Value Post-Rights Offering	$235
Total Shares Post-Rights Offering	10.9
Increase in Percentage Put Premium and Dollar Put Premium	0.2
$ Per Share	$21.24

Incremental Liquidity Shares Tranche 1 - Price Per Share
Incremental Liquidity Shares Tranche 1 Money Invested	$10
Incremental Liquidity Shares Tranche 1 Issued	0.8
$ Per Share	$13.27
Memo: Discount to Price Per Share Pre-Liquidity Shares	37.5%

Incremental Liquidity Shares Tranche 2 - Price Per Share
Incremental Liquidity Shares Tranche 2 Money Invested	$10
Incremental Liquidity Shares Tranche 2 Issued	0.9
$ Per Share	$10.62
Memo: Discount to Price Per Share Pre-Liquidity Shares	50.0%

Incremental Liquidity Shares Tranche 3 - Price Per Share
Incremental Liquidity Shares Tranche 3 Money Invested	—
Incremental Liquidity Shares Tranche 3 Issued	—
$ Per Share	N/A
Memo: Discount to Price Per Share Pre-Liquidity Shares	N/A

Schedule 4: Reorganized Key Common Stock - Tranche 1 and 2 of Incremental Liquidity Shares Funded

	After Rights Offering		After Incremental Liquidity Shares		After Exercise of 4-Year Warrants		After Exercise of 5-Year Warrants
	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total
Notes Ownership
Senior Notes Exchange	5,000,000	46.0%	5,000,000	39.2%	5,000,000	37.4%	5,000,000	35.8%
Rights Offering	4,447,811	40.9%	4,447,811	34.9%	4,447,811	33.3%	4,447,811	31.8%
Percentage Put Premium	652,713	6.0%	765,716	6.0%	765,716	5.7%	765,716	5.5%
Dollar Put Premium	—	—	75,070	0.6%	75,070	0.6%	75,070	0.5%
Incremental Liquidity Shares - Tranche 1	—	—	715,798	5.6%	715,798	5.4%	715,798	5.1%
Incremental Liquidity Shares - Tranche 2	—	—	894,748	7.0%	894,748	6.7%	894,748	6.4%
Incremental Liquidity Shares - Tranche 3	—	—	—	—	—	—	—	—

Sub-Total	10,100,523	92.8%	11,899,143	93.2%	11,899,143	89.0%	11,899,143	85.1%

Shareholder Ownership
Reorganized Key Common Stock Distribution	543,927	5.0%	543,927	4.3%	543,927	4.1%	543,927	3.9%
Rights Offering	234,095	2.2%	234,095	1.8%	234,095	1.8%	234,095	1.7%
Incremental Liquidity Shares - Tranche 1	—	—	37,674	0.3%	37,674	0.3%	37,674	0.3%
Incremental Liquidity Shares - Tranche 2	—	—	47,092	0.4%	47,092	0.4%	47,092	0.3%
Incremental Liquidity Shares - Tranche 3	—	—	—	—	—	—	—	—
4-Year Warrants	—	—	—	—	610,642	4.6%	610,642	4.4%
5-Year Warrants	—	—	—	—	—	—	610,642	4.4%

Sub-Total	778,023	7.2%	862,788	6.8%	1,473,430	11.0%	2,084,071	14.9%

Total	10,878,546	100.0%	12,761,931	100.0%	13,372,573	100.0%	13,983,214	100.0%

(1)	Shares of Reorganized Key Common Stock.

Incremental Liquidity Shares - Tranche 1, 2 and 3 of Incremental Liquidity Shares Funded

($ in millions)

Pro Forma Equity Value - Pre-Incremental Liquidity Shares
Company TEV	$450
Less: Pro Forma Debt at Emergence	(250)
Plus: Excess Cash After Incremental Liquidity Shares Investment	60

Transaction Equity Value	$260
Less: Incremental Liquidity Shares New Money	(25)

Pre-Incremental Liquidity Shares Equity Value	$235

Incremental Liquidity Shares Calculation - Tranche 1
Pre-Incremental Liquidity Shares Equity Value	235
Incremental Liquidity Shares 1 Discount	37.5%

Discounted Pre-Incremental Liquidity Shares Equity Value	147
Incremental Liquidity Shares 1 New Money	10
Incremental Liquidity Shares 2 New Money - Undiscounted	13
Incremental Liquidity Shares 3 New Money - Undiscounted	10

Pro Forma Equity Value	$179

Equity to Incremental Liquidity Shares 1	5.6%

Incremental Liquidity Shares Calculation - Tranche 2
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	50.0%

Discounted Pre-Incremental Liquidity Shares Equity Value	$118
Incremental Liquidity Shares 2 New Money	10
Incremental Liquidity Shares 1 New Money - Undiscounted	8
Incremental Liquidity Shares 3 New Money - Undiscounted	8

Pro Forma Equity Value	143

Equity to Incremental Liquidity Shares 2	7.0%

Incremental Liquidity Shares Calculation - Tranche 3
Pre-Incremental Liquidity Shares Equity Value	$235
Incremental Liquidity Shares 1 Discount	67.5%

Discounted Pre-Incremental Liquidity Shares Equity Value	$76
Incremental Liquidity Shares 3 New Money	5
Incremental Liquidity Shares 1 New Money - Undiscounted	5
Incremental Liquidity Shares 2 New Money - Undiscounted	7

Pro Forma Equity Value	$93

Equity to Incremental Liquidity Shares 3	5.4%

Total Equity to Incremental Liquidity Shares	17.9%

Dollar Put Premium	6.0%
Total Incremental Liquidity Facility Commitment	$25.0
Dollar Put Premium ($)	1.5
Dollar Put Premium (%)	0.6%

Total Equity to Incremental Liquidity Shares and Dollar Put Premium Parties	18.5%

Price Per Share Pre-Incremental Liquidity Shares
Equity Value Post-Rights Offering	$235
Total Shares Post-Rights Offering	10.9
Increase in Percentage Put Premium and Dollar Put Premium	0.2
$ Per Share	$21.14

Incremental Liquidity Shares Tranche 1 - Price Per Share
Incremental Liquidity Shares Tranche 1 Money Invested	$10
Incremental Liquidity Shares Tranche 1 Issued	0.8
$ Per Share	$13.21
Memo: Discount to Price Per Share Pre-Liquidity Shares	37.5%

Incremental Liquidity Shares Tranche 2 - Price Per Share
Incremental Liquidity Shares Tranche 2 Money Invested	$10
Incremental Liquidity Shares Tranche 2 Issued	0.9
$ Per Share	$10.57
Memo: Discount to Price Per Share Pre-Liquidity Shares	50.0%

Incremental Liquidity Shares Tranche 3 - Price Per Share
Incremental Liquidity Shares Tranche 3 Money Invested	$5
Incremental Liquidity Shares Tranche 3 Issued	0.7
$ Per Share	$6.87
Memo: Discount to Price Per Share Pre-Liquidity Shares	67.5%

Schedule 4: Reorganized Key Common Stock - Tranche 1, 2 and 3 of Incremental Liquidity Shares Funded

	After Rights Offering		After Incremental Liquidity Shares		After Exercise of 4-Year Warrants		After Exercise of 5-Year Warrants
	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total	Shares(1)	% Total
Notes Ownership
Senior Notes Exchange	5,000,000	46.0%	5,000,000	36.9%	5,000,000	35.3%	5,000,000	33.8%
Rights Offering	4,447,811	40.9%	4,447,811	32.8%	4,447,811	31.4%	4,447,811	30.1%
Percentage Put Premium	652,713	6.0%	812,858	6.0%	812,858	5.7%	812,858	5.5%
Dollar Put Premium	—	—	78,159	0.6%	78,159	0.6%	78,159	0.5%
Incremental Liquidity Shares - Tranche 1	—	—	719,047	5.3%	719,047	5.1%	719,047	4.9%
Incremental Liquidity Shares - Tranche 2	—	—	898,809	6.6%	898,809	6.3%	898,809	6.1%
Incremental Liquidity Shares - Tranche 3	—	—	691,392	5.1%	691,392	4.9%	691,392	4.7%

Sub-Total	10,100,523	92.8%	12,648,077	93.4%	12,648,077	89.3%	12,648,077	85.6%

Shareholder Ownership
Reorganized Key Common Stock Distribution	543,927	5.0%	543,927	4.0%	543,927	3.8%	543,927	3.7%
Rights Offering	234,095	2.2%	234,095	1.7%	234,095	1.7%	234,095	1.6%
Incremental Liquidity Shares - Tranche 1	—	—	37,845	0.3%	37,845	0.3%	37,845	0.3%
Incremental Liquidity Shares - Tranche 2	—	—	47,306	0.3%	47,306	0.3%	47,306	0.3%
Incremental Liquidity Shares - Tranche 3	—	—	36,389	0.3%	36,389	0.3%	36,389	0.2%
4-Year Warrants	—	—	—	—	613,261	4.3%	613,261	4.2%
5-Year Warrants	—	—	—	—	—	—	613,261	4.2%

Sub-Total	778,023	7.2%	899,562	6.6%	1,512,823	10.7%	2,126,083	14.4%

Total	10,878,546	100.0%	13,547,639	100.0%	14,160,899	100.0%	14,774,160	100.0%

(1)	Shares of Reorganized Key Common Stock.

KEY ENERGY SERVICES, INC.

PLAN TERM SHEET LIST OF EXHIBITS

1.	Exhibit 1: New Term Loan Credit Agreement Term Sheet

2.	Exhibit 2: Cash Collateral Order Term Sheet

3.	Exhibit 3: Backstop Agreement Term Sheet

4.	Exhibit 4: Corporate Governance Term Sheet

5.	Exhibit 5: Form of Corporate Advisory Services Agreement

6.	Exhibit 6: Terms of Warrants

PLAN TERM SHEET – EXHIBIT 1

SUMMARY OF TERMS AND CONDITIONS

KEY ENERGY TERM LOAN AGREEMENT

This Summary of Terms outlines all material terms of the exit term loan and security agreement of Key Energy Services, Inc. (the “Exit Term Loan Agreement”). Capitalized terms used and not defined herein have meanings assigned to them in the existing Term Loan and Security Agreement, dated as of June 1, 2015, among Key Energy Services, Inc., as Borrower, Cortland Capital Market Services LLC, as Agent and lenders party thereto (the “Existing Term Loan Agreement”).

Borrower:	Key Energy Services, Inc. as a reorganized company (the “Borrower”).

Guarantors:	Consistent with the Existing Term Loan Agreement, the Term Loans shall be guaranteed by: (a) Key Energy Mexico, LLC as a reorganized company and a Delaware limited liability company, (b) Key Energy Services, LLC as a reorganized company and a Texas limited liability company and (c) each other Person that guarantees payment or performance of the Obligations.

Collateral:

The definition of “Excluded Property” shall be amended by replacing “$45,000,000” with “$5,000,000.” The assets in the SPV shall not count toward the Excluded Property threshold.

Section 7.3 will be revised to reflect the following (the Collateral specified below, the “Post-Closing Collateral” and the time periods relating thereto, the “Post-Closing Collateral Period”):

•

The Obligors shall execute, deliver and record a Mortgage (and an opinion) sufficient to create a perfected Lien in favor of the Agent on each owned real property with a net book value greater than $250,000 located in TX, ND, NM, CA, LA or OK within three months (with extensions to be granted by Agent not to be unreasonably withheld, delayed or conditioned) following the Closing Date. Title insurance shall be required only with respect to real properties with a net book value in excess of $500,000 and only to the extent doing so does not require obtaining new survey, zoning, appraisals, phase 1s, et cetera.

• The Obligors shall use commercially reasonable efforts to transfer all leased real property and all owned real property (and in any event transfer owned real property accounting for 90% of the aggregate net book value of all applicable real property) not secured by a mortgage to a special purpose vehicle (the “SPV”) (which shall not be required to be “bankruptcy remote” but which shall be prohibited from incurring any indebtedness or other obligations or granting any liens, other than customary exceptions related to maintenance of its corporate existence, intercompany obligations subject to a subordination agreement, involuntary liens and claims, etc.) within three months (with extensions to be granted by Agent not to be unreasonably withheld, delayed or conditioned) following the Closing Date. Commercially reasonable efforts shall not require the payment of consent or similar fees to counterparties to leases or other contracts.

	•	The Obligors shall use commercially reasonable efforts to create a perfected Lien in favor of the Agent on each Vehicle that is not currently subject to a perfected security interest in favor of the Agent within nine months (with extensions to be granted by Agent not to be unreasonably withheld, delayed or conditioned) following the Closing Date.

	•	No leasehold mortgages will be required and no Related Real Estate Documents shall be required with respect to any owned real property, other than properties mortgaged as of the date hereof, and other than, as to properties with a net book value in excess of $500,000 and subject to the first bullet point above, title insurance.

Documentation Principles:	The documentation for the Exit Term Loan Agreement (the “New Exit Term Loan Documentation”) will be drafted by Sullivan & Cromwell LLP and negotiated in good faith by the Borrower and the Lenders, as promptly as reasonably practicable after the acceptance of this Summary of Terms, will be based on the Existing Term Loan Agreement and related documentation and except as otherwise set forth in this Summary of Terms shall be consistent in all material respects with the Existing Term Loan Agreement, will give effect to technical changes to cure any ambiguity or mistake, “fresh start” accounting, the resolution of the FCPA Matter, the cancellation of the Senior Notes on the effective date of the Prepackaged Plan, the amendment of the ABL Credit Agreement on the effective date of the Prepackaged Plan and the consummation of the transactions contemplated by the Prepackaged Plan and shall be in a form such that, if and when executed and delivered, it is consistent with this Summary of Terms and would not impair availability of the Term Loans on the Closing Date if the conditions set forth in this Summary of Terms are satisfied (collectively, the “Documentation Principles”).

Agent:	Cortland Capital Market Services LLC (in its capacity as agent for the Lenders, the “Agent”).

Lenders:	The financial institutions party to the Existing Term Loan Agreement (the “Lenders”).

Type and Amount of Term Loans:	$250,000,000 of term loans (the “Term Loans”).

Maturity:	Five (5) years from the Closing Date (as defined herein).

Amortization:	The amortization schedule in Section 5.2.1 will be revised so that (i) the first amortization payment shall be due on the last day of the first full Fiscal Quarter ending after the Closing Date and (ii) each quarterly amortization payment, including the first amortization payment, shall be in an amount of $625,000.

Interest Rate:

Applicable Margin: (a) 10.25% per annum in the case of LIBOR Loans and (b) 9.25% per annum in the case of Base Rate Loans. The LIBOR “floor” shall equal 1.00%.

The Exit Term Loan Agreement shall permit the Borrower, at its option, to pay up to 100 bps of interest in cash, “PIK” interest in the form of additional Term Loans or any combination of the foregoing.

Applicable Premium:

The schedule set forth in Section 5.5 with respect to the Applicable Premium shall be revised so that if a repayment, prepayment or assignment requiring the payment of the Applicable Premium is triggered then (i) if made prior to the first anniversary of the Closing Date, the Make-Whole Amount shall be due, (ii) if made on or after the first anniversary but prior to the second anniversary of the Closing Date, a cash amount equal to the product of the principal amount of the loan prepaid times 6.00% shall be due, (iii) if made on or after the second anniversary but prior to the third anniversary of the Closing Date, a cash amount equal to the product of the principal amount of the loan prepaid times 3.00% shall be due and (iv) if made on or after the third anniversary of the Closing Date, then $0 shall be due.

The definition of “Make-Whole Amount” shall be amended and restated as follows:

Make-Whole Amount: with respect to any Loan repaid or prepaid under Sections 5.3.1 or 5.3.2, accelerated pursuant to Section 12.2 or assigned under Section 14.4(a), on any prepayment, repayment, acceleration or assignment date, the greater of:

(a) 1.0% of the principal amount of the Loan repaid, prepaid, accelerated or assigned; and

(b)    the excess of:

(i) the present value at such repayment, prepayment or assignment date of (i) the principal amount of such Loans, plus (ii) the Applicable Premium on such Loan on the first anniversary of the Closing Date set forth in Section 5.5(b), plus (iii) each required interest payment on such Loan from the date of such repayment, prepayment or assignment (assuming that the rate for LIBOR Loans prevailing at the time of the notice of repayment, prepayment or assignment applies throughout such period) through the first anniversary of the Closing Date (excluding accrued but unpaid interest to the date of such repayment, prepayment or assignment), such present value to be computed using a discount rate equal to the Treasury Rate plus 50 basis points discounted to the repayment, prepayment or assignment date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over

(ii) the principal amount of such Loans.

Incremental Facility:	The definition of “Incremental Amount” shall be amended by replacing “$400,000,000” with “$0.”

Voluntary Prepayments:	Consistent with the Documentation Principles.

Offer to Repurchase Loans:

The following changes shall be made to:

Asset Disposition Offers: To add a 365 day customary reinvestment right (including to use for capital expenditures) for up to $20,000,000 of Net Cash Proceeds from Asset Dispositions per fiscal year and $40,000,000 in the aggregate before an Asset Disposition Offer is required.

Excess Cash Flow: The first Excess Cash Flow payment will commence for the Fiscal Year ending December 31, 2017.

Change of Control: The definition of “Change of Control” shall be amended to carve out Platinum and its affiliates (and any group of which Platinum and its affiliates are members so long as Platinum and its affiliates own a majority of the Voting Stock held by the group).

Representations and Warranties:	Consistent with the Documentation Principles.

Affirmative Covenants:	Subject to the Documentation Principles, the affirmative covenants will remain consistent with the Existing Term Loan Agreement, except as set forth below:

Reporting:	Subject to the Documentation Principles, clauses (a) and (b) of Section 10.1.2 will be revised so that:

	•	Annual Financial Statements:

		i.	Required to be delivered by the earlier of (x) ninety (90) days after the end of each Fiscal Year and (y) the date by which the Borrower is required to file its annual report on Form 10-K with the SEC; and

		ii.	The “going concern” qualification to conform to the ABL facility.
	•	Quarterly Financial Statements:

		i.	Required to be delivered within sixty (60) days after the end of each Fiscal Quarter (other than fourth Fiscal Quarter).

	•	Information Regarding Obligors: Notice to be provided within three (3) Business Days after the occurrence of each of the items listed in clause (k) of Section 10.1.2.

	•	PP&E Value Reports: Section 10.1.2(m)(i) shall be amended and restated as follows: “Concurrently with any delivery of financial statements under Section 10.1.2(a) or financial statements for any quarter ending June 30 under Section 10.1.2(b), a PP&E Value Report evaluating the Term Priority Collateral and setting forth the PP&E Value (before any adjustments contemplated by the proviso set forth in the definition thereof) with respect thereto as of a date to be no earlier than 45 days prior to the last day of the period covered by such financial statements, together with a certification from the Borrower that such PP&E Value Report is true and accurate and has been prepared in accordance with the procedures used in the immediately preceding PP&E Value Report; provided that (A) the PP&E Value Report to be delivered in connection with annual financials shall reflect appropriate field examinations with respect to the Term Priority Collateral and (B) otherwise, the PP&E Value Report may consist of a desktop appraisal, in each case, prepared by an Accepted Appraiser. After receipt of the PP&E Value Report, the Agent will have ten (10)

Business Days to review it. The Agent will deliver notice to the Borrower on or prior to the tenth (10th) Business Day after receipt of the PP&E Value Report specifying in reasonable detail all disputed items with respect to such report and the basis therefor. If the Agent fails to deliver such notice in such ten (10) Business Day period, the Agent will have waived their right to contest the PP&E Value Report. If the Agent notifies the Borrower of any objections to the PP&E Value Report in such ten (10) Business Day period, the parties will, within ten (10) days following the date of such notice, attempt to resolve their differences and any written resolution by them as to any disputed amount will be final and binding for all purposes under this Agreement. If at the conclusion of such ten (10) day period (the “Resolution End Date”) the parties have not reached an agreement on any objections with respect to the PP&E Value Report, then the Agent may request an additional PP&E Value Report prepared at the expense of the Borrower from another Accepted Appraiser selected and engaged by the Agent based on new field examinations with respect to the Term Priority Collateral (an “Interim PP&E Value Report”). If the Interim PP&E Value Report is delivered to the Agent on or prior to the 50th Business Day following the Resolution End Date, the results thereof shall apply for all purposes of this Agreement. If such Interim PP&E Value Report is not delivered within such period, then the initial PP&E Value Report shall apply.

Section 10.1.2(m)(ii) shall be amended and restated as follows: “In addition to the foregoing, at any time upon the request of the Required Lenders (not to be exercised more than once in any Fiscal Year), the Agent may request an Interim PP&E Value Report. After receipt of an Interim PP&E Value Report, the Borrower will have ten (10) Business Days to review it. The Borrower will deliver notice to the Agent on or prior to the tenth (10th) Business Day after receipt of the Interim PP&E Value Report specifying in reasonable detail all disputed items with respect to such report and the basis therefor. If the Borrower fails to deliver such notice in such ten (10) Business Day period, the Borrower will have waived their right to contest the Interim PP&E Value Report. If the Borrower notifies the Agent of any objections to the Interim PP&E Value Report in such ten (10) Business Day period, the parties will, within ten (10) days following the date of such notice, attempt to resolve their differences and any written resolution by them as to any disputed amount will be final and binding for all purposes under this Agreement. If by the Resolution End Date the parties have not reached an agreement on any objections with respect to the Interim PP&E Value Report, then the Borrower may request an updated Interim PP&E Value Report prepared at the expense of the Borrower from another Accepted Appraiser selected and engaged by the Borrower (the “Updated Interim PP&E Value Report”). If the Updated Interim PP&E Value Report is delivered to the Agent on or prior to the 50th Business Day following the Resolution End Date, the results thereof shall apply for all purposes of this Agreement. If such Updated Interim PP&E Value Report is not delivered within such period, then the initial Interim PP&E Value Report shall apply.

“Accepted Appraiser” shall mean each of Great American Group, Tiger Valuation Services, Hilco Appraisal Services and Gordon Brothers Corporation.

• Lender Calls: A new Section 10.1.21 shall be added as follows: “Unless the Borrower holds a quarterly public earnings call with a “Q&A” component, the Borrower shall participate in one conference call per quarter with the Agent and the Lenders, collectively, in each case at such times as may be agreed to by the Borrower and the Agent or the Required Lenders.”

Payment of Tax Obligations:	The definition of “Properly Contested” shall be revised to remove “nor result in forfeiture or sale of any assets of the Obligor”.

Insurance:	Section 10.1.8 will be modified to require 10 days’ notice to the Agent for cancellation due to non-payment.

Licenses Affecting Collateral:	Section 10.1.19 shall be removed.

Negative Covenants:	Subject to the Documentation Principles, negative covenants will remain consistent with the Existing Term Loan Agreement, except as set forth below:

Debt:	Section 10.2.1 shall be revised as follows:

	•	Senior Notes: Clause (f) with respect to the Senior Notes shall be deleted; and

	•	FCCR Investment: Clause (n)(ii) to be clarified so that assets with liens in favor of the Agent are not excluded.

	•	Permitted Junior Priority Secured Debt: Clause (i) and related definitions to be revised (1) so that interest thereunder must be PIK coupon only and (2) to provide for full payment subordination to the Term Loans.

	•	ABL Basket: Clause (h) shall be equal to (1) $100,000,000 under the amended ABL Credit Agreement, plus (2) up to $50,000,000 of incremental ABL loans so long as the all-in-yield for such incremental ABL loans (taking into account interest margins, upfront fees and OID, with upfront fees and OID being equated to interest margins based on an assumed four-year life to maturity and any underwriting, commitment, arrangement or other fees payable in connection therewith, but exclusive of Base Rate and LIBOR (assuming a LIBOR floor of no greater than 100 bps)) is no greater than 600 bps, all subject to a borrowing base (x) based solely on “Eligible Accounts” (substantially as defined in the ABL Credit Agreement as of the date hereof or as otherwise agreed with the Term Lenders) and cash collateral and (y) with a maximum advance rate against Eligible Accounts of 85%.

Distributions; Upstream Payments:		The following definition of “Redemption” shall be added:

Redemption: with respect to any Debt, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt.

Sale of Properties:	Section 10.2.9 shall be revised so that:

	•	clause (d) permits “any sale, transfer, lease or other disposition” (rather than just “transfer”) by Subsidiaries/Guarantors to the Borrower/Guarantors and by non-Guarantors to other non-Guarantors (rather than just by Subsidiaries/Guarantors to the Borrower or Guarantor); and

	•	any transactions contemplated by the Prepackaged Plan on the Closing Date are permitted.

Transactions with Affiliates:	Section 10.2.10 shall be revised so that:
	•	accrual of management fees of $3,000,000 per year and payable as follows: (i) beginning in 2017, paid on an annual basis out of retained ECF and (ii) beginning in 2018, can also be paid without limit if the leverage ratio is below 2.0x; and

	•	up to $1,000,000 per year of out-of-pocket expenses of Platinum and its affiliates may be reimbursed.

Financial Maintenance Covenants:

Asset Coverage Ratio:	Section 10.3.1 and the related definitions shall be revised so that:

	•	the numerator of the Asset Coverage Ratio shall only include Term Priority Collateral in which the Agent has a perfected security interest; provided that, for purposes of the Asset Coverage Ratio, the Post-Closing Collateral shall be deemed perfected during the Post-Closing Collateral Period and all real property transferred to the SPV shall be deemed perfected;

	•	the Asset Coverage Ratio test shall be changed from 1.50x to 1.35x;

	•	the definition of the PP&E Value shall be revised so that it includes all cash and Cash Equivalents deposited in the TL Proceeds and Priority Collateral Account (rather than in excess of $100,000,000) and the Borrower will be able to make deposits from time to time in such account, including up to an amount to be agreed on the Closing Date; provided that (i) no such amounts constitute ABL Priority Collateral (as defined in the Intercreditor Agreement) and (ii) Funds in the TL Proceeds and Priority Collateral Account may be only transferred to other deposit accounts of the Loan Parties if and to the extent such funds are to be disbursed to third parties in accordance with the Exit Term Loan Agreement and, in such case, such transfer shall occur substantially concurrently with or reasonably in advance of such disbursement;

	•	drafting shall be revised to make clear that Asset Coverage Ratio is tested as of the last day of each Fiscal Quarter, but only upon delivery of Compliance Certificate; and

	•	the proviso at the end of the Section shall only apply to clause (b) of Section 10.3.1 (i.e., cure by prepayment of Term Loans).

Liquidity:	Section 10.3.2 and the related definitions shall be revised so that:

	•	the minimum Liquidity test shall be $37,500,000 (rather than $100,000,000);

	•	minimum Liquidity shall only be tested on the last day of each Fiscal Quarter and reported to Agent within ten (10) Business Days following the end of such Fiscal Quarter;

	•	cash and Cash Equivalents must comprise at least $20,000,000 of Liquidity; and

	•	definition of “Liquidity” shall continue to include “Availability”.

Equity Cure:	To be revised (i) to apply to both the Asset Coverage Ratio and Liquidity financial maintenance covenants, (ii) to remove the requirement of no more than one cure in any two Fiscal Quarters period and (iii) so that the amount of all cash equity (which may be common or preferred equity or subordinated debt reasonably satisfactory to the Lenders) contributed to the Borrower following the last day of the applicable Fiscal Quarter and through the date that is no more than ten (10) Business Days after the date upon which the applicable financial certificate is delivered by the Borrower will, at the request of the Borrower, be, as applicable, (a) an addition to Liquidity and (b) a dollar-for-dollar reduction to the denominator (but will not be included in the PP&E Value in the numerator) of the Asset Coverage Ratio.

Events of Default:

Definition of “Event of Default” shall be revised so that for Material Debt, it is a cross-payment default and cross-default (but cross-acceleration to ABL financial covenant).

To be modified (i) to provide that a default due to failure to deliver a compliance certificate may not be cured, (ii) reduce the cure period in clause (a) for failure to pay any interest, fee or other Obligation from 30 days to five (5) Business Days and (iii) so that clause (e) includes any Security Document ceasing to create a perfected and prior security interest in a material portion of the Collateral in favor of the Agent.

Financial Definitions and Ratios:	Except as set forth herein, the definition of EBITDA, Consolidated Net Income and any other financial definitions or any financial ratios shall be consistent with the Existing Credit Agreement subject to any changes mutually agreed to by the Borrower and the Lenders.

Closing Date and Conditions to Borrowing:	The effectiveness of the Exit Term Loan Agreement on the Closing Date will be subject solely to the conditions expressly set forth in Exhibit A to this Summary of Terms.

Assignments and Participations:

After the Closing Date, the Lenders will be permitted to assign Term Loans (other than to Disqualified Institutions (to the extent the list of Disqualified Institutions has been made available to all Lenders) or natural persons) with the consent of the Borrower and the Agent (in each case not to be unreasonably withheld, delayed or conditioned); provided that no consent of the Borrower shall be required after the occurrence and during the continuance of an event of default or in the case of assignments to other Lenders or Affiliated Lenders (to the extent such Lenders or Affiliated Lenders have not subsequently been designated as Disqualified Institutions). The deemed consent period for the Borrower shall be ten (10) Business Days; provided that there shall be no deemed consent with respect to any assignments to Disqualified Institutions.

The New Exit Term Loan Documentation shall provide that Term Loans may be purchased by and assigned to Platinum or any of its Affiliates (for purposes of this paragraph, other than the Borrower or any of its subsidiaries and other than natural persons) on a non-pro rata basis through (a) open market purchases (which includes privately negotiated transactions) and/or (b) Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures, in each case, so long as no default or event of default has occurred; provided that (i) Platinum and its Affiliates (each, an “Affiliated Lender”) (x) will not receive information provided solely to Lenders and will not be permitted to attend/participate in Lender-only conference calls or meetings (in each case in their capacity as a lender), (y) will not have access to any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Agent or Lenders and (z) will not be permitted to receive advice of counsel to the Agent or the Lenders and will not, solely acting in its capacity as an Affiliated Lender, have the right to challenge the Lenders’ attorney-client privilege, (ii) for purposes of any amendment, waiver or modification of the New Exit Term Loan Documentation that does not require the consent of each Lender or each affected Lender and adversely affects such Affiliated Lender in any material respect differently as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as non-affiliated Lenders voting on such matter, (iii) the Affiliated Lenders shall agree that the Agent shall vote on behalf of the Affiliated Lenders in connection with a plan of reorganization under any insolvency proceeding unless the plan of reorganization affects the Affiliated Lender in its capacity as a Lender in a disproportionally adverse manner than its effect on the other Lenders, (iv) such loans owned or held by an Affiliated Lender shall not, in the aggregate, exceed 25% of the loans then outstanding under the Exit Term Loan Agreement and (v) the applicable assignor shall make a representation to the seller that it does not possess material non-public information with respect to the Borrower and its subsidiaries that has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information). For the avoidance of doubt, the limitations of the preceding clauses (i) through (v) in the immediately preceding sentence shall not apply to Debt Fund Affiliates and the Borrower and its respective subsidiaries; provided that in any “Required Lender” vote, Debt Fund Affiliates cannot, in the aggregate, account for more than 49.9% of the amounts included in determining whether such consent or waiver has been obtained. Notwithstanding the foregoing, the New Exit Term Loan Documentation shall permit (but not require) Platinum or its Affiliates to contribute any loans under the Exit Term Loan Agreement acquired to the Borrower or any of its subsidiaries for purposes of cancelling such debt, which may include contribution (with the consent of the Borrower) to the Borrower (whether through any of its direct or indirect parent entities or otherwise) in exchange for debt or equity securities of such parent entity or the Borrower that are otherwise permitted to be issued by such entity at such time, with any such contributed Term Loans being automatically and permanently cancelled.

Debt Fund Affiliate: an Affiliated Lender that is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which none of the Borrower or the Affiliated Lenders or any Affiliate of the Borrower or the Affiliated Lenders makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such Affiliated Lender’s investment decisions.

Disqualified Institutions: Disqualified Institutions: (a) (i) persons identified by name in writing to the Agent by the Borrower on the Closing Date and, thereafter, (ii) any strategic competitor of the Borrower or any of its subsidiaries, in each case of this clause (a)(ii), identified by name in writing to the Agent by the Borrower from time to time (provided that (A) any person who, together with its affiliates, owns more than 20% of the equity securities of any person identified in subclause (ii) will not receive any private-side information and (B) any person who, together with its affiliates, owns more than 50% of the equity securities of any person identified in subclause (ii) will not have any voting rights, subject to customary exceptions) and (b) any Affiliate of a person identified pursuant to clause (a) that is either (x) identified in writing by the Borrower to the Agent or (y) readily identifiable by the

Lenders or the Agent by name (excluding in the case of clauses (a) and (b), affiliates that are bona fide debt funds or investment vehicles that purchase commercial loans in the ordinary course of business and with respect to which none of the persons identified in clauses (a) or (b)(other than such debt fund affiliates or investment vehicles) makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such debt fund affiliate’s or investment vehicle’s investment decisions); it being understood and agreed that the limitations set forth above shall not apply to, and the term “Disqualified Institutions” shall not include, the Term Lenders as of the Closing Date (or any of their affiliates).

In addition, the New Exit Term Loan Documentation shall provide that so long as no event of default is continuing the Term Loans may be purchased by and assigned to the Borrower or any of its subsidiaries on a non-pro rata basis through (a) open-market purchases (which includes privately negotiated transactions) and/or (b) Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures; provided that (1) no event of default shall have occurred and be continuing, (2) any such Term Loans acquired by the Borrower or any of its subsidiaries shall be retired and cancelled promptly upon acquisition thereof (or contribution thereto, including as contemplated by the preceding paragraph) and (3) the Borrower shall make a representation to the seller that it does not possess material non-public information with respect to the Borrower and its subsidiaries that has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information).

Amendments:	To include customary amend and extend provisions, requiring only the consent of the extending lenders.

Governing Law and Jurisdiction:	Consistent with the Documentation Principles. To be governed by New York law.

EXHIBIT A

CONDITIONS PRECEDENT TO CLOSING

The initial extension of credit under the Exit Term Loan Agreement will be subject to the satisfaction (or waiver) of the following conditions:

(a)	The New Exit Term Loan Documentation shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)	Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral or arrangements reasonably satisfactory to the Agent for such filings and recordations shall have been made (and all filing and recording fees and taxes in connection therewith shall have been duly paid or arrangements reasonably satisfactory to the Agent for the payment of such fees and taxes shall have been made), as well as UCC and Lien searches and other evidence reasonably satisfactory to Agent that such Liens are the only Liens upon such Collateral, except Permitted Liens, in each case subject to the post-closing collateral requirements.

(c)	Agent shall have received a true, correct and complete copy of the amended ABL Credit Agreement and the aggregate amount of the commitments in respect of ABL Loans shall not be less than $50,000,000.

(d)	Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of the Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) the Borrower and the Obligors, taken as a whole, are Solvent; (ii) no Default exists; (iii) the representations and warranties set forth in the Exit Term Loan Agreement are true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (iv) the Borrower has complied with all agreements and conditions to be satisfied by it under the New Exit Term Loan Documentation.

(e)	Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; (iii) that an attached copy of the Confirmation Order authorizing execution and delivery of the Definitive Restructuring Documents, including the Exit Term Loan Agreement, is in full force and effect, and not subject to a stay; and (iv) to the title, name and signature of each Person authorized to sign the Exit Term Loan Agreement. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)	Agent shall have received a customary written opinion of counsel to the Borrower, in form and substance reasonably satisfactory to Agent.

(g)	Agent shall have received good standing certificates (to the extent available in such Obligor’s jurisdiction of organization) for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.

(h)	Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by the Borrower.

(i)	A Material Adverse Effect (as defined in the Backstop Agreement Term Sheet) shall not have occurred after the date the Plan Support Agreement is executed.

(j)	The Borrower shall have paid all reasonable and documented fees and expenses to be paid to Agent and Lenders on the Closing Date (provided that invoices for expenses shall have been delivered to the Borrower at least two (2) Business Days prior to the Closing Date).

(k)	(i) All conditions precedent to the confirmation and effectiveness of the Prepackaged Plan set forth in the Plan Term Sheet and, once distributed in the Solicitation, the Prepackaged Plan, shall have been satisfied or waived in accordance with the terms thereof, (ii) the Bankruptcy Court shall have entered the Confirmation Order, and such Confirmation Order shall be Final, (iii) the effective date under the Prepackaged Plan shall have occurred (and all conditions precedent thereto as set forth therein shall have been satisfied or waived in accordance with the terms thereof), (iv) substantial consummation under the Prepackaged Plan shall have occurred, and (v) no motion, action or proceeding by any creditor or other party-in-interest to the Chapter 11 Cases which could materially adversely affect the Prepackaged Plan, the consummation of the Prepackaged Plan, the business or operations of the Borrower or the transactions contemplated by this Agreement or the Prepackaged Plan shall be pending.

(l)	Agent shall have received a certificate of a duly authorized Senior Officer of the Borrower, demonstrating that, after giving effect to all payments under the Prepackaged Plan (including on account of accrued and unpaid professional fees and expenses, but not including any fees paid or to be paid in connection with the Corporate Advisory Services Agreement (as defined in the Plan Support Agreement)), on the effective date of the Prepackaged Plan, the Debtors (as defined in the Plan Support Agreement) shall, on a pro forma basis after giving effect to the funding of the Rights Offering and the Incremental Liquidity Facility , if any (as such terms are defined in the Plan Term Sheet) satisfy the Minimum Liquidity Threshold.

Minimum Liquidity Threshold means:

(x) $100 million, consisting of (A) at least $80 million, comprising (i) unrestricted domestic cash (or cash equivalents), at least $70 million of which must be deposited in the TL Proceeds and Priority Collateral Account (as defined in the Existing Term Loan Agreement) plus (ii) Expected Asset Sale Proceeds (as defined in the Backstop Agreement Term Sheet), if any, and (B) Availability (as defined in the Existing Term Loan Agreement) under the amended ABL Credit Agreement; or

(y) $110 million, consisting of (A) at least $75 million, comprising (i) unrestricted domestic cash (or cash equivalents), at least $65 million of which must be deposited in the TL Proceeds and Priority Collateral Account (as defined in the Existing Term Loan Agreement) plus (ii) Expected Asset Sale Proceeds, if any, and (B) Availability (as defined in the Existing Term Loan Agreement) under the amended ABL Credit Agreement;

provided that no cash or cash equivalents shall be counted for purposes of satisfying the Minimum Liquidity Threshold to the extent they (a) are held in a foreign bank account or (b) serve to backstop letters of credit under the amended ABL Credit Agreement.

(m)	Agent shall have received evidence that the Existing Term Loan Agreement has been, or concurrently with the initial Term Loans on the Closing Date is being, terminated and all Liens securing obligations under the Existing Term Loan Agreement have been, or concurrently with the initial Term Loans on the Closing Date are being, released.[1]

(n)	Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been reasonably requested in writing at least 10 Business Days prior to the Closing Date by the Lenders.

[1]	Provided in any case the Company and the Required Consenting Term Lenders may mutually agree in their respective discretion to amend and restate the existing term loans in conformity with this term sheet.

Related New Definitions:

Bankruptcy Court: United States Bankruptcy Court for the District of Delaware.

Chapter 11 Cases: has the meaning assigned to such term in the Plan Support Agreement.

Confirmation Order: has the meaning assigned to such term in the Plan Support Agreement.

Definitive Restructuring Documents: has the meaning assigned to such term in the Plan Support Agreement.

Final: has the meaning assigned to such term in the Plan Support Agreement.

Plan Support Agreement: the Plan Support Agreement (including the term sheets and any other attachments thereto), entered into on August 24, 2016 among the Borrower and the supporting holders party thereto, as may be amended, modified or supplemented from time to time in accordance with the terms thereof.

Plan Term Sheet: has the meaning assigned to such term in the Plan Support Agreement.

Prepackaged Plan: the “Plan”, as such term is defined in the Plan Support Agreement.

Solicitation: has the meaning assigned to such term in the Plan Support Agreement.

PLAN TERM SHEET – EXHIBIT 2

KEY ENERGY RESTRUCTURING

CASH COLLATERAL TERM SHEET1

The terms and conditions are subject to definitive documentation in the form of an interim order (the “Interim Order”) and final order (the “Final Order,” and together with the Interim Order, the “Cash Collateral Orders”) in form and substance acceptable to the Term Loan Agent, the Required Consenting Term Lenders, the administrative agent for the ABL Facility (the “ABL Agent”) and, the required percentage of lenders under the ABL Facility (the “Requisite ABL Lenders”) approving the Debtors’ use of cash collections on the Debtors’ accounts receivable, including cash deposited in account #XXX07 at Bank of America, N.A. and the cash deposited in account #XXX-XXX74 at Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “TL Proceeds and Priority Collateral Account”).

Term of Cash Collateral Use	Consensual use of cash collections on the Debtors’ accounts receivable and cash deposited in the TL Proceeds and Priority Collateral Account through the earliest of (i) the Plan Effective Date, (ii) the date a sale of substantially all assets is consummated, and (iii) (a) with respect to the consent of the Term Loan Agent and Consenting Term Lenders, the Outside Date, and (b) with respect to the consent of the ABL Agent and Requisite ABL Lenders, the earlier of seventy-five (75) days after the Petition Date and January 15, 2017 (if the Confirmation Order has been entered in the Chapter 11 Cases on or prior to the earlier of the 75th day after the Petition Date or January 15, 2017, however, the applicable deadline shall be extended by fifteen (15) days); provided that on such termination date, if all outstanding letters of credit are not concurrently terminated or deemed reissued under an exit facility acceptable to the ABL Secured Parties (as hereafter defined), then Debtors shall deliver cash security for such letters of credit to the ABL Agent in an amount equal to 105% of the aggregate outstanding LC Obligations (as defined in the loan and security agreement for the ABL Facility (the “ABL Loan Agreement”). The Debtors shall satisfy their foregoing cash collateralization obligations (x) first, from the Segregated Cash, (y) second, from any other Cash Collateral on which the ABL Secured Parties have a first lien, and (z) third, from any other available cash other than Cash Collateral on which the Term Lenders have a first priority lien; provided, further that to the extent this cash collateralization obligation cannot be satisfied from the three enumerated sources, the Debtors shall be deemed to have breached, and shall remain obligated to comply with, such cash collateralization obligation.

Adequate Protection

Debtors to provide adequate protection to the Holders of Term Loans (“Term Lenders” and together with the Term Loan Agent, the “Term Loan Secured Parties”) and Holders of Claims under the ABL Facility (“ABL Lenders” and together with the ABL Agent, the “ABL Secured Parties”) in the form of:

Payments

	•	Payment of all accrued but unpaid pre-petition fees, interest at the non-default contract rate (or in the case of payment obligations in respect of honored Letters of Credit, the rate of interest set forth below) and other amounts payable under the Term Loan Facility and the ABL Facility, as applicable, including, with respect to the ABL Facility, any accrued but unpaid unused line fee (prior to the effective date of the Limited Consent and Second Amendment to Loan Agreement Consent and Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement (the “ABL Forbearance Agreement”)) and per diem fee (from and after the effective date of the ABL Forbearance Agreement) pursuant to section 3.2.1 of the ABL Loan Agreement. Current payment of interest to the Term Lenders at the non-default contract rate (from the date of filing through the Plan Effective Date). Rights reserved to assert claims for default rate interest if the PSA is terminated.

[1]	Capitalized terms used but not otherwise defined in this term sheet have the meanings set forth in the Plan Support Agreement dated August 24, 2016.

•	Current payment of letter of credit fees, fronting fees, interest at the non-default contract rate (or in the case of payment obligations in respect of honored Letters of Credit, the interest rate set forth below), and all other amounts payable under the ABL Facility (through the Plan Effective Date); it being understood and agreed that no commitments shall be continuing under the ABL Facility from and after the Petition Date, and the ABL Lenders’ only obligations under the ABL Loan Agreement after such date shall be solely with respect to draws under letters of credit in existence immediately prior to the Petition Date.

•	The Debtors shall reimburse the Issuing Banks under (and as defined in) the ABL Loan Agreement on the “Reimbursement Date” (as defined therein) together with any interest at the base rate plus 5.50% per annum in accordance with the terms thereof for any payment under a Letter of Credit honored by the Issuing Banks (and the Cash Collateral Orders shall include a covenant providing for such reimbursement, with the right to such reimbursement being entitled to superpriority claim status as part of the ABL Secured Parties’ Adequate Protection Claim (as defined below)). The Debtors shall satisfy their reimbursement obligations in respect of any honored Letter of Credit (i) first, from the Segregated Cash, (ii) second, from any other Cash Collateral on which the ABL Secured Parties have a first lien, and (iii) third, from any other available cash other than Cash Collateral on which the Term Lenders have a first priority lien. In the event the Debtors fail to satisfy their Letter of Credit reimbursement obligations (whether because of the insufficiency of the foregoing three enumerated sources or for any other reason), the Debtors shall be in default of the Cash Collateral Order, and the Debtors’ right to use any Cash Collateral on which the ABL Secured Parties have a first priority lien shall be automatically terminated without further notice, application, hearing or order of the court; provided, however, that if such Letter of Credit reimbursement obligations are repaid in full in cash by 11:00 am Central time on the next business day with respect to draws as to which Debtors receive notice of such draws after 3:00 pm Central time on the day on which the applicable Letter of Credit was honored, then the Debtors’ right to use Cash Collateral on which the ABL Secured Parties have a first priority lien shall be reinstated as of the time of such repayment. In that event, (i) the ABL Secured Parties shall be entitled, without further notice, application, hearing or order of the court (and without any grace period), to exercise any and all rights and remedies with respect to such Cash Collateral, including, without limitation, the exercise of cash dominion rights under any deposit account control agreement and the sweeping of all Cash Collateral on which the ABL Secured Parties have a first priority lien for application to the Obligations (as defined in the ABL Loan Agreement), and (ii) the Debtors shall immediately turn over to the ABL Agent for application to such Obligations all Cash Collateral in which the ABL Secured Parties have a first priority lien.

•	Current payment of all outstanding prepetition and all postpetition reasonable and documented fees and expenses incurred by (a) the Term Loan Agent, including the reasonable and documented fees and expenses incurred by Davis Polk & Wardwell LLP, as counsel to the Term Loan Agent, Evercore Partners LLC, as financial advisors to the Term Loan Agent, and Richards, Layton & Finger, P.A., as local counsel to the Term Loan Agent; (b) the ad hoc group of Term Lenders, including the reasonable and documented fees and expenses of Cleary Gottlieb Steen & Hamilton LLP, as counsel to the ad hoc group of Term Lenders; (c) the ABL Agent, including the reasonable and documented fees and expenses incurred by Latham & Watkins LLP, as counsel to the ABL Agent, and one local counsel to be selected by the ABL Agent; and (d) Wells Fargo Bank, National Association, in its capacity as a Co-Collateral Agent, Lender, and Issuing Bank under the ABL Loan Agreement (in such capacities, “Wells Fargo”), including the reasonable and documented fees and expenses incurred by Greenberg Traurig, LLP, as counsel to Wells Fargo.

Replacement Liens

•	To the extent of any diminution in the value of their security interests in the prepetition collateral (the “Prepetition Collateral”) during the Chapter 11 Cases, liens on unencumbered assets and replacement liens on all other assets (consistent with the Intercreditor Agreement) (together, the “Adequate Protection Liens”). All Adequate Protection Liens to be automatically perfected via cash collateral order.

•	No liens to be senior to or pari passu with the Adequate Protection Liens (other than the Carve-Out (as defined below) and any valid and perfected senior pre-petition liens), with relative priorities in accordance with the Intercreditor Agreement as between Term Loan Secured Parties and ABL Secured Parties with respect to the Prepetition Collateral.

Superpriority Claims

	•	To the extent of any diminution in the value of their Prepetition Collateral, superpriority claims as provided for in section 507(b) of the Bankruptcy Code (the “Adequate Protection Claims”). The Adequate Protection Claim granted to the ABL Secured Parties and the Adequate Protection Claim granted to the Term Loan Secured Parties shall be pari passu with each other. No claims to be senior to or pari passu with Adequate Protection Claims (other than the Carve-Out).

Other Protections:

	•	The Cash Collateral Orders shall provide that an amount equal to (a)(i) the $18,605,000 pledged to the ABL Agent (such amount, together with any additional amounts deposited following the date of the Plan Support Agreement in the segregated cash or cash collateral accounts pledged to the ABL Agent, the “Segregated Cash”) plus (ii) the sum of the Accounts Formula Amount (as defined in the ABL Loan Agreement (but with Dilution Percent (as defined therein) determined as of the close of business of each week for the four-week period then ended)), minus (b) the Availability Reserve (as defined in the ABL Loan Agreement, but including an additional Availability Reserve equal to the Carve-Out) shall not at any time be less than 105% of the aggregate amount of outstanding LC Obligations (the “Minimum Borrowing Base Covenant”).

	•	The Cash Collateral Orders (or another appropriate first day order) shall obligate the Debtors to pay when due in the ordinary course all liabilities that are supported by any Letter of Credit.

Automatic Stay	Immediate and automatic lifting of the automatic stay to permit enforcement of Cash Collateral Orders in the event of a cash collateral termination event, subject to 5-business-day grace period (except as provided in the Adequate Protection section of this Term Sheet) for exercise of remedies against collateral, during which Debtors may only contest whether a Cash Collateral Order termination event has occurred and may only make necessary ordinary course operating expenditures (but without waiver of the right to seek approval from the court of a new cash collateral order).

Budget/Reporting	Debtors to provide to Term Loan Agent, ABL Agent and their advisors:

	•	Reasonable budget covenant, including disbursements as set forth in a 13-week cash disbursements and receipts budget, subject in each case to permitted variances to be agreed upon.

	•	Every week, reporting with an updated 13-week budget and reconciliation against actual disbursements and receipts.

	•	Reporting consistent with the terms of the Term Loan Credit Agreement and ABL Loan Agreement, including a Borrowing Base

Report by Wednesday of each week in the case of gross receivables and every other Wednesday in the case of the full Borrowing Base, calculated as of the close of business of the previous week in a manner reasonably satisfactory to the ABL Agent, and all back-up and supporting calculations as provided in the ABL Loan Agreement.

	•	The initial budget and all amendments thereto shall be in form and substance reasonably acceptable to the ABL Agent and Term Loan Agent.

Releases/Waivers	Cash Collateral Orders to contain:

	•	Customary stipulations by Debtors regarding validity, perfection, priority and absence of defenses or counterclaims to liens securing the Term Loan Claims and ABL Claims.

	•	Customary stipulations by Debtors regarding validity, priority and absence of defenses or counterclaims to Term Loan Claims and ABL Claims.

	•	Customary releases by Debtors of Term Loan Secured Parties and ABL Secured Parties.

	•	506(c) waiver, waiver of “equities of the case” exception under 552(b) and marshaling waiver (subject in each case to the Carve-Out).

Carve-Out	Cash Collateral Orders to contain an agreed upon professional fee and UST fee carve-out (the “Carve-Out”), which shall be subject to the budget, and shall be limited to $3.5 million after the delivery of a Carve-Out trigger notice by ABL Agent or the Term Loan Agent upon a cash collateral termination event. 11.74%[2] of the Carve-Out shall be funded from collateral on which the ABL Agent has a priority lien and 88.26% of the Carve-Out shall be funded from collateral on which the Term Loan Agent has a priority lien.

Termination Events	Cash Collateral Orders to contain customary termination events for use of cash collateral (including termination of the PSA) to be agreed among the Debtors, the Requisite ABL Lenders and the Required Consenting Term Lenders, including any actions in furtherance of any alternate plan not expressly permitted under the PSA. Any termination of consensual use of cash collateral by the ABL Secured Parties will terminate the consent of the Term Loan Secured Parties to use of cash collateral, and vice versa.

Purchase Card Program	The Cash Collateral Orders (or first day cash management orders) will provide that the approximately $3.0 million in cash pledged to Bank of America, N.A. or its affiliate to secure the Debtors’ purchase card program would remain in place to provide assurance that Bank of America, N.A. or its affiliate will be paid in full. Such orders shall

[2]	Based on $289,523,135 of outstanding term loans (per the Plan Support Agreement) and $38,526,688 in outstanding letters of credit.

further provide that Bank of America, N.A. or its affiliate shall be permitted to offset any balance due under the purchase card program against such pledged cash without relief from the automatic stay or further order of the bankruptcy court, and will contain other customary protections.

PLAN TERM SHEET – EXHIBIT 3

Backstop Agreement Term Sheet

Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the Plan Term Sheet. Definitions shall apply to the plural as well as the singular number.

Transaction Overview

Description:	Backstop Commitment Agreement (the “Backstop Agreement”).

Parties (each a “Party”):

(a)   The Company, on behalf of itself and the Debtor Subsidiaries (together with the Company, the “Debtors”); and

(b)   The certain Supporting Noteholders set forth on Schedule 1 hereto (including, as applicable, any Transferees in accordance with the terms hereof, each a “Backstop Participant”)

Rights Offering

Rights Offering Commitment:	On the terms and subject to the conditions of the Backstop Agreement, and on the basis of the representations set forth therein, each Backstop Participant shall commit, severally and not jointly, to validly exercise its Rights to purchase 100% of its Noteholder Primary Shares (as such amounts are set forth in Schedule 1 hereto, which shall be updated as of the date the Backstop Agreement to reflect any permitted transfers is executed and which shall be attached as a schedule thereto) in the Rights Offering (the “Rights Offering Commitment”).

Backstop

Backstop Commitment:	On the terms and subject to the conditions of the Backstop Agreement, and on the basis of the representations set forth therein, each Backstop Participant, severally and not jointly, shall grant to the Company an option (collectively, the “Put Option”) to require such Backstop Participant, in the event such

Backstop Participant’s Call Option (defined below) has not been validly exercised, to purchase from the Company on the Plan Effective Date, its Initial Backstop Pro Rata Share (defined below) of the sum of the Aggregate Noteholder Primary Shares and the Aggregate Equity Holder Primary Shares that are not subscribed and paid for in full pursuant to the Rights Offering, if any (such unsubscribed shares, the “Unsubscribed Shares”), at a per share price equal to the Rights Offering Per Share Price (the “Backstop Commitment”).

For the avoidance of doubt, to the extent a Backstop Participant duly exercises its Call Option during the Call Option Exercise Period and actually acquires the Unsubscribed Shares subject to such Call Option, the corresponding Put Option with respect to such Unsubscribed Shares shall terminate automatically upon the completion of such Backstop Participant’s purchase of the Unsubscribed Shares subject to such Call Option, and any exercise of the Put Option with respect to such Unsubscribed Shares shall be cancelled automatically, without any further action by either the Company or any Backstop Participant.

In the event a Call Option with respect to Unsubscribed Shares has not been validly exercised during the Call Option Exercise Period, the corresponding Put Option with respect to such Unsubscribed Shares shall be exercisable during the time between the end of the Call Option Exercise Period and five (5) Business Days thereafter (the “Put Option Exercise Period”). The Company shall be deemed to have exercised the Put Option in full at the end of the Put Option Exercise Period unless the Company shall have given written notice on or prior to such date that it has elected not to exercise the Put Option. Any such election by the Company not to exercise the Put Option shall not be effective and shall be void ab initio unless consented to in writing by the Required Consenting Term Lenders.

In addition to the foregoing, each Backstop Participant’s obligations with respect to its Put Option shall terminate automatically, without any further action by either the Company or any Backstop Participant, if (a) the Company has given written notice, with the prior written consent of the Required Consenting Term Lenders, to the Backstop Participants that it has elected not to exercise the Put Option, or (b) upon termination of the Backstop Agreement by all Parties thereto subject to the limitations and consent rights applicable to Mutual Terminations (solely with respect to the Company) and Company Terminations (each as defined below).

Backstop Participant Holdings:	Schedule 1 hereto, which shall be updated as of the date the Backstop Agreement to reflect any permitted transfers and which shall be attached as a schedule thereto, sets forth with respect to each Backstop Participant (i) its Initial Backstop Pro Rata Share (as defined below), (ii) the amount of its Noteholder Primary Shares and (iii) the aggregate principal amount of the Senior Notes Claims beneficially owned by such Backstop Participant as of the date of the PSA.

Backstop Pro Rata Allocation:	Each Backstop Participant will be allocated a portion of each of the Put Option and the Call Option equal to its Initial Backstop Pro Rata Share (defined below) of the Unsubscribed Shares plus any portion of the Call Option and Put Option acquired by such Backstop Participant due to the exercise of a Post-Default Subscription Right, a Post-Default Noteholder Call Option Assumption Right, or a Post-Termination Subscription Right (with respect to each Backstop Participant, the “Backstop Pro Rata Allocation”).

“Initial Backstop Pro Rata Share” means, with respect to each Backstop Participant and as set forth on Schedule 1 hereto (which shall be updated as of the date the Backstop Agreement to reflect any permitted transfers is executed and which shall be attached as a schedule thereto), a percentage equal to (a) the aggregate principal amount of the Senior Notes Claims beneficially owned by such Backstop Participant divided by (b) the aggregate principal amount of the Senior Notes Claims beneficially owned by all Backstop Participants, in each case, as of the date of the PSA.

“Backstop Pro Rata Share” means, with respect to each Backstop Participant, a percentage equal to its Backstop Pro Rata Allocation divided by (b) the aggregate Backstop Pro Rata Allocation of all Backstop Participants.

Backstop Participant Default Backstop:	If any Backstop Participant defaults on its Backstop Commitment obligations under the Backstop Agreement (such default, a “Backstop Participant Default,” and such Backstop Participant a “Defaulting Backstop Participant”), each non-defaulting Backstop Participant (a “Non-Defaulting Backstop Participant”) shall have the right (the “Post-Default Subscription Right”), but not the obligation, to within five (5) Business Days of the Backstop Participant Default, assume and exercise up to 100% the Defaulting Backstop Participant’s rights and obligations under the Backstop Agreement, including the Backstop Commitment, Call Option Commitment, Call Option rights, and Put Option obligations, to be allocated to each Non-Defaulting Backstop Participant based on its Backstop Pro Rata Share (adjusted, as applicable, for the removal of any terminating or defaulting Backstop Participant and any Backstop Participant not wishing to exercise its Post-Default Subscription Right) on the terms and subject to the conditions set forth in the Backstop Agreement.

In the event the Non-Defaulting Backstop Participants in the aggregate elect to assume and exercise more than 100% of the Defaulting Backstop Participant’s rights and obligations under the Backstop Agreement, the allocation of such rights and obligations to each Non-Defaulting Backstop Participant shall be adjusted proportionate to their respective Backstop Pro Rata Shares, so that the aggregate allocation to the Non-Defaulting Backstop Participants equals 100% of the Defaulting Backstop Participant’s rights and obligations under the Backstop Agreement.

For the avoidance of doubt, the assumption by any Non-Defaulting Backstop Participant of any Defaulting Backstop Participant’s obligations under the Backstop Agreement shall not relieve such Defaulting Backstop Participant of its liability for breach of the Backstop Agreement.

Backstop Commitment Payments:	The Backstop Agreement shall include customary procedures for the establishment of an escrow account to which each Backstop Participant shall deliver and pay the aggregate purchase price for the amount of Noteholder Primary Shares, Unsubscribed Shares, if any, Incremental Liquidity Facility Shares, if any, and Unsubscribed Incremental Liquidity Facility Shares, if any to be purchased by such Backstop Participant pursuant to its obligations under the Backstop Agreement, which funds shall be released from the escrow account to the Company only upon the occurrence of the closing of the Backstop Commitments (the “Closing”), which shall take place on the date on which all of the Backstop Agreement Closing Conditions (defined below) have been satisfied or waived pursuant to the terms of the Backstop Agreement. The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.”

In connection with obtaining ‘first day’ relief, the Company shall obtain an order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Parties, confirming all amounts on deposit do not constitute property of the Debtors’ estates pending release to the Company in accordance with the Backstop Agreement, and such amounts shall be irrevocably released to any Person funding such amounts into the escrow account as and when required pursuant to the terms hereof and of the Rights Offering Documents.

All such payments to the escrow account shall be paid in immediately available funds on a date to be agreed by the Required Backstop Participants (defined below), which date shall be no later than three (3) Business Days after the date on which the Plan Confirmation Order is entered by the Bankruptcy Court.

All funds held in the escrow account shall be released to the Backstop Participants, and each Backstop Participant shall receive from the escrow account the cash amount actually funded to the escrow account by such Backstop Participant, plus any interest accrued thereon, promptly following the earlier to occur of (i) in the event of a termination of the Backstop Agreement by such Backstop Participant in accordance with its terms, within one (1) Business Day thereof; and (ii) the Outside Date, if the Closing has not occurred on or before such date.

Call Option:	On the terms and subject to the conditions of the Backstop Agreement, the Company shall grant to each Backstop Participant an option (collectively, the “Call Option”) to require the Company to sell to such Backstop Participant on the Plan Effective Date, its

Initial Backstop Pro Rata Share of the Unsubscribed Shares, at a per share price equal to the Rights Offering Per Share Price.

The Backstop Agreement shall include customary procedures for the exercise of the Call Option.

The Call Option shall be exercisable during the time between (i) the date of the Backstop Agreement and (ii) ten (10) Business Days prior to the anticipated Confirmation Hearing to approve the Plan (the “Call Option Exercise Period”). Each Backstop Participant shall be deemed to have exercised its Call Option in full at the end of the Call Option Exercise Period, unless such Backstop Participant shall have given written notice to the Company on or prior to such date that it has elected not to exercise its Call Option.

A Backstop Participant’s Call Option shall terminate automatically, without any further action by either the Company or such Backstop Participant, if (a) the Call Option Exercise Period expires without such Call Option having been exercised, (b) in the event of a Backstop Participant Default or Backstop Participant Termination with respect to such Backstop Participant, no other Backstop Participant has assumed the Call Option, or (c) upon termination of the Backstop Agreement with respect to such Party in accordance with its terms.

Call Option Commitment	The Backstop Participants agree amongst each other to exercise their respective Call Options in the time period required by the Backstop Commitment (the “Call Option Commitment”).

Call Option Commitment Default:	The Call Option Commitment shall provide that if any Backstop Participant defaults on its Call Option Commitment (such default, a “Call Option Commitment Default,” and such Backstop Participant a “Defaulting Call Option Backstop Participant”), each non-defaulting

Backstop Participant (each a “Non-Defaulting Call Option Backstop Participant”) shall have the right (the “Post-Default Noteholder Call Option Assumption Right”), but not the obligation, to, within five (5) Business Days of the Call Option Commitment Default, assume and exercise up to 100% of the Defaulting Call Option Backstop Participant’s rights and obligations under the Backstop Agreement, including the Backstop Commitment, Call Option Commitment, Call Option rights, and Put Option obligations, to be allocated to each Non-Defaulting Call Option Backstop Participant based on its Backstop Pro Rata Share (adjusted, as applicable, for the removal of the Defaulting Call Option Backstop Participant and any Backstop Participant not wishing to exercise its Post-Default Noteholder Call Option Assumption Right).

In the event the Non-Defaulting Call Option Backstop Participants in the aggregate elect to assume and exercise more than 100% of the Call Option Backstop Participant’s rights and obligations under the Backstop Agreement, the allocation of such rights and obligations to each Call Option Backstop Participant shall be adjusted proportionate to their respective Backstop Pro Rata Shares, so that the aggregate allocation to the Non-Defaulting Call Option Backstop Participants equals 100% of the Defaulting Call Option Backstop Participant’s rights and obligations under the Backstop Agreement.

For the avoidance of doubt, the assumption by any Non-Defaulting Call Option Backstop Participant of any Defaulting Call Option Backstop Participant’s obligations under the Backstop Agreement shall not relieve such Defaulting Call Option Backstop Participant of its liability for breach of the Backstop Agreement.

Backstop Agreement Representations, Warranties, Covenants and Conditions

Company Representations and Warranties:

Except as set forth in the disclosure schedules to be attached to the Backstop Agreement, the Company, on behalf of itself and the other Debtors, shall represent and warrant, subject to customary qualifications, to the following usual and customary representations and warranties:

organization and qualification; corporate power and authority; execution and delivery; enforceability; authorized and issued capital stock; no conflicts; consents and approvals; arm’s length; compliant and timely (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC) filing all reports or other documents (including financial statements) required to be filed or furnished to the SEC; no violation and compliance with laws; legal proceedings; labor relations; intellectual property; real and personal property; no undisclosed relationships; no undisclosed liabilities; absence of certain changes; licenses and permits; environmental; taxes; liens; internal controls over financial reporting; disclosure controls and procedures; FCPA compliance; investment company act; employees and benefit plans; material contracts; no unlawful payments; compliance with anti-money laundering laws; takeover statutes; compliance with sanctions laws; no broker’s fees; filing of Disclosure Statement with the Bankruptcy Court that shall conform in all material respects with the Bankruptcy Code; insurance; and alternative transactions.

Backstop Participant Representations and Warranties:	Each Backstop Participant, severally and not jointly, shall represent and warrant, subject to customary qualifications, to the following usual and customary representations and warranties:

organization and qualification; corporate power and authority; authorization; execution and delivery; enforceability; consents and approvals; no registration; legal proceedings; no conflicts; sophistication and investigation; no broker’s fee; votable claims; accredited investor and sufficiency of funds.

Covenants:

(a)   The Debtors shall use commercially reasonable efforts to (i) obtain entry, consistent with the Restructuring Timeline, of the Confirmation Order and an order (which may be included in the Confirmation Order, the “Backstop Order”), in form and substance reasonably satisfactory to the Required Backstop Participants and the Debtors, approving the Rights Offering, the Rights Offering Documents (including the Backstop Agreement) and the payment of the Put Premium and Termination Fee, and cause such orders to become Final and (ii) to take or cause to be taken all actions necessary or advisable in order to consummate the transactions provided in the Backstop Agreement;

(b)   The Company shall be subject to customary business conduct covenants to apply during the period (the “Pre-Closing Period”) from the (i) date of the PSA to (ii) the earlier of (x) the Closing Date and (y) the date on which the Backstop Agreement is terminated in accordance with its terms, including that the Company shall, and shall cause each of the Debtor Subsidiaries to:

(A)   operate their businesses in the ordinary course in a manner consistent with past practice in all material respects (other than any changes in operations (i)

resulting from or relating to the Plan or the proposed or actual filing of the Chapter 11 Cases, (ii) imposed by the Bankruptcy Court or (iii) related to the Specified Asset Sales as to which the Debtors have obtained prior written consent from the Required Consenting Creditors, which consent shall not be unreasonably withheld, conditioned or delayed; provided that such changes in operations are, in the absence of such written consent, consistent with the transactions contemplated by the Fundamental Implementation Agreements (including the PSA) or Definitive Restructuring Documents);

(B)   not acquire or divest (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise), or file any motion or application seeking authority to acquire or divest, (i) any corporation, partnership, limited liability company, joint venture, or other business organization or division or (ii) the Debtors’ assets, other than (w) related to the Specified Asset Sales as to which the Debtors have obtained prior written consent from the Required Consenting Creditors, which consent shall not be unreasonably withheld, conditioned or delayed, (x) in the ordinary course of business in an aggregate amount of less than $10 million, provided that such assets are no longer needed for the Debtors’ operations, (y) as contemplated by the

Fundamental Implementation Agreements (including the PSA) or Definitive Restructuring Documents, or (z) with the advance written consent of the Required Backstop Participants in their sole and absolute discretion.

(C)   use its commercially reasonable efforts to (i) preserve intact its business, (ii) keep available the services of its officers and employees, and (iii) preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or the Debtor Subsidiaries in connection with its business;

(D)   exercise, consistent with the terms and conditions of the Backstop Agreement, complete control and supervision of the business of the Company and the Debtor Subsidiaries; and

(E)   not (i) declare, set aside or pay any dividends or purchase, redeem, or otherwise acquire, except in connection with the Plan, any shares of its capital stock, (ii) issue, deliver, grant, sell, pledge or otherwise encumber any of its capital stock or any convertible securities into its capital stock or any of its assets, (iii) agree to acquire or acquire any assets unless consistent with the Pro Forma 13-Week Budget and in the ordinary course consistent with past practice, (iv) incur or guarantee any funded indebtedness (including any hedging obligations), (v) make any capital expenditure during the Pre-Closing Period unless consistent with the Pro Forma 13-Week Budget and in the ordinary course consistent with past practice, (vi) make, change or rescind any material election relating to taxes, except elections consistent with past practice, (vii) adopt or amend any collective bargaining agreement, (viii) enter into, amend the economic terms, scope or duration of, or terminate any material employment agreement, or (ix) approve, authorize, vest or make any payments under any incentive, severance, retention, change of control, bonus or similar payment (including under the 2016 PIP) to employees, including managers, outside the ordinary course of business. For the avoidance of doubt, the board of directors of Reorganized Key shall make decisions as to approving, authorizing, vesting or making any payments under the 2016 PIP.

(c)   The Company shall, during the Pre-Closing Period, afford the Parties and their advisors, upon reasonable notice, reasonable access, during normal business hours and without unreasonable disruption or interference with the Company’s business or operations, to the Company’s employees, properties, books, contracts and records;

(d)   The Company shall timely file a Form D with the SEC with respect to the Rights Offering Stock to the extent required under Regulation D of the Securities Act and the rules and regulations of the SEC thereunder, and shall provide, upon request, a copy thereof to each Backstop Participant;

(e)   The Company shall, and shall cause the Debtor Subsidiaries to, on or before the Closing Date, take such action as is necessary or advisable to, assuming the representations and warranties of the Backstop Participants in the Backstop Agreement are true and correct, (i) make the Rights Offering and transactions contemplated by the Fundamental Implementation Agreements comply with U.S. securities laws and (ii) obtain an exemption for, or to qualify the Reorganized Key Common Stock issued pursuant to the Rights Offering and the Fundamental Implementation Agreements for, sale to the Backstop Participants under applicable securities and “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Backstop Participants on or prior to the Closing Date;

(f)   Each Party agrees to use commercially reasonable efforts to take or cause to be taken all steps necessary to ensure compliance with Antitrust Laws, with respect to the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, and, if applicable, shall file, or cause to be filed, any filings required under Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by the Fundamental Implementation

Agreements, including the Backstop Agreement, as soon as reasonably practicable and shall promptly furnish documents or information reasonably requested by any antitrust, anti-monopoly, anti-competition or other similar governmental authority in any jurisdiction;

(g)   Each Party agrees to treat the Call Option and the Put Option as options for U.S. federal income tax purposes; and

(h)   The Company shall (x) timely comply with all reporting obligations under applicable securities laws (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC), (y) not become a delinquent filer (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC) and (z) in cooperation with counsel to the Required Consenting Noteholders, use commercially reasonable efforts to obtain a listing on the NYSE or NASDAQ as promptly as possible following the Plan Effective Date.

Conditions to Backstop Participant Obligations:

The obligations of each Backstop Participant under the Backstop Agreement (including obligations to fund amounts due in respect of the Call Option or the Put Option) and the release of any amounts to the Company from the escrow account at the Closing shall be subject to the satisfaction or waiver on or, as otherwise specified below, prior to the Closing Date of usual and customary conditions, as well as such other conditions that are satisfactory to and agreed upon by the Parties, including the following (the “Backstop Participant Closing Conditions”):

(a)   The PSA shall not have been terminated;

(b)   The Rights Offering shall have been conducted in all material respects in accordance with the Rights Offering Documents and the Fundamental Implementation Agreements;

(c)   All shares of Reorganized Key Common Stock issued under the Plan, including pursuant to the Rights Offering shall be, upon payment of the applicable purchase price as provided in the Rights Offering Documents and the Fundamental Implementation Agreements, validly issued and outstanding, and free and clear of all withholding taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights other than as set forth in the New Key Constituent Documents and the Investor Rights Agreement;

(d)   After giving effect to all payments under the Plan (including on account of accrued and unpaid professional fees and expenses, but not including any fees paid or to be paid in connection with the Corporate Advisory Services Agreement), on the Plan Effective Date, the Debtors shall, on a pro forma basis after giving effect to the funding of the Rights Offering and the Incremental Liquidity Facility, if any, satisfy the Minimum Liquidity Threshold.

“Minimum Liquidity Threshold” means:

(x) $100 million, consisting of (A) at least $80 million, comprising (i) unrestricted domestic cash (or cash equivalents), at least $70 million of which must be deposited in the TL Proceeds and Priority Collateral Account (as defined in the Term Loan Credit Agreement) plus (ii) Expected Asset Sale Proceeds[1], if any, and (B) Availability

[1]	“Expected Asset Sale Proceeds” means any cash proceeds payable in connection with a Specified Asset Sale pursuant to one or more fully-executed purchase agreements which (i) contain no material financial or diligence conditions to closing, and (ii) are contracted to close within 30 calendar days after the Plan Effective Date; provided, however, that, unless the Required Backstop Participants have consented to the waiver of such condition, such cash proceeds must be held in escrow at a nationally chartered U.S. bank pursuant to an escrow agreement requiring payment of such proceeds to the Debtors or Reorganized Debtors upon the closing of the Specified Asset Sale within 30 calendar days after the Plan Effective Date, subject only to a failure to obtain the approval of any governmental entity on the basis of any applicable Antitrust Laws.

(as defined in the Term Loan Credit Agreement) under the New ABL Agreement; or

(y) $110 million, consisting of (A) at least $75 million, comprising (i) unrestricted domestic cash (or cash equivalents), at least $65 million of which must be deposited in the TL Proceeds and Priority Collateral Account plus (ii) Expected Asset Sale Proceeds, if any, and (B) Availability under the New ABL Agreement;

provided that no cash or cash equivalents shall be counted for purposes of satisfying the Minimum Liquidity Threshold to the extent they (a) are held in a foreign bank account or (b) serve to backstop letters of credit under the New ABL Agreement.

(e)   The Company shall have completed all acts required to be completed by the Company under the FCPA Resolution, including payment of all amounts due thereunder, and the FCPA Resolution shall be in full force and effect, as of the Petition Date;

(f)   The Bankruptcy Court shall have entered a Backstop Order in form and substance reasonably satisfactory to the Required Backstop Participants and the Debtors and such order shall be Final;

(g)   The conditions to the occurrence of the Plan Effective Date as set forth in the

Plan and in the Confirmation Order shall have been satisfied or waived in accordance with the terms thereof and the Plan;

(h)   All governmental and material third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, shall have been made or received, including approval under applicable Antitrust Laws;

(i)   No final judgment, injunction, decree or other material legal restraint shall have been enacted, adopted or issued by a governmental entity of competent jurisdiction that prohibits the consummation of the Plan, the Rights Offering or the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, and/or the Definitive Restructuring Documents substantially on the terms and conditions set forth in the PSA.

(j)   The representations and warranties of each Debtor contained in the Backstop Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the date on which all other conditions have been satisfied or waived with the same effect as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. For purposes of this Backstop Agreement Term Sheet, “Material Adverse Effect” means (i) any fact, event, change, effect, development, circumstance or occurrence (each an “Event”) that, individually or together with any other Event, has had or could reasonably be expected to have a material and adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of the Debtors taken as a whole or (ii) any Event that could reasonably be expected to prevent, materially delay or materially restrict or impair the Debtors from executing the Definitive Restructuring Documents or consummating the transactions contemplated in the Fundamental Implementation Agreements, including the Backstop Agreement, other than, in the case of each of (i) and (ii), the commencement of the Chapter 11 Cases and any reasonably anticipated effects of the commencement or prosecution of the Plan;

(k)   Each Party shall have performed and complied, in all material respects, with all of its covenants and agreements contained in the Backstop Agreement and in any other document delivered pursuant to the Backstop Agreement; provided that if the failure to comply is caused by a Backstop Participant Default, this condition shall be satisfied if either (i) the Defaulting Backstop Participant’s obligations pursuant to the Backstop Agreement have been assumed by Non-Defaulting Backstop Participants pursuant to the terms hereof or (ii) the Company provides evidence reasonably satisfactory to the Non-Defaulting Backstop Participants that such Backstop Participant Default would not otherwise prevent consummation of the Plan in accordance with the Restructuring Timeline;

(l)    Either a Call Option or a Put Option shall have been exercised with respect to each Unsubscribed Share;

(m)  The Company shall (x) have timely complied with all reporting obligations under applicable securities laws (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC), (y) not have become a delinquent filer (giving effect to any extensions granted pursuant to the filing of a Form 12b-25 with the SEC) and (z) in cooperation with counsel to the Required Backstop Participants, have used commercially reasonable efforts to obtain a listing on the NYSE or NASDAQ as promptly as possible following the Plan Effective Date;

(n)   A Material Adverse Effect shall not have occurred after the date the PSA is executed; and

(o)   The Board or any of the Debtors’ boards of directors shall not have (i) withdrawn, qualified or modified in any materially adverse manner to the Backstop Participants, its approval or recommendation of the Rights Offering and related transactions and documents, (ii) approved or recommended, or resolved to approve or recommend any Alternative Transaction, or (iii) provided notice to counsel to the Supporting Creditors of its intent to enter into or otherwise publicly announced its intent to pursue an Alternative Transaction.

All or any of the Backstop Participant Closing Conditions (other than paragraph (i) above) may be waived in whole or in part by the Required Backstop Participants in their sole discretion, upon written notice to all

Parties to the Backstop Agreement, and if so waived, all Backstop Participants shall be bound by such waiver; provided that paragraph (h) above may be waived only if each Backstop Participant requiring approval under applicable Antitrust Laws is among the Required Backstop Participants that have waived such Backstop Participant Closing Condition.

“Required Backstop Participants” means, as of any date of determination, those Backstop Participants holding at least 66 2/3% of the aggregate outstanding Senior Notes Claims, unless the Backstop Participants collectively hold less than 66 2/3% of the aggregate outstanding principal amount of the Senior Notes, in which case those Backstop Participants holding at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes held by Backstop Participants; provided that for purposes of this definition, the term “Backstop Participants” excludes any Backstop Participant that, on the relevant date of determination, is in breach of any of its material obligations under the Backstop Agreement.

Conditions to Company Obligations:

The obligations of the Company under the Backstop Agreement shall be subject to the satisfaction or waiver on or, as otherwise specified below, prior to the Closing Date of usual and customary conditions, as well as such other conditions that are satisfactory to and agreed upon by the Parties, including the following (the “Company Closing Conditions”; and together with the Backstop Participant Closing Conditions, the “Backstop Agreement Closing Conditions”):

(a)   The PSA shall not have been terminated;

(b)   The Bankruptcy Court shall have entered a Backstop Order in form and substance reasonably satisfactory to the Required Backstop Participants and the Debtors and such order shall be Final;

(c)   The Bankruptcy Court shall have entered the Confirmation Order approving the Plan and such order shall be Final;

(d)   The conditions to the occurrence of the Plan Effective Date as set forth in the Plan and in the Confirmation Order shall have been satisfied or waived in accordance with the terms thereof and the Plan;

(e)   No final judgment, injunction, decree or other material legal restraint shall have been enacted, adopted or issued by a governmental entity of competent jurisdiction that prohibits the consummation of the Plan, the Rights Offering or the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, and/or the Definitive Restructuring Documents substantially on the terms and conditions set forth in the PSA;

(f)    All governmental and material third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by the Fundamental Implementation Agreements, including the Backstop Agreement, shall have been made or received, including approval under applicable Antitrust Laws;

(g)   The representations and warranties of the Backstop Participants shall be true and correct at and as of the date on which all other conditions have been satisfied or waived with the same effect as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially restrict or impair the Backstop Participants from executing the Definitive Restructuring Agreements or consummating the transactions contemplated in the Fundamental Implementation Agreements, including the Backstop Agreement; and

(h)   The Backstop Participants in the aggregate shall have performed and complied, in all material respects, with all of their covenants and agreements contained in the Backstop Agreement and in any other document delivered pursuant to the Backstop Agreement.

Sale, Transfer and Assignment:	Each Backstop Participant shall have the right to designate by written notice to the Company no later than five (5) Business Days prior to the Closing Date that some or all of the Unsubscribed Shares that it is obligated to purchase be issued in the name of, and delivered to one or more of its Affiliates (defined below) or Affiliated Funds (defined below) (other than any portfolio company of such Backstop Participant or its Affiliates) (each, a “Related Purchaser”) upon receipt by the Company of payment therefor in accordance with the terms of the Backstop Agreement, which notice of designation shall (i) be addressed to the Company and signed by such Backstop Participant and each such Related Purchaser, (ii) specify the number of Unsubscribed Shares to be delivered to or issued in the name of such Related Purchaser upon exercise of the Call Option or Put Option and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the applicable Backstop Participant representations set forth in the Backstop Agreement applied to such Related Purchaser; provided, that no such designation shall relieve such Backstop Participant from its obligations under the Backstop Agreement.

Each Backstop Participant may sell, transfer and assign all or any portion of its rights and obligations under the Backstop Agreement, to (each, a “Transferee”):

(a)   any Affiliated Fund;

(b)   one or more special purpose vehicles that are wholly owned by one or more of such Backstop Participant and its Affiliated Funds, created for the purpose of holding such rights and obligations under the Backstop Agreement or holding debt or equity of the Debtors, and with respect to which such Backstop Participant either (i) has provided an adequate equity support letter or a guarantee of such special purpose vehicle’s obligations under the Backstop Agreement or (ii) otherwise remains obligated to fund the obligations under the Backstop Agreement to be sold, transferred or assigned until the consummation of the Plan; provided, that such special purpose vehicle shall not be related to or Affiliated with any portfolio company of such Backstop Participant or any of its Affiliates or Affiliated Funds (other than solely by virtue of its affiliation with such Backstop Participant) and the equity of such special purpose vehicle shall not be directly or indirectly transferable other than to such Persons described in clause (a) or this clause (b), and in such manner, as such Backstop Participant’s obligations under the Backstop Agreement is transferable; or

(c)   any other entity to whom such Backstop Participant transfers its Covered Interests in accordance with the PSA in full compliance with all transfer restrictions set forth in the PSA; provided, that such Transferee agrees in writing to be bound by the obligations of such Backstop Participant under the Backstop Agreement and each of the Backstop Participants and the Company have agreed in writing, after due inquiry and investigation, that such Transferee is reasonably capable of fulfilling such obligations;

provided, further, that (1) in each of cases (a) (b) and (c), such, Transferee provides a written agreement to the Company under which it (x) confirms the accuracy of the applicable representations as applied to such Transferee, (y) agrees to assume such Backstop Participant’s rights and obligations under the Backstop Agreement, and (z) agrees to be fully bound by, and subject to, the Backstop Agreement as a Backstop Participant, and (2) in each of cases (a) and (b) no such sale, transfer or assignment shall relieve such Backstop Participant from its obligations under the Backstop Agreement.

“Affiliate” means (i) a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person; or (ii) managed funds, accounts, investment managers, representatives, agents and employees, in each case to the extent controlled by a Person.

“Affiliated Fund” means any Person of whom a Backstop Participant is an investment advisor or manager or over whom a Backstop Participant has power and/or authority to bind with respect to securities and/or Covered Interests owned by such Person; provided that if any Party signs onto the Backstop Agreement solely as to a specific business desk, no Affiliate of such Backstop Participant or other business unit within any such Party, shall be subject to the Backstop Agreement unless they separately become a party thereto.

Backstop Agreement Termination	The Backstop Agreement may be terminated at any time prior to the Closing Date by mutual written consent of the Company and the Required Backstop Participants (a “Mutual Termination”); provided that a Mutual Termination shall not be effective and shall be void ab initio unless the Company’s termination is consented to in writing by the Required Consenting Term Lenders.

Backstop Participant Termination Rights:

So long as it is not in breach of its obligations under the Backstop Agreement, a Backstop Participant (in such circumstances, a “Terminating Backstop Participant”) may, at any time on or prior to the Closing Date, by written notice to the Company and each other Backstop Participant, terminate its obligations under the Backstop Agreement, including without limitation its Backstop Commitment, Rights Offering Commitment, Call Option Commitment, and Put Option obligations (a “Backstop Participant Termination”), if:

(a)   The Company (or any of its subsidiaries): (x) files or publicly announces that it will file or joins in or supports any plan of reorganization (or disclosure statement related thereto) in the Chapter 11 Cases other than the Plan other than as permitted pursuant to the PSA; (y) terminates or files a motion or pleading with the Bankruptcy Court seeking authority to terminate or reject any Fundamental Implementation Agreement on account of the Board’s fiduciary obligations; or (z) provides notice to counsel to the Supporting Creditors of its intent to enter into or otherwise publicly announces its intent to pursue an Alternative Transaction;

(b)   Either the Confirmation Order or the Backstop Order is reversed, dismissed or vacated, or is modified or amended after entry in a manner that is not reasonably satisfactory to the Required Backstop Participants;

(c)   The Closing Date has not occurred by the Outside Date;

(d)   Any of the Chapter 11 Cases are dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or the Bankruptcy Court enters an order in any of the Chapter 11 Cases appointing an examiner or trustee with expanded powers to oversee or operate the Debtors in the Chapter 11 Cases;

(e)   The issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring and the Plan on the terms and conditions set forth in the PSA and the Fundamental Implementation Agreements; provided, however, that the Debtors shall have ten (10) days after notice to the Company of such ruling or order to obtain relief that would allow consummation of the Restructuring and the Plan in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the PSA and the Fundamental Implementation Agreements and (ii) is acceptable to the Required Backstop Participants in their reasonable discretion;

(f)    Upon the failure by the Company to comply in all material respects with any of its obligations under the Backstop Agreement, if such failure continues for ten (10) Business Days after written notice of such failure by any Backstop Participant to the Company;

(g)   the Required Consenting Term Lenders terminate the PSA (solely as to each Supporting Term Lender) pursuant to Section 11(d) of the PSA;

(h)   The PSA is terminated prior to the Plan Effective Date, including by such Backstop Participant as to itself;

(i)    An order denying confirmation of the Plan is entered on the docket in the Chapter 11 Cases; or

(j)    Any Backstop Participant Closing Condition becomes incapable of being satisfied unless such condition is waived pursuant to the terms of the Backstop Agreement.

If any Backstop Participant validly terminates its Backstop Commitment obligations under the Backstop Agreement in accordance with the terms hereof, each non-terminating Backstop Participant (a “Non-Terminating Backstop Participant”) shall have the right (the “Post-Termination Subscription Right”), but not the obligation, to within five (5) Business Days of such termination to assume and exercise up to 100% of the Terminating Backstop Participant’s rights and obligations under the Backstop Agreement, including the Backstop Commitment, Call Option Commitment, Call Option rights, and Put Option obligations, to be allocated to each Non-Terminating Backstop Participant based on its Backstop Pro Rata Share (adjusted, as applicable, for the removal of any terminating or defaulting Backstop Participant and any Backstop Participant not wishing to exercise its Post-Termination Subscription Right) on the terms and subject to the conditions set forth in the Backstop Agreement; provided that, notwithstanding the foregoing, no Terminating Backstop Participant shall be relieved of any such Terminating Backstop Participant’s breach of this Backstop Agreement prior to such termination.

In the event the Non-Terminating Backstop Participants in the aggregate elect to assume and exercise more than 100% of the Terminating Backstop Participant’s rights and obligations under the Backstop Agreement, the allocation of such rights and obligations to each Non-Terminating Backstop Participant shall be adjusted proportionate to their respective Backstop Pro Rata Shares, so that the aggregate allocation to the Non-Terminating Backstop Participants equals 100% of the Terminating Backstop Participant’s rights and obligations under the Backstop Agreement.

If, within eight (8) Business Days of any Backstop Participant Termination or Backstop Participant Default, no other Backstop Participant has agreed to assume the rights and obligations of the Defaulting Backstop Participant or the Terminating Backstop Participant, as applicable, the Backstop Agreement shall automatically terminate with respect to all Parties unless prior to such eight (8th) Business Day, solely with respect to a Backstop Participant Default, the Company provides evidence reasonably satisfactory to the Non-Defaulting Backstop Participants that such Backstop Participant Default would not otherwise prevent consummation of the Plan in accordance with the Restructuring Timeline (such automatic termination, the “Automatic Termination”). For the avoidance of doubt, a default by a Backstop Participant shall not constitute a Backstop Participant Termination.

Upon the termination of the Backstop Agreement in its entirety resulting from an

Automatic Termination (other than an Automatic Termination resulting from a Backstop Participant Default) or a Backstop Participant Termination pursuant to clauses (a), (e), (f) or (h) (with respect to (h), to the extent the PSA is terminated as a result of a breach thereof by the Company), the Company shall pay or cause to be paid to the Non-Defaulting Backstop Participants a non-refundable aggregate fee in cash in immediately available funds in an aggregate amount equal to $3,850,000 (the “Termination Fee”). The claim of the Non-Defaulting Backstop Participants for the Termination Fee shall be an unsecured claim subordinated in right of payment solely to the Term Loan Claims, and shall not be paid by the Company unless and until the Term Loan Claims have been paid in full in Cash.

The Termination Fee shall be allocated to each such Non-Defaulting Backstop Participant pro rata based on its Backstop Pro Rata Share (adjusted, as applicable, for the removal of any Defaulting Backstop Participant).

Company Termination Rights:

So long as it is not in breach of its obligations under the Backstop Agreement the Company may, at any time prior to the Closing Date by written notice to the Backstop Participants, terminate the Backstop Agreement (a “Company Termination”):

(a)   upon the Company terminating the PSA in accordance with its terms;

(b)   within three (3) Business Days after the giving of written notice by the Company to the Supporting Creditors of a determination by the Board, in good faith, based on the advice of its outside counsel, that proceeding with the Restructuring and pursuit of confirmation and consummation of the Plan would be inconsistent with the Board’s fiduciary obligations under applicable law;

(c)   upon the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring and the Plan on the terms and conditions set forth in the PSA and the Fundamental Implementation Agreements; provided, however, that the Backstop Participants shall have ten (10) days after notice to the Backstop Participants of such ruling or order to obtain relief that would allow consummation of the Restructuring and the Plan in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the PSA and the Fundamental Implementation Agreements and (ii) is acceptable to the Debtors in their reasonable discretion;

(d)   upon the failure by the Backstop Participants in the aggregate to comply in all material respects with any of their obligations under the Backstop Agreement, if such failure continues for ten (10) Business Days after written notice of such failure by the Company to the Backstop Participants;

(e)   The PSA shall have terminated prior to the Plan Effective Date; and

(f)   The Plan Effective Date shall not have occurred on or prior to the Outside Date.

A Company Termination shall not be effective and shall be void ab initio unless consented to in writing by the Required Consenting Term Lenders.

Put Premium	As consideration for the Put Option, the Backstop Commitment and the other agreements of the Backstop Participants in the Backstop Agreement, including the Incremental Liquidity Facility, the Company shall pay or cause to be paid to the Non-Defaulting, Non-Terminating Backstop Participants a nonrefundable aggregate premium of shares of Reorganized Key Common Stock in amount equal to the sum of:

(a)   6% of the issued and outstanding shares on the Plan Effective Date, calculated after giving effect to (v) shares issued on account of the Put Premium, (w) shares issued on account of the Senior Notes Exchange, (x) the Equity Exchange Shares, (y) shares issued in connection with the consummation of the Rights Offering, including all shares issued to the Backstop Participants under the Backstop Agreement and (z) the Incremental Liquidity Facility Shares, if any, but excluding any shares issued pursuant to Warrants and the New MIP, if any (the “Percentage Put Premium”); plus

(b)   the quotient of (i) $1.5 million divided by (ii) the weighted average price of all shares issued and outstanding shares on the Plan Effective Date, including (v) shares issued on account of the Put Premium, (w) shares issued on account of the Senior Notes Exchange, (x) the Equity Exchange Shares, (y) shares issued in connection with the consummation of the Rights Offering, including all shares issued to the Backstop Participants under the Backstop Agreement and (z) the Incremental Liquidity Facility Shares, if any, but excluding any shares issued pursuant to the Warrants and the New MIP, if any (the “Dollar Put Premium” and, together with the Percentage Put Premium, the “Put Premium”).[2]

[2]	The Put Premium and the components thereof shall be calculated in a manner consistent with the illustrative calculations provided in Schedule 4 to the Plan Term Sheet.

The Put Premium shall be paid on the Closing Date to the Non-Defaulting, Non-Terminating Backstop Participants, whether or not the Put Option is exercised and whether or not the Incremental Liquidity Facility is exercised, and shall be allocated to each such Non-Defaulting, Non-Terminating Backstop Participant, pro rata based on its Backstop Pro Rata Share (adjusted, as applicable, for the removal of any Terminating Backstop Participant or Defaulting Backstop Participant).

For the avoidance of doubt, if a Backstop Participant is a Defaulting Backstop Participant, it shall not be entitled to payment of any of the Put Premium or the Termination Fee.

Backstop Agreement Other Provisions

Indemnification and Contribution:	The Backstop Agreement shall include customary indemnification and contribution provisions, which shall survive termination of the Backstop Agreement.

Investor Rights Agreement:	Any recipient of shares issued pursuant to the Backstop Agreement shall execute and become party to the Investor Rights Agreement.

Governing Law:	The governing law of the Backstop Agreement shall be New York law.

Incremental Liquidity Facility:	Five (5) Business Days prior to the anticipated Plan Effective Date, the advisors to the Debtors and the Backstop Participants shall make a determination (and advise the Backstop Participants) as to whether the Company will satisfy the Minimum Liquidity Threshold on the anticipated Plan Effective Date.

If the Minimum Liquidity Threshold will not be satisfied on the anticipated Plan Effective Date, Reorganized Key will issue up to $25 million of additional Reorganized Key Common Stock (the “Incremental Liquidity Facility Shares”), at a per share price as set forth on Schedule 4 to the Plan Term sheet, which per share price shall be equal to: 62.5% of the Price Per Share Pre-Liquidity Shares (as such price is set forth in Schedule 4 hereto) for the first $10 million of additional capital (tranche 1); 50% of the Price Per Share Pre-Liquidity Shares for the second $10 million of additional capital (tranche 2); and 32.5% of the Price Per Share Pre-Liquidity Shares for the last $5 million of additional capital (tranche 3), in an aggregate amount necessary for the Company to meet the Minimum Liquidity Threshold (such offering, which shall be made in conjunction with the Rights Offering the “Incremental Liquidity Facility”). If the Qualifying Noteholders and Qualifying Equity Holders have not subscribed for all of the Incremental Liquidity Shares to be issued pursuant to the Incremental Liquidity Facility, the Backstop Participants shall purchase all such unsubscribed Incremental Liquidity Shares (such shares, the “Unsubscribed Incremental Liquidity Shares”) subject to the terms and conditions of the Backstop Agreement (including the implementation of a put/call structure consistent with the Backstop Agreement structure with respect to the Rights Offering).

If a fully funded $25 million Incremental Liquidity Facility would be insufficient to satisfy the Minimum Liquidity Threshold, the Backstop Participant Closing Conditions shall not be satisfied (but may be waived) and no amounts shall be required to be funded by the Backstop Participants under the Backstop Agreement.

The Company and the Backstop Participants shall work in good faith to agree to the procedures and mechanics of implementing the Incremental Liquidity Facility consistent with the Plan Term Sheet, including the implementation of a put/call structure consistent with the Backstop Commitment’s structure, which mechanics and procedures shall be included in the Backstop Agreement.

Schedule 1

Schedule of Backstop Participants

[To be redacted]

PLAN TERM SHEET – EXHIBIT 4

Key Energy Services, Inc. (the “Company”)

Corporate Governance Term Sheet1

Equity

•	Single class of shares; 1 vote per share (except for the Preferred Voting Share (defined below) to be issued to Platinum).

•	No lock-up.

Board

•	Except as provided herein, 10 member board of directors (the “Board”).[2]

•	Initial directors to be selected once (prior to Plan Effective Date), for a 2-year term (the “Initial Board Term”), as follows:

•	5 initial directors selected by Platinum (as bondholder), with 8 votes total (3 directors with 2 votes each, and 2 directors with 1 vote each; provided that one of the single-vote directors must be Reorganized Key’s CEO (the “CEO Director”));[3]

•	2 initial directors selected by the Committee[4] other than Platinum (as bondholders), each with 1 vote; and

•	3 initial independent directors, as defined by NYSE/NASDAQ[5] rules (1 selected by Platinum (as bondholder); 1 selected by the Committee other than Platinum (as bondholder); 1 to be mutually agreed upon by Platinum and the Committee other than Platinum (each as bondholders), each with 1 vote.

•	After the Initial Board Term (so long as Reorganized Key has been listed on the NYSE or NASDAQ):

•	Board will have 9 members.

•	Platinum shall be entitled to appoint 5 directors, 2 of which shall have 2 votes each, and 1 of which shall be an independent director, which independent director shall have 1 vote (collectively, the “Platinum Appointed Directors”), and Platinum shall be issued, on the Plan Effective Date, a non-economic non-transferrable preferred share to implement such appointment rights (or such other comparable mechanic to replicate the purpose thereof, the “Preferred Voting Share”);

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan Support Agreement among Debtors, and certain of the Company’s creditors that are signatories thereto, including Platinum Equity Advisors, LLC (together with any of its controlled affiliates, managed funds and/or accounts, collectively, “Platinum”), and the members of the Committee (as defined herein). The Plan shall incorporate provisions to the extent needed to implement the terms of this Corporate Governance Term Sheet.
[2]	Platinum would like the option to increase the board to 11 members, and eliminate the super vote structure, in which case, Platinum could elect directors to account for each super vote.
[3]	If the CEO Director seat is vacant, including due to a removal, the Board shall be reduced to 9 directors. In addition, until a replacement CEO Director is appointed, only 2 of the 4 remaining non-independent directors selected by Platinum shall have 2 votes each and the other 2 remaining non-independent directors selected by Platinum shall have 1 vote each.
[4]	“Committee” shall refer to the non-Platinum Backstop Participants (as defined in the Plan Term Sheet).
[5]	References to NASDAQ refer to the NASDAQ Global Select Market.

•	The Preferred Voting Share will be cancelled automatically if, at any time, (a) Platinum beneficially owns less than (i) 91.578%[6] of the shares of the Company owned by it on the Plan Effective Date, solely as a result of Platinum selling such shares, (ii) 42.5%[7] of the issued and outstanding shares of the Company (excluding shares issued pursuant to the New MIP), or (iii) 40.0% of the issued and outstanding shares of the Company; or (b) Reorganized Key has not been listed on the NYSE or NASDAQ prior to the conclusion of the Initial Board Term.

•	Except with respect to the Platinum Appointed Directors, each director (which may include the CEO Director) shall be nominated by the board and voted on by stockholders; provided that there shall always continue to be at least 3 independent directors;

•	Except with respect to the Platinum Appointed Directors, each director shall have 1 vote;

•	Directors shall have 1-year terms; and

•	Following cancellation of the Preferred Voting Share (other than as a result of item (b) in such definition), the next board election shall be handled by a simple majority vote of the outstanding shares as per Delaware law.

•	If Reorganized Key has not been listed on the NYSE or NASDAQ prior to the conclusion of the Initial Board Term, then until it has been so listed:[8]

•	The two departing directors who had been selected by the original non-Platinum members of Committee during the Initial Board Term will nominate (i) their successors as well as (ii) the independent director (to replace the independent director appointed by such group). Such nominated directors (collectively, the “Committee Nominee Successors”) will be voted on by the non-Platinum stockholders; and

•	The remaining directors shall be nominated by the Initial Board and voted on by stockholders; provided that there shall always continue to be at least 3 independent directors.

[6]	This 91.578% is based on Platinum owning 47.5% of the outstanding shares on the Plan Effective Date. The goal of this clause (i) is to permit Platinum to sell up to 4% of the shares it owns on the Plan Effective Date without losing the Preferred Voting Share. The percentage shall be adjusted on the Plan Effective Date pending a final determination of Platinum’s ownership on the Plan Effective Date to provide under clause (i) for sales of up to 4%.
[7]	42.50% threshold shall be adjusted downward to a maximum of 40% to the extent Reorganized Key issues shares for the purpose of satisfying the market cap requirements of the NYSE or NASDAQ in order to obtain a listing.
[8]	Upon the end of each of the subsequent 1-year terms and so long as Reorganized Key has not been listed on the NYSE or NASDAQ, the directors shall be nominated and elected in the same manner.

Reporting / Listing

•	Reorganized Key continues to be reporting company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	Reorganized Key and Platinum commit to undertake commercially reasonable efforts to be listed on NYSE or NASDAQ as soon as reasonably practicable, and in any event no later than 6 months after the Plan Effective Date.

•	Reorganized Key to abide by NYSE governance standards as of the Plan Effective Date (e.g., committee compositions, internal controls and guidelines, etc.), subject to “controlled company” exception.

CASA

•	The Company shall enter into the Corporate Advisory Services Agreement (the “CASA”) in the form attached as Exhibit 5 to the Plan Term Sheet

Minority Protections

•	Any time Reorganized Key does not have securities registered under section 12(b) of the Exchange Act listed on NYSE or NASDAQ:

•	The following actions shall require approval of a Supermajority[9] of the director votes prior to listing:

•	Entering into any fundamental transaction involving a sale of the Company (including consolidation, reorganization, merger or sale of all or substantially all of the assets) other than: (a) pursuant to the Bankruptcy Code or (b) with an implied equity value of greater than $700 million;

•	Acquisitions, investments, and divestitures in excess of $25 million in cash or stock;

•	Incurrence of indebtedness for borrowed money in excess of $5 million, other than for purposes of refinancing the New Term Loan or the New ABL at the same or lower rates;

•	Changing the size of the Board (except (i) adding independent directors, or (ii) in connection with a fundamental transaction (including consolidation, reorganization, merger or sale of all or substantially all of the assets) approved in accordance with agreed upon terms);

•	Creating new Board committees or delegating authority to Board committees beyond that in the initial charters for such committees other than as required by law;

•	Equity redemptions and repurchases for an amount in excess of $5 million in any transaction and $10 million in the aggregate in any fiscal year other than (x) redemptions and repurchases offered on a pro rata basis among the Reorganized Key shareholders, and (y) repurchases from any employee, consultant or officer of the Company who ceases to be an employee, consultant or officer of the Company; and

•	Amendments to the bylaws.

[9]	“Supermajority” shall mean (a) if the CEO Director seat is occupied, at least 9 of the 13 director votes, including (X) 7 votes cast by the directors selected by Platinum (excluding independent directors) and (Y) at least 2 votes cast by directors not selected or nominated by Platinum (excluding the CEO Director) that are independent or nominated by the Committee (or the Committee Nominee Successors, if applicable); provided that during the Initial Board Term approval of at least one non-independent director appointed by the Committee shall be required; and (b) if the CEO Director seat is vacant, at least 8 of the 11 director votes, including (X) 6 votes cast by the directors selected by Platinum (excluding independent directors) and (Y) at least 2 votes cast by directors not selected or nominated by Platinum that are independent or nominated by the Committee (or the Committee Nominee Successors, if applicable); provided that during the Initial Board Term approval of at least one non-independent director appointed by the Committee shall be required.

•	The following actions shall require approval of a supermajority of 65% of shareholders prior to the listing:

•	Issuances of equity or convertible securities where the issuance equals 20% or more of the pre-transaction shares or the common stock issued will have voting power of 20% or more of the common stock outstanding before the issuance; other than such issuances that are for the purpose of and to the extent necessary to satisfy the market cap requirements of the NYSE or NASDAQ in order to obtain a listing; in each case, subject to pre-emptive rights available to the other Backstop Participants if Platinum or any of its affiliates participates in such an offering, on a pro rata basis based on their shareholdings).

•	At any time, irrespective of listing status:

•	Entering into any related party, Related Advisor (as defined in the CASA) or affiliate transactions, including any amendments to the CASA, (other than (i) compensation of Board members in the ordinary course, (ii) execution of the CASA on the Plan Effective Date, (iii) arm’s length commercial transactions in the ordinary course of business between any Platinum portfolio company and the Company if the aggregate transaction value between such Platinum portfolio company and the Company does not exceed $1 million per calendar year), and (iv) any other transactions required by the plan support agreement), shall require approval by a Supermajority of the director votes.

•	Adopting any restrictions on the transferability of any shares of Reorganized Key shall require approval by a Supermajority of the director votes.

•	The approval, authorization, vesting or making any payments or awards under the 2016 PIP shall require approval by a Supermajority of the director votes.

•	Any issuance of shares in which Platinum or any of its affiliates would participate, other than an issuance available on the same terms to all stockholders on a pro rata basis shall require approval by the majority of non-Platinum stockholders.

•	A Company decision to delist from NYSE or NASDAQ, as applicable, shall require unanimous approval by the Company’s board, except where such delisting is necessary to effect a permitted cash-out or stock merger of the Company.

Registration Rights

•	Reorganized Key and Platinum commit to file a resale shelf registration statement (the “Shelf Registration Statement”) covering all Registrable Securities[10] of each Backstop

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“Registrable Securities” means any shares of Reorganized Key Common Stock beneficially owned by a Backstop Party and any other securities issued or issuable with respect to, on account of or in exchange for Registrable Securities, whether by stock split, stock dividend, recapitalization, merger, charter amendment or otherwise that are held by a Backstop Party or any transferee or assignee of any Backstop Party after giving effect to a permitted transfer (each, a “Holder”); provided such shares shall cease to be Registrable Securities when (i) a registration statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been sold, transferred or otherwise disposed of by the Holder thereof pursuant to such effective registration statement, (ii) such Registrable Securities are sold, transferred or otherwise disposed of pursuant to Rule 144 under the Securities Act, or (iii) (x) the Reorganized Key Common Stock has been listed for trading on a national securities exchange for at least 90 days and (y) such Registrable Securities are held by any Holder who, together with its Affiliates, at the time of determination, holds in the aggregate less than 1% of the Company’s then outstanding shares of Reorganized Key Common Stock which may be sold pursuant to Rule 144(b)(1) under the Securities Act without limitations on volume or manner of sale or a notice requirement.

Participant (together with its Affiliates, a “Backstop Party”) within 60 days after the Plan Effective Date and use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable and in no event later than 60 days after the filing of the Shelf Registration Statement.

•	The Shelf Registration Statement (on Form S-1 and, when Reorganized Key becomes eligible, on Form S-3) covering the Registrable Securities of each Backstop Party will be kept effective (subject to customary blackouts) for so long as any Backstop Party holds Registrable Securities.

•	Beginning 120 days after the Plan Effective Date, to the extent the Company does not have available such an effective Shelf Registration Statement, each Backstop Party that holds Registrable Securities shall have two (2) long-form demand registration rights per calendar year (subject to customary blackouts); provided that any such demand shall be for an offering with estimated gross proceeds of at least $12.5 million in Registrable Securities (taking into account the requests of all requesting Backstop Parties); provided further that in no event shall the Company be required to comply with more than one (1) long-form demands by the non-Platinum Backstop Parties in any six-month period.

•	The shelf takedowns or demands by a Backstop Party referred to above shall be underwritten as requested by such Backstop Party; provided that (x) the Company shall only be required to support underwritten offerings not earlier than 180 days after the Plan Effective Date, limited to two (2) such underwritten offerings each calendar year and no more than six (6) underwritten offerings in the aggregate, in each case, requested by non-Platinum Backstop Parties, and (y) any such underwritten offering supported by the Company shall be for an offering with estimated gross proceeds of at least $12.5 million in Registrable Securities (taking into account the request of all requesting Backstop Parties).

•	Customary piggyback rights.

PLAN TERM SHEET – EXHIBIT 5

CORPORATE ADVISORY SERVICES AGREEMENT1

This CORPORATE ADVISORY SERVICES AGREEMENT (this “Agreement”) is entered into as of             , 2016 (the “Effective Date”)2 by and between Key Energy Services, Inc., a Delaware corporation, (the “Company”) and Platinum Equity Advisors, LLC (“Platinum”), a Delaware limited liability company (“Advisor”).

RECITALS

A. The Company specializes in providing onshore, rig-based well services, including well maintenance and work over services as well as fluid management and fishing and rental services, to oil and natural gas producers (collectively, the “Business”).

B. On the Effective Date, Advisor began to perform and have since been performing certain services with respect to the Business, and, in exchange for such services, the Company agrees to pay Advisor certain fees and to provide for other consideration, all as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Appointment. The Company, on behalf of itself and its subsidiaries (collectively, the “Group”), hereby retains Advisor to render those services as set forth in Exhibit A hereto, together with such other services as the Company may request from time to time (collectively, the “Services”).

2. Term and Termination.

(a) Term. The initial term (the “Initial Term”) of this Agreement shall commence on the Plan Effective Date and end on December 31, 2019. No earlier than ninety (90) days and no later than sixty (60) days prior to the expiration of each of the Initial Term and any Successive Terms (as defined below), the Independent Directors of the Board will undertake a review of the services provided by Advisor during the preceding term and the needs of the Company and decide in their sole discretion, acting by majority, whether to renew this Agreement upon the same terms and subject to the same conditions as set forth herein. The Independent Directors of the Board shall notify Advisor within five (5) business days of its decision. Failure to notify Advisor in writing within such time period that the Independent Directors of the Board elect to renew this Agreement shall result in automatic termination. If the Independent Directors of the Company’s Board decide to renew this Agreement, this Agreement shall be extended for successive one (1) year terms (ending on December 31 of the calendar year) (each one-year period, a “Successive Term”). This Agreement may only be terminated in accordance with this Section 2.

(b) Termination. This Agreement may be terminated at any time (i) by mutual written consent of the parties hereto; (ii) by Advisor, upon ninety (90) days’ prior written notice to the Company; (iii) by the Company, following a material breach of the terms hereof by Advisor, and Advisor having failed to cure such material breach within thirty (30) days following receipt by it of written notice of such breach; (iv) by the Company, at any time due to gross negligence or willful misconduct by Advisor in performing its obligations pursuant to this Agreement, and (v) automatically 45 days following the date that Platinum owns less than 33% of outstanding Shares. Upon termination of this Agreement, the Company shall pay to Advisor, if applicable, all accrued and unpaid Advisory Fees (pursuant to this Agreement) and all unpaid Out-of-Pocket Expenses (pursuant to Section 5(b)) due with respect to the period prior to the date of termination. The obligations of the Company to pay any and all accrued and unpaid obligations under this Section 2(b) shall survive any termination of this Agreement.

[2]	Parties intend to execute this Agreement on the Plan Effective Date.

(c) For the purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means with respect to any person or entity, any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or entity, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person or entity whether through the ownership of voting securities, contract or otherwise.

“Board” means the board of directors of the Company.

“Emergence Credit Facilities” means the New ABL Agreement and the New Term Loan Credit Agreement.

“Independent Director” shall have the meaning ascribed to it in the NYSE listing rules, provided, that if the Company is listed for trading on the NASDAQ Global Select Market, the Nasdaq listing rules shall govern the meaning of Independent Director.

“Plan Effective Date” shall have the meaning ascribed to it in that certain Plan Support Agreement, dated as of August 24, 2016 among the Company and each of the holders party thereto.

“Shares” means shares of the Company’s common stock.

3. Scope of Work. The Services will be performed for the Group. The Company shall be responsible for all amounts due hereunder; provided the Company, at its election, may seek reimbursement of an appropriate portion of such fees from other members of the Group. Advisor and the Board shall meet and confer from time to time regarding the Services contemplated hereby; provided, however, that no minimum number of hours is required to be devoted by Advisor. The Company acknowledges that (x) Advisor’s services are not exclusive to the Company and (y) Advisor may render similar services to other persons and entities; provided that Advisor shall not render similar services to any competitor of the Group, unless Advisor has established appropriate information barriers or confidentiality firewalls between Advisor’s personnel advising the Group and Advisor’s personnel advising competitors of the Group. No Services provided hereunder constitute or shall be construed as investment advice or a recommendation to proceed or not to proceed with any particular action, including any proposed investment or acquisition by the Company, if any. The performance of the Services shall not create a fiduciary relationship between Advisor on one hand, and members of the Group, on the other. The Company acknowledges and agrees that, in the course of providing the Services, in no case is Advisor providing: (i) advice as to the value of securities or the advisability of investing in, purchasing, or selling securities or (ii) investment advice or recommendations as to or on: (A) the advisability of the prospects of or for any particular company or security, or (B) the price or future price of or price levels of any security, security index, securities market, commodity, commodity index or commodity market. The Company further acknowledges and agrees that it is responsible and liable for any actions or determinations (including any investment decisions) made by the Group.

4. Quality of Services. Advisor shall render the Services in a professional, timely and workmanlike manner. The Services will be performed with the same degree of diligence and care as such Services are performed by Advisor for other portfolio companies of its managed funds.

5. Compensation.

(a) The Company shall pay, or cause its subsidiary entities to pay, to Advisor an advisory fee (the “Advisory Fee”) of $2,750,000 per annum in arrears as specified below (the “Base Fee Amount”). Subject to subparagraph (d) of this Section, the Advisory Fee shall be paid in cash (or accrued, as required by subparagraphs (c) and (d).

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(b) Subject to subparagraph (d) below, payment (or accrual) of the Advisory Fee shall be made in equal quarterly installments (each a “Quarterly Installment Payment”) of $687,500 in cash in arrears for each preceding quarter on January 1, April 1, July 1 and October 1 of each calendar year (each a “Quarterly Installment Payment Date”); provided that the first Quarterly Installment Payment Date shall be the first such date following the Effective Date (the “First Installment Date”) and shall include an amount equal to the product of (i) $2,750,000 multiplied by (ii) a fraction, the numerator of which is the number of days from the Effective Date through the First Installment Date, inclusive, and the denominator of which is 365.

(c) If the Emergence Credit Facilities prohibit the Company from paying the Advisory Fee in cash, such fee shall accrue and the payment thereof deferred until such time as such prohibition is waived, terminated or otherwise removed, at which time all deferred Advisory Fees shall be immediately due and payable, subject to subparagraph (d) below.

(d) Notwithstanding any other provision in this Agreement, as long as the Shares are not listed for trading on either the NYSE or NASDAQ Global Select Market, the Company shall not make (but shall accrue) any Quarterly Installment Payment. If the Shares are not listed for trading on either the NYSE or NASDAQ Global Select Market at any time on or after the date that is 6 months after the Plan Effective Date (the “Listing Target Date”), then any Advisory Fee accrued for the period (x) between the Listing Target Date and the date the Shares are actually listed for trading on either the NYSE or NASDAQ Global Select Market or (y) during any period thereafter that the Shares are not actually listed for trading on either the NYSE or NASDAQ Global Select Market, shall accrue at 50% of the Base Fee Amount until such listing is achieved; provided, that such reduced rate shall not apply if (a) the Company is notified in writing by NYSE or NASDAQ, as applicable, that it was not listed solely due to not meeting the requisite financial criteria for listing under NYSE’s Rule 102.01C or NASDAQ’s Rule 5315(f)(3), as applicable, or, (b) if not so notified, Platinum and non-Platinum Backstop Parties who wish to participate in such determination mutually determine that the Company was not listed solely due to not meeting the requisite financial criteria for listing. Following the date the Shares are and so long as the Shares remain listed on either the NYSE or NASDAQ Global Select Market, the Advisory Fee shall return to the Base Fee Amount for the period following such listing.

(e) The Advisory Fee shall be subject to value added tax, sales tax or other similar taxes, where applicable.

(f) The Company shall reimburse, or cause its subsidiaries to reimburse, Advisor monthly for Out-of-Pocket Expenses (as defined below), incurred following the Effective Date. For the purposes of this Agreement, “Out-of-Pocket Expenses” means (i) the documented, reasonable and actual out-of-pocket costs and expenses incurred by the Advisor while delivering products and/or services to the Company in connection with the Services (excluding wages, salaries, and all other customary overhead expenses of the Advisor), (ii) reasonable fees and disbursements of unaffiliated third party advisors or consultants while delivering products and/or services to the Company (but excluding for the avoidance of doubt such fees and disbursements incurred in advising Advisor or its Affiliates including in its capacity as an investor in the Company), (iii) costs of any outside services of independent contractors such as financial printers, couriers, business publications, online financial services or similar services; provided, that such Out-of-Pocket Expenses (1) shall not exceed $375,000 during a calendar year and (2) shall not include any fees or disbursements to any external advisor, consultant or contractor, unless (a) such external advisor, consultant or contractor is not a Related Advisor and (b) such fees or disbursements were incurred for services that could not have been provided by Platinum on its own. “Related Advisor” shall mean (i) any Affiliates, current employees of Platinum, former employees of Platinum who were employed by Platinum within three (3) years prior to date such fees or disbursements were or were expected to be incurred, or any entity majority owned or managed by any of the foregoing, (ii) any person or entity that earns more than 50% of its annual revenue from Platinum or its Affiliates, or (iii) Palm Tree Advisors LLC or any of its successors or Affiliates.

(g) The provisions of this Section 5 shall survive the termination of this Agreement.

(h) The Platinum-appointed directors of the Board that are not Independent Directors shall not receive any fees on account of serving on the Board.

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6. Default of Advisor. Notwithstanding anything contained in this Agreement to the contrary, in the event that Advisor shall default in any of its material obligations hereunder and such default shall continue for a period of twenty (20) days following receipt of notice of such default, then the Company shall have the right to withhold all compensation otherwise payable to Advisor hereunder until such default is fully cured, and to set off against such compensation any obligations of Advisor hereunder.

7. Representation and Warranties.

(a) Advisor represents and warrants that as of the date hereof that Advisor is a company duly organized and validly existing under the laws of the state of Delaware, and all corporate and other internal authorization required for the execution of this Agreement have been obtained, and (ii) this Agreement does not materially violate any agreements to which Advisor is a party.

(b) The Company represents and warrants to Advisor that as of the date hereof that the Company is a company duly organized and validly existing under the laws of the State of Delaware, and all corporate and other internal authorization required for the execution of this Agreement have been obtained, and (ii) this Agreement does not materially violate any agreements to which the Company is a party.

8. Indemnification; Limitation of Liability.

(a) Indemnification. The Company will indemnify and hold harmless Advisor and its Affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the Services contemplated by this Agreement or the engagement of Advisor pursuant to, and the performance by Advisor of the Services contemplated by this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by or on behalf of the Company or any other Group member. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company hereby acknowledges that certain Indemnified Parties have certain rights to indemnification, advancement of expenses and/or insurance provided by Advisor and its Affiliates in connection with the Indemnified Party’s activities on behalf of Advisor and its Affiliates, including acting as a director of a current or former portfolio company that Advisor and its Affiliates intend to be secondary to the primary obligation of the Company to indemnify such Indemnified Party pursuant to and in accordance with the indemnification provision in this Section 8(a). The Company acknowledges and agrees that (a) the Company is the indemnitor of first resort and the Company is wholly and primarily responsible for the payment of any and all indemnification to which any Indemnified Party is entitled under this Section 8(a) or otherwise pursuant to any rights that the Company has granted to such Indemnified Party in connection with its performance of the Services, and any obligation of Advisor and its Affiliates to provide indemnification for the same expenses or liabilities incurred by such Indemnified Party is secondary, (b) any such indemnification and expenses shall be paid by or on behalf of the Company, and (c) the Company irrevocably waives, relinquishes and releases Advisor and its Affiliates from any and all claims against Advisor and its Affiliates for contribution, reimbursement, subrogation, set-off, exoneration or otherwise from any of Advisor and its Affiliates thereof for amounts paid in respect thereof. The Company further agrees to indemnify, reimburse and hold harmless each of Advisor and its Affiliates for any and all amounts for which the Company is wholly and primarily responsible under this Section 8(a) in the event that any of Advisor and its Affiliates actually pays any such amounts for any reason to or on

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behalf of any Indemnified Party. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court of competent jurisdiction, in a final judgment from which no further appeal may be taken, to have resulted primarily from the willful misconduct or bad faith of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred conditioned upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if a court of competent jurisdiction renders a final non-appealable judgment that the Liabilities in question resulted primarily from willful misconduct, gross negligence or bad faith of such Indemnified Party. If such indemnification is for any reason not available or insufficient to hold an Indemnified Party harmless, the Company agrees to contribute to the Liabilities involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Group, on the one hand, and by Advisor, on the other hand, with respect to the Services or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Group, on the one hand, and of Advisor, on the other hand; provided, however, that to the extent permitted by applicable law, the Indemnified Parties shall not be responsible for amounts in excess of the Advisory Fee accrued by the Company in the prior twelve months (but only to the extent actually received by Advisor. Relative benefits to the Group, on the one hand, and to Advisor, on the other hand, with respect to the Services shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Group in connection with the Services or any transactions to which the Services relate bears to (ii) all fees actually received by Advisor in connection with the Services. The provisions of this Section 8(a) shall survive the termination of this Agreement.

(b) Limitation of Liability. Notwithstanding anything herein to the contrary, the maximum aggregate monetary or other liability that Advisor shall have to the Company, a Group member or any other party (including, without limitation, the Company’s or a Group member’s officers, directors, employees, agents and other representatives and stockholders) with respect to any and all claims (on a cumulative basis) related to or in connection with the breach or alleged breach hereof by Advisor, or related to or in connection with the Services provided or to be provided hereunder, shall be limited to the Advisory Fee accrued by the Company in the prior twelve months (but only to the extent actually received by Advisor). Notwithstanding anything herein to the contrary, Advisor shall not be liable under any circumstance for any special, consequential, indirect, punitive or exemplary, or similar, damages arising from its provision of the Services or otherwise related to or in connection with this Agreement. The provisions of this Section 8(b) shall survive the termination of this Agreement.

9. Permissible Activities. Subject to applicable law, nothing herein will in any way preclude Advisor or its Affiliates (other than the Group and its respective employees) or their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Group.

10. Accuracy and Confidentiality of Information to be Provided.

(a) The Company will furnish or cause to be furnished to Advisor such information as Advisor believes reasonably appropriate to its Services hereunder, and Advisor acknowledges that it will have access to confidential information, records, trade secrets of the Company and certain proprietary information of a business, financial, marketing, technical or other nature pertaining to the Company (all such information so furnished, the “Information”). Without limiting the generality of the foregoing, the Company agrees to furnish to Advisor monthly financial data of the type customarily prepared by the Company for senior management, except to the extent that the Company and Advisor may otherwise mutually agree with respect to the extent and/or the frequency of the data to be so furnished to Advisor. The Company recognizes and confirms that Advisor (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Services contemplated by this Agreement without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) is entitled to rely upon the Information without independent verification.

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(b) During the term of this Agreement, and for a period of 2 years after the termination of this Agreement for any reason, Advisor shall not directly or indirectly disclose Information to any person or entity or use any Information for its own benefit or the benefit of any other person or entity without the Company’s prior written consent. All records, files, documents and equipment relating to the Company’s business which Advisor shall prepare, use, or come into contact with, shall be and remain the Company’s sole property and shall be returned to the Company (or, at Advisor’s option, destroyed) upon termination of this Agreement for any reason. Notwithstanding anything to the contrary in this Agreement, Advisor may disclose any Information in the event that Advisor is required by applicable law, subpoena, court order, legal process, rule, regulation, or governmental or regulatory body to disclose all or any portion of the Information.

11. Independent Contractor. Advisor shall act solely as an independent contractor and shall have complete charge of its personnel engaged in the performance of the Services or any other advice or services contemplated by this Agreement. As an independent contractor, Advisor shall have authority only to act as an advisor to the Company and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company. Nothing contained in this Agreement shall cause Advisor to be deemed a partner of or joint venturer with the Company. Nothing contained in this Agreement shall be deemed or construed by the parties or any third party to create the relationship of partners or joint ventures between Advisor or any of its partners or members or any of their Affiliates, investment managers, investment Advisor or partners, and the Company.

12. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be delivered by hand, sent by recognized overnight courier or given by email sent to the addresses set forth below. All such communications shall be deemed to have given or made when delivered by hand, sent by email upon confirmed receipt, or one business day after being delivered to a recognized overnight courier.

(a)	If to Advisor, to:

Platinum Equity Advisors, LLC

360 N. Crescent Dr.

Beverly Hills, CA 90210

Attn: Eva Kalawski, General Counsel

(b)	If to the Company, to:

Katherine Hargis

Vice President, Chief Legal Officer and Secretary

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

khargis@keyenergy.com

13. Modification. This Agreement may not be modified or amended in any manner other than by an instrument in writing signed by all of the parties hereto, or their respective successors or permitted assigns.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

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15. Severability. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

16. Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing and signed by or on behalf of the party granting the waiver. The waiver of either party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

17. Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other party; provided, that Advisor shall be entitled to assign this Agreement to any Affiliate of Advisor. Any assignment in violation of the foregoing shall be null and void.

18. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts located in the State of New York sitting in New York County and of the United States District Court of the Southern District of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts located in the State of New York sitting in New York County and of the United States District Court of the Southern District of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 12 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 12 does not constitute good and sufficient service of process. The provisions of this Section 18 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court located in the State of New York sitting in New York County and of the United States District Court of the Southern District of New York.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by the other party that the provisions of this paragraph constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

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19. Dispute Resolution.

(a) In the event of any controversy or claim arising out of or relating to this Agreement (hereafter, a “Dispute”), Advisor and Board Representative shall work in good faith, using reasonable best efforts and recognizing their mutual interests, to resolve such Dispute in a manner satisfactory to both parties. If Advisor and Board Representative do not resolve such Dispute within thirty (30) business days after notice of the Dispute is provided to the other party, the Dispute shall be determined by arbitration (the “Arbitration”) administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules (the “Rules”).

(b) The Arbitration shall be administered before one arbitrator, who shall be selected jointly by Advisor and Board Representative, or if such parties cannot agree on the selection of the arbitrator, shall be selected by the American Arbitration Association (provided that any arbitrator selected by the American Arbitration Association shall not be affiliated with either party without the written consent of the non-affiliated party). Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and Advisor shall equally bear all expenses of the American Arbitration Association (including those of the arbitrator) incurred in connection with the Arbitration, provided, however, that the applicable party shall bear all such expenses if the arbitrator or relevant trier-of-fact determines that such party’s claim or position was frivolous.

(c) “Board Representative” means an Independent Director appointed by a vote of the majority of the Company’s Independent Directors.

20. Successors and Assigns. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and permitted assigns.

21. Counterparts. This Agreement may be executed in several counterparts (including via facsimile or other electronic method), each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all parties to execute the same counterpart hereof.

22. No Third-Party Beneficiaries. No persons other than the parties to this Agreement may directly or indirectly rely upon or enforce the provisions of this Agreement, whether as a third party beneficiary or otherwise.

23. Headings. All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

24. Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter. The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

PLATINUM EQUITY ADVISORS, LLC	KEY ENERGY SERVICES, INC.

By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT A TO CORPORATE ADVISORY SERVICES AGREEMENT

•	General business advice.

•	Advice regarding structuring and negotiating transactions.

•	Advice regarding identifying, structuring, negotiating, obtaining bank, institutional and other sources of financing for the Company and the Group.

•	Advice regarding financial activities consisting of (but not limited to) consulting and assistance for Company accounting; financial and administrative advice; processing of accounting data, general accounts, stocks accounting, sales and purchase ledgers, financial statements and balance sheet statistics, the supplying of the services of analysis of information systems for data processing.

•	Advice to management and financial planning advice, including advice on utilization of assets.

•	Advice the Company and the Group in establishing accounting policies.

•	Such other advice to the Company and the Group, their counsel and auditors as generally may be required to properly carry on the business and operations of the Company and the Group;

•	Administrative advice, including:

(i)	advice on the performance of financial analyses and research by the Company and the Group, or any clients of the Company or the Group, including financial forecasting, strategic planning, budgeting, and analysis;

(ii)	advice on and assistance in technology relationships with third party providers and partners;

(iii)	advice to the Company, the Group or any clients of the Company or the Group, in matters relating to human resource management, together with advice in employee recruitment; and

(iv)	advice to the Company, the Group or any clients of the Company or the Group in connection with capital investments, requests for capital investment and justification for such requests.

•	Financial advice, including:

(i)	advice in the coordination and oversight of the short-term and long-term financing requirements of the Company, the Group or any clients of the Company or the Group (including as to cash-flow projections);

(ii)	advice on and oversight of the investments to be carried out by the Company, the Group or any clients of the Company or the Group;

(iii)	advice in the coordination of cash and equivalents held by the Company, the Group or any clients of the Company or the Group, including cash in hand, and investments of cash and equivalents on a consolidated basis; advice on the control and recovery of liabilities and receivables;

(iv)	advice in the coordination of the management of foreign currencies and hedging operations; and

(v)	review of and subsequent advice regarding the business plan of the Company, the Group or any clients of the Company or the Group.

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•	Commercial and marketing activities:

(i)	Purchasing Activities — Advice to the Company, the Group or any clients of the Company or the Group, on purchasing activities for products, components, services, packaging, and logistics, and in particular for the following tasks:

•	help in the choice of suppliers;

•	setting requirements for quotations and comparative analyses;

•	negotiation and ordering of products and services;

•	negotiation of claims against suppliers; and

•	organizing corporate purchases.

(ii)	Sales and Marketing Activities — Advice to the Company, the Group or any clients of the Company or the Group in sales and marketing activities, in particular for the following tasks:

•	choice of strategic vendors;

•	investigation and development of new markets;

•	development and maintenance of international commercial relations;

•	organization of strategic meetings;

•	production of guidelines for external and internal communications;

•	development of trading guidelines;

•	management of relationships with consultants and analysts; and

•	development of strategic partnerships.

•	Advice regarding provision of marketing, advertising and promotional activities consisting of (but not limited to) branding of the Group with a view of increasing the revenues of the Company and the Group and furthermore any activity which forms an integral part of a marketing and advertising campaign.

•	General corporate stewardship services.

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PLAN TERM SHEET – EXHIBIT 6

Terms of Warrants

Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the Plan Term Sheet. Definitions shall apply to the plural as well as the singular number.

(1) Warrants. On the Plan Effective Date, each Holder of Existing Key Common Stock shall receive its Percentage Allocation of warrants exercisable for an aggregate number of shares of Reorganized Key Common Stock equal to (a) (x) 50% multiplied by (y) 10% of the Base Share Count1 (such warrants, the “4-Year Warrants”) and (b) (x) 50% multiplied by (y) 10% of the Base Share Count1 (such warrants, the “5-Year Warrants” and, collectively with the 4-Year Warrants, the “Warrants”). Each Warrant will initially represent the right to purchase one share of Reorganized Key Common Stock.

(2) Term/Exercise Price. The 4-Year Warrants shall be exercisable at any time on or prior to the earlier of (A) the fourth anniversary of the Effective Date and (B) the consummation of a Cash Exit Transaction (defined below), in each case, at a per share exercise price equal to the quotient of (x) $800 million divided by (y) the Base Share Count. The 5-Year Warrants shall be exercisable at any time on or prior to the earlier of (A) the fifth anniversary of the Effective Date and (B) the consummation of a Cash Exit Transaction, in each case, at a per share exercise price equal to (x) $1 billion divided by (y) the Base Share Count. The Warrants will include a reduction to their respective exercise prices to reflect the decrease in equity value resulting from any cash dividends paid on Reorganized Key Common Stock prior to exercise or any other distributions made on Reorganized Key Common Stock prior to exercise that do not otherwise result in an antidilution adjustment. The Warrants are exercisable for cash or on a cashless basis (in which case the Warrants would be exercised for a number of shares of Reorganized Key Common Stock with a value equal to the in-the-money value of the Warrants at the time of exercise). In the case of a cashless exercise, if the shares of Reorganized Key Common Stock are not publicly traded on a nationally recognized exchange, then the value of a share of Reorganized Key Common Stock shall be determined in good faith by the board of directors of Reorganized Key subject to an appraisal by a third party in the event of a dispute of such valuation by Warrant holder; provided that, in the case of an exercise in connection with a Cash Exit Transaction, the cash consideration paid per share of Reorganized Key Common Stock in such Cash Exit Transaction shall be deemed to be the value of a share of Reorganized Key Common Stock.

[1]	The “Base Share Count” shall equal the sum of (1) the issued and outstanding shares on the Plan Effective Date calculated after giving effect to (w) the shares issued on account of the Percentage Put Premium (x) shares issued on account of the Senior Notes Exchange, (y) the Equity Distribution Shares, and (z) the shares issued in connection with the consummation of the Rights Offering, including all shares issued to the Backstop Participants under the Backstop Agreement on account of the Rights Offering, but prior to (a) the shares issued pursuant to the New MIP, if any, (b) the Incremental Liquidity Facility Shares, if any, and (c) the shares issued on account of the Dollar Put Premium, plus (2) the shares issuable upon exercise of the Warrants. Each of the 4-Year Warrants and 5-Year Warrants shall be for an equal number of shares of Reorganized Key Common Stock and the Warrants shall collectively equal 10% of the Base Share Count. The Base Share Count and the components thereof shall be calculated in a manner consistent with the illustrative calculations provided in Schedule 4 to the Plan Term Sheet.

(3) Exit Transactions.

In the event of a sale of all or substantially all of Reorganized Key’s assets or the sale of all or substantially all of the then-outstanding shares of Reorganized Key Common Stock, or a merger or consolidation by Reorganized Key with or into another person, or any other similar extraordinary transaction involving Reorganized Key or the Reorganized Key Common Stock not otherwise accounted for pursuant to Section 4 below (an “Exit Transaction” and an Exit Transaction in which holders of Reorganized Key Common Stock receive solely cash in exchange for their shares of Reorganized Key Common Stock, a “Cash Exit Transaction”), Reorganized Key will give notice of the Exit Transaction to the Warrant holders as promptly as reasonably practicable upon execution of the agreement providing for such Exit Transaction. Solely in the case of a Cash Exit Transaction, if the Warrant holders elect not to exercise their Warrants, then the Warrants will expire on the consummation of such Exit Transaction and be cancelled for no consideration; provided, however, that if the cash consideration paid per share of Reorganized Key Common Stock in such Cash Exit Transaction exceeds the exercise price of any Warrant, the holder of such Warrant shall be entitled to receive a cash payment equal to (i) the amount of such excess multiplied by (ii) the number of shares underlying such Warrant. In the case of any other Exit Transaction (including an Exit Transaction involving partial cash consideration), a Warrant holder’s right to receive shares of Reorganized Key Common Stock upon exercise of a Warrant shall be converted into the right to exercise such Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Reorganized Key Common Stock issuable upon exercise of such Warrant immediately prior to such Exit Transaction would have been entitled to receive upon consummation of such Exit Transaction.

(4) Antidilution Adjustments. The Warrants will contain customary antidilution adjustments that will apply in the event of stock dividends, subdivisions, combinations and reclassifications.

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Exhibit B

Transfer Agreement

TRANSFER AGREEMENT

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Plan Support Agreement, dated as of August 24, 2016 (the “Agreement”), by and among (x) Key Energy Services, Inc., a Maryland corporation, and each of its subsidiaries party thereto, (y) [TRANSFEROR’S NAME] (“Transferor”) and (z) certain other Supporting Creditors party thereto, and (i) agrees to be bound by the terms and conditions of the Agreement to the extent Transferor was thereby bound, (ii) hereby makes all representations and warranties made therein by all other Supporting Creditors (as defined in the Agreement), and (iii) shall be deemed a Supporting Creditor under the terms of the Agreement, in each case, solely with respect to the Transferred Claims. The Transferee is acquiring Senior Notes Claims and/or Term Loan Claims, as the case may be, from Transferor in the amounts set forth on Schedule 1 hereof (the “Transferred Claims”). All notices and other communications given or made pursuant to the Agreement shall be sent to the Transferee at the address set forth below in the Transferee’s signature below.

Date Executed:

[TRANSFEREE]

By:
Name:
Title:

Address:

Attn:
Fax:
Email:

Exhibit C

Limited Consent and Second Amendment to Loan Agreement Consent and Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement

[See separate attachment]

LIMITED CONSENT AND SECOND AMENDMENT TO LOAN AGREEMENT AND AMENDMENT No. 3 TO LIMITED CONSENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT

This Limited Consent and Second Amendment to Loan Agreement Consent and Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement (this “Agreement”), dated as of August 24, 2016, is among KEY ENERGY SERVICES, INC., a Maryland corporation (the “Company”), KEY ENERGY SERVICES, LLC, a Texas limited liability company (“Key Energy LLC”, and together with the Company, collectively, “Borrowers”), certain subsidiaries of the Borrowers as Guarantors, Lenders and Co-Collateral Agents party to this Agreement and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrowers, certain subsidiaries of Borrowers as Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Collateral Agents, are parties to that certain Loan and Security Agreement dated as of June 1, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”; capitalized terms not otherwise defined herein having the definitions provided therefor in the Loan Agreement) and to certain other documents executed in connection with the Loan Agreement;

WHEREAS, Borrowers, certain subsidiaries of Borrowers as Guarantors, the Lenders party thereto, and the Administrative Agent are parties to that certain Limited Consent to Loan Agreement and Forbearance Agreement, dated as of May 11, 2016 (the “Limited Consent and Forbearance Agreement”);

WHEREAS, substantially concurrently herewith, Borrowers are entering into a Plan Support Agreement, an executed copy of which is attached as Exhibit A (the “Plan Support Agreement”);

WHEREAS, the Borrowers have requested that the Lenders consent to the prepayment of the Term Loans in an amount of up to $10,000,000 (of which $9,859,637.11 will be applied to pay the principal amount thereof and $140,362.89 will be applied in payment of accrued but unpaid interest thereon) (such payment, the “Specified Term Loan Repayment”);

WHEREAS, the Lenders are willing to provide such consent on terms and subject to conditions set forth herein;

WHEREAS, the Borrowers have further requested that the Lenders and the Administrative Agent amend the Limited Consent and Forbearance Agreement as set forth herein; and

WHEREAS, the Lenders and the Administrative Agent are willing to so amend the Limited Consent and Forbearance Agreement on terms and subject to conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

NOW, THEREFORE, the parties hereto agree as follows:

1. Limited Consent. Notwithstanding anything to the contrary contained in the Loan Agreement, Administrative Agent and the Lenders signatory hereto constituting Required Lenders hereby consent to the Specified Term Loan Repayment, provided that (i) the Specified Term Loan Repayment is made on or before August 25, 2016 and (ii) no proceeds of Revolver Loans are used to fund the Specified Term Loan Repayment.

The consent contained in this Section 1 is limited and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver of (a) any Default or Event of Default or (b) any term or condition of the Loan Agreement and the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by the Administrative Agent or any Lender to anything other than the specific purpose set forth herein and (iv) shall not constitute a custom or course of dealing among the parties hereto.

2. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

2.1 Section 1.1 of the Loan Agreement is amended by

(a) deleting the percentage “103%” in the definition of “Cash Collateralize” and inserting the percentage “105%” in lieu thereof; and

(b) inserting the following new defined term in its appropriate alphabetical order:

“Plan Support Agreement: as defined in that certain Limited Consent and Second Amendment to Loan Agreement and Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement, dated as of August 24, 2016, 2016, among Borrowers, Guarantors, the Administrative Agent and Lenders party thereto (the “Limited Consent and Second Amendment and Amendment No. 3 to Forbearance Agreement”).”

2.2 Section 2.2 of the Loan Agreement is amended and restated to read in its entirety as follows:

“2.2. Termination of Obligations to Extend Credit.

2.2.1 Termination of Obligations to Extend Credit. Notwithstanding anything in this Section 2, in this Agreement or in any other Loan Document to the contrary, effective 11:59 p.m. (Central Time) on August 24, 2016 (the “Credit Extension Termination Time”), all obligations of the Administrative Agent, Issuing Banks and Lenders to fund any Loans, issue or arrange for issuance of any Letters of Credit, increase, renew, extend or otherwise amend any existing Letter of Credit, or otherwise extend any credit or financial accommodations under this Agreement or any other Loan Documents, shall each automatically terminate without any further action or notice from any party; provided, that, with respect to any Letter of Credit outstanding as of the Credit Extension Termination Time that has a stated termination date in 2016 (each such Letter of Credit, a “Specified Letter of Credit”), the Issuing Banks agree, following a receipt of an LC Application, to either (A) send to the applicable beneficiary an amendment to the applicable Specified Letter of Credit that amends its expiry date to March 31, 2017 or (B) as long as the existing Specified Letter of Credit has been validly cancelled prior thereto, issue a new Letter of Credit in replacement of the cancelled Specified Letter of

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Credit which has the same terms as the cancelled Specified Letter of Credit but for the expiry date which will be March 31, 2017 (the first such extension of an expiry date as to each such Specified Letter of Credit, the “Contemplated Extension”). Notwithstanding any of the foregoing to the contrary, each of the Lenders and the Borrowers hereby irrevocably authorizes the Issuing Banks to, in their discretion after the Credit Extension Termination Time, either deliver to the beneficiary of any “evergreen” Letter of Credit a notice of a non-renewal of such Letter of Credit, which notice such Issuing Bank may deliver at such time as such Issuing Bank elects, or refrain from delivering such notice and therefore effectively renew such “evergreen” Letter of Credit; provided that, except with respect to any Contemplated Extension, at least 15 Business Days prior to the date a non-renewal notice must be delivered pursuant to the terms of the applicable “evergreen” Letter of Credit (or such shorter period of time agreed to by each Co-Collateral Agent), the applicable Issuing Bank shall deliver a written notice to the Co-Collateral Agents that it intends to refrain from delivering a non-renewal notice, and if the Co-Collateral Agents do not approve in writing (which may be by email) such renewal (or if either of them confirms that it does not approve such renewal (which confirmation may be by email)) within five Business Day of receiving the applicable Issuing Bank’s notice, such Issuing Bank shall deliver a non-renewal notice to the beneficiary of such “evergreen” Letter of Credit prior to the requisite date such non-renewal notice must be delivered. No Issuing Bank Indemnitee shall be liable or otherwise responsible to any Lender, Borrower or other Person for such Issuing Bank’s delivery of a non-renewal notice or for refraining from delivering a non-renewal notice with respect to any “evergreen” Letters of Credit issued by it in accordance with the foregoing, and the Lenders acknowledge and agree that each such “evergreen” Letter of Credit extended (or not extended, as the case may be) pursuant to the foregoing shall be deemed to be and constitute a Letter of Credit that is permitted to be issued and extended (or not extended, as the case may be) under this Agreement and that each Lender has irrevocably and unconditionally purchased such Lenders’ Pro Rata participations in all LC Obligations with respect thereto each “evergreen” Letter of Credit that is as so extended (or not extended, as the case may be).

2.2.2 Continuing Rights and Obligations. Notwithstanding anything in this Section 2, in this Agreement or in any other Loan Document to the contrary, all provisions of the Loan Documents that by their terms survive any termination in whole or in part of the obligation to extend credit hereunder, including all affirmative covenants in Section 10.1, all negative covenants in Section 10.2, Section 10.3, Sections 2.3, 3.2.2, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 13, 15.2, Section 4.6, and each indemnity or waiver given by any Obligor or Lender under any Loan Document, shall survive the termination of the obligations of Administrative Agent, Issuing Banks and Lenders pursuant to this Section.

2.2.3 Lenders’ Participation in the Existing Letters of Credit. It is understood and agreed that Lenders’ obligations to make payments to the Administrative Agent for the account of Issuing Banks on account of Lenders’ Pro Rata participations in all LC Obligations with respect to the Letters of Credit outstanding as of the Credit Extension Termination Time (including those Letters of Credit listed on Schedule 2.2 hereto), whether pursuant to Sections 2.3.2(b) and (c) or otherwise, shall continue and be of full force and effect at all times as long as such Letters of Credit remain outstanding, including following the Credit Extension Termination Time, the commencement of the Chapter 11 Cases referenced in the Plan Support Agreement or any other Event of Default described in Section 12.1(h).”

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2.3 Section 2.3.2(a) of the Loan Agreement is amended and restated to read in its entirety as follows:

“(a) If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans plus an additional two percent (2%) (for the avoidance of doubt, such interest rate shall be the Base Rate plus 5.5%) from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid under any and all circumstances whatsoever, including: (i) any lack of validity, enforceability, or legal effect of any Letter of Credit or this Agreement or any term or provision therein or herein; (ii) payment against presentation of any draft, demand or claim for payment under any Drawing Document which proves to be fraudulent, forged, or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit; (iii) Issuing Bank or any of its branches or affiliates being the beneficiary of any Letter of Credit; (iv) Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit; (v) the existence of any claim, set-off, defense or other right that any Borrower or any of its Subsidiaries may have at any time against any beneficiary, any assignee of proceeds, Issuing Bank or any other Person; (vi)any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.3.2(a), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Issuing Bank, the beneficiary or any other Person; or (vii) the fact that any Default or Event of Default shall have occurred and be continuing. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans (with interest at the interest rate for Base Rate Revolver Loans plus an additional two percent (2%) (for the avoidance of doubt, such interest rate shall be the Base Rate plus 5.5%)) in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.”

2.4 Section 3.1.1(a) of the Loan Agreement is amended and restated to read in its entirety as follows:

“(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at

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LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation not paid when due (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans; provided that, notwithstanding the foregoing, Obligations of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall bear interest as set forth in Section 2.3.2(a) hereof”.

2.5 Section 3.2.1 of the Loan Agreement is amended and restated to read in its entirety as follows:

“3.2.1 Unused Line Fee. Borrowers shall pay to Administrative Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily Revolver Usage during any quarter; provided, that in lieu of the foregoing, from and after the Credit Extension Termination Time until the date of any bankruptcy filing by or with respect to any Borrower, Borrowers shall pay to Administrative Agent, for the Pro Rata benefit of Lenders, a per diem fee equal to $2,134.49. Such fee shall be due and payable in arrears, on the first day of each calendar quarter, on date of the Credit Extension Termination Time, and on the date of any bankruptcy filing by or with respect to any Borrower.”

2.6 Section 4.6 of the Loan Agreement is amended to restate the first sentence thereof to read in its entirety as follows:

On the effective date of the termination of all Commitments (other than in accordance with Section 2.2 hereof), the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products to the extent permitted by the agreements covering such Bank Products

2.7 Section 12.1(a) of the Loan Agreement is amended and restated to read in its entirety as follows:

“(a) (i) Any Borrower fails to pay principal on any Loan when due (whether at stated maturity, on demand, upon acceleration or otherwise), (ii) any Borrower fails to pay the applicable Issuing Bank on the same day (or by 11:00 am Central time on the next Business Day with respect to draws as to which Borrowers receive notice of such draws after 3:00 pm Central time) such Issuing Bank honors any request for payment under a Letter of Credit the amount paid by such Issuing Bank under such Letter of Credit, or (iii) any Borrower fails to pay any interest, fee or any other Obligation, and such failure continues unremedied for a period of three (3) Business Days (it being understood and agreed that following an entry of a cash collateral order by the Bankruptcy Court (as defined in Plan Support Agreement) as

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contemplated by the Plan Support Agreement, failure by any Borrower to pay the Issuing Banks the amount paid by the Issuing Banks under the Letters of Credit and failure by any Borrower to pay any interests or fees shall be governed by the terms and provisions of such cash collateral order);”

2.8 Section 15.2 of the Loan Agreement is amended and restated to read in its entirety as follows:

“15.2 Indemnity.

EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON AND, IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE OR SOLE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim (a) that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result directly from the bad faith, gross negligence or willful misconduct of such Indemnitee or (b) arises out of or is in connection with any claim, litigation, loss or proceeding not involving an act or omission of any Borrower or any of its Affiliates and that is brought by an Indemnitee against another Indemnitee (other than against any Agent in its capacity as such); and Claims consisting of attorneys’ fees and expenses incurred by the Indemnitees will be limited to (a) the reasonable and documented fees, disbursements and other charges of no more than one firm of counsel to the Indemnitees taken as a whole (including Wells Fargo Bank, National Association, in its capacity as a Co-Collateral Agent, as an Issuing Bank, and as a Lender) and one firm of local counsel to the Indemnitees taken as a whole in each appropriate jurisdiction and, in the case of an actual or potential conflict of interest as determined by the affected Indemnitee Party, one additional counsel to such affected Indemnitee and (b) the reasonable and documented fees, disbursements and other charges of one firm of special counsel to Wells Fargo Bank, National Association, in its capacity as a Co-Collateral Agent and as an Issuing Bank.”

2.9 Schedule 2.2 to this Agreement is inserted in the Loan Agreement as Schedule 2.2 to the Loan Agreement.

3. Amendment to Limited Consent and Forbearance Agreement. The Limited Consent and Forbearance Agreement is hereby amended by:

3.1 amending and restating Section 2.1 thereof to read in its entirety as follows:

“2.1 Effective as of the date hereof, Administrative Agent and the Lenders signatory hereto, constituting Required Lenders, hereby agree that until the expiration or termination of the Forbearance Period, they will temporarily forbear from exercising default-related rights and remedies against the Borrowers or any

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other Obligor solely with respect to (i) the Alleged Asset Coverage Ratio Default and any failure to satisfy Section 10.3.2 of the Loan Agreement from and after September 30, 2016; (ii) the accuracy of any Compliance Certificate insofar as it concerns the Asset Coverage Ratio as of March 31, 2016; (iii) from and after the date of any payment pursuant to the FCPA Resolution (as defined below), failure to satisfy the financial covenants contained in Section 10.3.3 of the Loan Agreement and any default arising pursuant to Section 12.1(j) of the Loan Agreement, (iv) from and after the Credit Extension Termination Time, any failure to comply with Section 10.3.1 of the Loan Agreement; (v) any cross-default to the Term Loan Agreement or Senior Notes Indenture arising from matters that are subject to the forbearance pursuant to Section 12 of the Plan Support Agreement for so long as such forbearance shall remain in effect (collectively, the “Subject Defaults”); provided, however, that nothing herein shall restrict, impair or otherwise affect any Lender’s or the Administrative Agent’s rights and remedies under any agreements (including, without limitation, the Intercreditor Agreement) containing subordination provisions in favor of any or all of the Lenders or the Administrative Agent (including, without limitation, any rights or remedies available to the Lenders or the Administrative Agent as a result of the occurrence or continuation of the Alleged Asset Coverage Ratio Default) or amend or modify any provision thereof. As used herein, “FCPA Resolution” means the valid and binding cease and desist order entered by the SEC on August 11, 2016 and effective as of August 11, 2016.”

3.2 amending and restating Section 2.2 thereof to read in its entirety as follows:

“2.2 As used herein, the term “Forbearance Period” shall mean the period beginning on the date hereof and ending on the earlier to occur of (the occurrence of clause (i) or (ii), a “Termination Event”): (i) any Forbearance Default (as hereinafter defined) or (ii) November 1, 2016 at 11:59 p.m. New York time. As used herein, the term “Forbearance Default” shall mean (A) the occurrence of any Default or an Event of Default other than the Subject Defaults, (B) the failure of any Borrower or any other Obligor to comply timely with any term, condition, or covenant set forth in this Agreement, (C) the failure of any representation or warranty made by any Borrower or any other Obligor under or in connection with this Agreement to be true and complete in all material respects as of the date hereof, (D) the repudiation and/or assertion of any defense by any Obligor with respect to this Agreement or any Loan Document or the pursuit of any claim by any Obligor against the Administrative Agent, any Issuing Bank, any Lender, or any other Indemnitee of any of the foregoing, and/or (E) the termination or expiration of any other forbearance granted by another creditor of any of the Obligors (including of the forbearance pursuant to Section 12(a) or Section 12(b) of the Plan Support Agreement) or taking of an enforcement action or other exercise of any or all rights and remedies (including delivery of any notice of default or event of default or similar notice) by any such creditor (including by the Term Loan Agent, any “Lender” under (and as defined in) the Term Loan Credit Agreement or any other holder of obligations under the Term Loan Credit Agreement or by any holder of obligations under the Senior Notes Indenture) or acceleration by such creditor of indebtedness owing to such creditor, including, without limitation, by the Term Loan Agent, any “Lender” under (and as defined in) the Term Loan Credit

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Agreement or any other holder of obligations under the Term Loan Credit Agreement or by an holder of obligations under the Senior Notes Indenture.”

4. No Other Amendments or Waivers.

This Agreement, and the terms and provisions hereof, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the limited consent to the Loan Agreement expressly set forth in Section 1 hereof, the amendments to the Loan Agreement expressly set forth in Section 2 hereof and the amendments to the Limited Consent and Forbearance Agreement expressly set forth in Section 3 hereof, the Loan Agreement and the Limited Consent and Forbearance Agreement shall remain unchanged and in full force and effect. Except as expressly set forth in Section 1, Section 2 and Section 3 hereof, the execution, delivery, and performance of this Agreement shall not operate as a waiver of or as an amendment of, any right, power, or remedy of Administrative Agent or the Lenders under the Limited Consent and Forbearance Agreement, the Loan Agreement or any of the other Loan Documents as in effect prior to the date hereof, nor constitute a waiver of any provision of the Limited Consent and Forbearance Agreement, the Loan Agreement or any of the other Loan Documents. The agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance under the Limited Consent and Forbearance Agreement, the Loan Agreement or other Loan Documents, and shall not operate as a consent to any further or other matter, under the Loan Documents.

5. Use of Cash Collateral.

By their signatures below, Administrative Agent and the Lenders signatory hereto constituting Required Lenders hereby (a) consent to the use of cash collateral on the terms set forth in Exhibit 2 to the Plan Term Sheet (as defined in the Plan Support Agreement) as in effect on the date hereof (the “Cash Collateral Order Term Sheet”) in connection with a chapter 11 bankruptcy filing by the Borrowers as contemplated by the Plan Support Agreement and (b) acknowledge and agree that the consent of the Term Loan Agent (as defined in the Plan Support Agreement) and the Supporting Term Lenders (as defined in the Plan Support Agreement) to use of cash collateral is contingent on the provisions set forth in the Cash Collateral Order Term Sheet as in effect on the date hereof being reflected in the cash collateral orders entered by the Bankruptcy Court (as defined in the Plan Support Agreement) in a manner reasonably satisfactory to the Term Loan Agent and the Required Consenting Term Lenders (as defined in the Plan Support Agreement), and agree, for so long as this Agreement is in effect, to use commercially reasonable efforts to cause the provisions on the Cash Collateral Order Term Sheet as in effect on the date hereof to be reflected in the cash collateral orders entered by the Bankruptcy Court in a manner reasonably satisfactory to the Term Loan Agent and the Required Consenting Term Lenders and not to consent to the entry of any cash collateral orders that fail to include the provisions set forth on the Cash Collateral Order Term Sheet as in effect on the date hereof in a manner reasonably satisfactory to the Term Loan Agent the Required Consenting Term Lenders (this paragraph being the “Cash Collateral Provision”).

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The Term Loan Agent and the Supporting Creditors (as defined in the Plan Support Agreement) are express third party beneficiaries of the Cash Collateral Provision and this Section, and the terms and provisions of this Section expressly inure to the benefit of the Term Loan Agent and the Supporting Creditors, who shall be entitled to rely on and enforce the provisions of this Section.

The Administrative Agent and the Lenders agree that money damages would be an insufficient remedy for any breach of this Section and the Term Loan Agent and the Supporting Creditors, as applicable, shall be entitled to specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring the applicable party to comply promptly with any of its obligations hereunder, and each of the Administrative Agent and the Lenders, and by acceptance of the benefits of this Section, the Term Loan Agent and the Supporting Creditors, as applicable, agree to waive any requirement for the securing or posting of a bond in connection with such remedy, as the sole remedy to which such non-breaching party will be entitled, at law or in equity. Each of the Administrative Agent and the Lenders, and by acceptance of the benefits of this Section, the Term Loan Agent and the Supporting Creditors, agree that such relief will be their only remedy against the applicable other party with respect to any such breach, and that in no event will the Administrative Agent and the Lenders or the Term Loan Agent and the Supporting Creditors be liable for monetary damages (including consequential, special, indirect or punitive damages or damages for lost profits) other than attorneys’ fees and costs.

Notwithstanding anything to the contrary contained in this Agreement, this Section may not be amended, supplement, waived or otherwise modified without the prior written consent of the Term Loan Agent and the Supporting Creditors.

6. Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on the date hereof:

6.1 Execution of Agreement. Each Obligor, Administrative Agent, Issuing Banks and the Required Lenders shall have duly executed and delivered this Agreement.

6.2 Accuracy of Representations and Warranties. All representations and warranties contained in Section 5 hereof shall be true and correct in all respects.

6.3 Plan Support Agreement. Receipt by the Administrative Agent of evidence reasonably satisfactory to Administrative Agent that the Plan Support Agreement has been entered into by all requisite parties thereto.

6.4 Amendment Fee. Receipt by the Administrative Agent, for the benefit of each Lender that executes and delivers a counterpart of this Agreement by 5:00 p.m. (Central Time) on August 25, 2016 (each such Lender, a “Consenting Lender”), in an amount equal to the product of each such Consenting Lender’s Revolver Commitment (as in effect immediately prior to the effectiveness of this Agreement) multiplied by 0.0025.

7. Representations and Warranties. Each Obligor hereby jointly and severally represents and warrants to Administrative Agent and Lenders, that

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7.1 the execution, delivery and performance by the Obligors of this Agreement:

(a) are within each Obligor’s corporate, limited liability company or partnership powers, as applicable, and have been duly authorized by all necessary corporate, limited liability company or partnership, as applicable, and, if required, equity holder action (including, without limitation, any action required to be taken by any class of directors or other governing body of any Obligor or any other Person, whether interested or disinterested, in order to ensure the due authorization of the execution, delivery and performance by the Obligors of this Agreement);

(b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or other equity holders or any class of directors or other governing body, whether interested or disinterested, of any Obligor or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, or could not reasonably be expected to have a Material Adverse Effect,

(c) will not violate any Sanctions and Applicable Law or any Organic Documents of any Obligor or any Restricted Subsidiary, or any order of any Governmental Authority,

(d) will not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by any Obligor or any Restricted Subsidiary and

(e) will not result in the creation or imposition of any Lien on any Property of any Obligor or any Restricted Subsidiary (other than the Liens created by the Loan Documents);

7.2 this Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

7.3 no Default or Event of Default has occurred and is continuing.

8. Reaffirmation. Each of the Obligors hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect. Each Obligor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect, effect and that all of its obligations thereunder (other than as expressly amended hereby) shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.

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9. General Release; Indemnity.

9.1 In consideration of, among other things, the Administrative Agent’s, Issuing Banks’ and the Lenders’ execution and delivery of this Agreement, each of Borrowers and the other Obligors, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Administrative Agent, Co-Collateral Agents, Issuing Banks, Lenders and other Secured Parties (sometimes referred to herein individually as a “Lender Party,” and collectively as the “Lender Parties”) in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the date of this Agreement, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Obligations, Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among the Borrowers and the other Obligors, on the one hand, and any or all of the Lender Parties, on the other hand, relating to any or all of the obligations, documents, transactions, actions or omissions referenced in clause (i) hereof, but only to the extent such dealings or relationships relate to any or all of the obligations, documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Agreement, each Borrower and each other Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of this Agreement, the Loan Agreement, the other Loan Documents and the Full Payment of the Obligations.

9.2 Borrowers and other Obligors each hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of any Borrower, any other Obligor, or any of their respective Subsidiaries, whether asserted or unasserted, in respect of any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of or relating to the Obligations, the Loan Agreement, the other Loan Documents, this Agreement or any other document executed and/or delivered in connection herewith or therewith; provided, that neither any Borrower nor any other Obligor shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of any Releasee as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrowers and other Obligors each agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law. The foregoing indemnity shall survive the termination of this Agreement, the Loan Agreement, the other Loan Documents and the Full Payment of the Obligations.

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9.3 Each of Borrowers and other Obligors, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Borrower or any other Obligor pursuant to Section 7.1 hereof. If any Borrower, any other Obligor or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrowers and other Obligors, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

10. Miscellaneous.

10.1 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

10.2 Governing Law. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

10.3 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

10.4 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties and their respective successors and assigns.

10.5 References. Any reference to the Limited Consent and Forbearance Agreement and the Loan Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

10.6 Loan Document. This Agreement shall be deemed to be and shall constitute a Loan Document.

10.7 Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Loan Agreement. The Limited Consent and Forbearance Agreement, the Loan Agreement and each of the Loan Documents remain in full force and effect.

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10.8 Entire Agreement. This Agreement constitutes the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

10.9 Counterparts; Execution. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Administrative Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any signature, contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

KEY ENERGY SERVICES, INC.

By	/s/ J. Marshall Dodson
Name:	J. Marshall Dodson
Title:	SVP, CFO and Treasurer

KEY ENERGY SERVICES, LLC.

By	/s/ J. Marshall Dodson
Name:	J. Marshall Dodson
Title:	SVP, CFO and Treasurer

GUARANTOR:

KEY ENERGY MEXICO, LLC

By	/s/ J. Marshall Dodson
Name:	J. Marshall Dodson
Title:	SVP, CFO and Treasurer

[Signature Page to Limited Consent and Second Amendment to

Loan Agreement Consent and

Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement]

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent, Issuing Bank and a Lender

By	/s/ Brandon Watkins
Name:	Brandon Watkins
Title:	Senior Vice President

[Signature Page to Limited Consent and Second Amendment to

Loan Agreement Consent and

Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and Issuing Bank

By	/s/ Nathan McIntosh
Name:	Nathan McIntosh
Title:	Duly Authorized Signer

[Signature Page to Limited Consent and Second Amendment to

Loan Agreement Consent and

Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement]

Exhibit A

Plan Support Agreement

(to be attached)

SCHEDULE 2.2

to

Loan and Security Agreement

OUTSTANDING LETTERS OF CREDIT

Applicant	Beneficiary	Issuer	LC#	Expiry Date	Amount
Key Energy Services, Inc.	Highlands Insurance	Wells Fargo Bank, National Association	NTS610035	December 1, 2016	$150,000.00
Key Energy Services, Inc.	Liberty Mutual Insurance	Wells Fargo Bank, National Association	NTS610034	November 30, 2016	$9,643,788.00
Key Energy Services, Inc.	ACE Insurance	Wells Fargo Bank, National Association	NTS651695	November 30, 2016	$28,488,900.00
Key Energy Services, LLC.	Bond Safeguard Insurance Company and/or Lexon Insurance Company and/or Boston Indemnity Group and/or Ironshore Specialty Insurance Company and/or Ironshore Indemnity, Inc.	Bank of America, N.A.	68123768	February 10, 2017	$244,000.00